Prospectus Supplement (Sales Report) No. 2 dated January 18, 2011 to Prospectus dated January 7, 2011	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 7, 2011 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 7, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 610280

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
610280	$10,000	$10,000	6.17%	1.00%	January 18, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 610280. Member loan 610280 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	Kings County District Attorney's Office	Debt-to-income ratio:	4.67%
Length of employment:	10+ years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Kings County District Attorney's Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I work for the City of New York (10 years so far). Unionized worker, so my job is very stable. My monthly spending budget is between $1,100-$1200 Recently married. Just purchased a timeshare which was payed off in full. I just prefer to have a little extra money handy for an eventual upgrade of my freelance business (graphic design) and a few other projects, I have an excellent credit history and steady income. Borrower added on 01/03/11 > timeshare *paid* in full (please excuse the typo)

A credit bureau reported the following information about this borrower member on December 9, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,942.00	Public Records On File:	0
Revolving Line Utilization:	9.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hello, Thank you for the interest in supporting my loan. To answer your question, I currently live in a family owned home which I have lived in since birth. The house has been in my family for over 30 years and was paid off a while back. Due to this lucky circumstance, my only real expenses are utilities and upkeep.
What is it you plan on using the requested funds for?	Hello, Thanks for the interest. The main reason I am requesting the funds is to be able to upgrade some of my equipment for my freelance business. I do illustration and graphic design work and upgrading certain aspects will allow for quicker turnaround time on jobs. In particular, the Wacom Cintiq which allows an illustrator to draw/paint/animate/etc. using a pen directly onto the screen. It will probably cut production time in half. Since I work full time during the day, the time saved using this equipment enables me to take bigger jobs that I have been turning down recently due to lack of time.

Member Payment Dependent Notes Series 621987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
621987	$5,000	$5,000	6.54%	1.00%	January 12, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 621987. Member loan 621987 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Virtucom Group	Debt-to-income ratio:	13.39%
Length of employment:	6 years	Location:	Baldwinsville, NY

Home town:
Current & past employers:	Virtucom Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I plan to use my load to consolidate bills at a lower ineterest rate and use some of the money saved for a well deserved vacation. I expect to receive a sizable bonus this spring that should cover much of the loan. My job is very stable as I work for a vastly growing company and at 35 years old I am the longest tenured employee as a the technology manager. Borrower added on 01/09/11 > I have plenty of funds available in my monthly budget to adequately pay off this loan. In my credit history I frequently overpay the minimal monthly payments by hundrends of dollars. Having this load issues at a lower interest rate will actually save me money in my monthly budget in the long run and comes with no risk for investors because the payment will be automatically withdrawn from my checking account which has been established for 15 plus years. Borrower added on 01/09/11 > I would just like to add that the company I work for is very stable and vastly growing. When I started employment 6 years ago right out of college we only had 10 employees. Servicing top online retailers (fortune 500 companies) we are one of the few companies who have continued to grow even through the economic downturn. The company now stands at 100 employees. I feel proud to have been an instrumental part of our growth by introducing new innovation and technologies.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	44
Revolving Credit Balance:	$1,751.00	Public Records On File:	1
Revolving Line Utilization:	26.10%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 623184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
623184	$15,000	$15,000	6.91%	1.00%	January 18, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 623184. Member loan 623184 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,138 / month
Current employer:	GOOD'O BEVERAGE COMPANY	Debt-to-income ratio:	11.54%
Length of employment:	4 years	Location:	TEANECK, NJ

Home town:
Current & past employers:	GOOD'O BEVERAGE COMPANY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,453.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Citi Credit Card $10,600.00 22.9% APR Will Pay it Off Macy's AMEX $1,950.00 27.9% APR Will pay it Off Bloomingdale credit card $2,400.00 19.5% APR Will pay it off

Member Payment Dependent Notes Series 627278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
627278	$4,000	$4,000	9.62%	1.00%	January 13, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 627278. Member loan 627278 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,250 / month
Current employer:	n/a	Debt-to-income ratio:	3.64%
Length of employment:	n/a	Location:	San Francisco, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	24
Revolving Credit Balance:	$3,900.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 629653

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
629653	$20,000	$20,000	15.57%	1.00%	January 12, 2011	January 12, 2016	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 629653. Member loan 629653 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Tile Gallery	Debt-to-income ratio:	19.71%
Length of employment:	9 years	Location:	Blue Bell, PA

Home town:
Current & past employers:	Tile Gallery
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 8, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	59
Revolving Credit Balance:	$24,921.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Tile Gallery?	Type your answer here. I am an outside sales representative. My responsibilities include: maintaining and growing sales for 80 retail flooring accounts. The Tile Gallery imports, warehouses and distributes high end flooring tile to retail, contractors, designers and architects.
My questions: (1) Initially selected 5-years length for loan's repayment terms. How long are you realistically expecting to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; 371 loans listed today. Not all will 100 percent fund, especially $15K - 25K. 14-day listing overlaps funding slowest period; 12/25 to 01/02 includes two 3-day weekend holidays within 10-days. Loans 60 percent plus funded when the listing time expires automatically eligible for issue. When time expires, IF loan 60 percent PLUS funded, will you accept partially funded loan? (Advantageous to accept the partially funded lower APR interest loan because you can pay off higher APR interest debts. After 6-months of on time payments, borrower's automatically are eligible to relist loan for unfunded $ amount or list new loan.) Holiday's Best Wishes. Lender: 505570 Screen ID: U S Marine Corps Retired Va Bch, Va	Type your answer here. I'm hoping that I can pay off the loan faster than 5 years. This consoloidation loan is going to be my main finacial goal to pay off and any extra money I recieve it will go towards paying down the balance of this loan. I would like to recieve the 100 percent but would consider partially funded loan.

Member Payment Dependent Notes Series 630826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
630826	$25,000	$25,000	12.98%	1.00%	January 13, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 630826. Member loan 630826 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Exterran	Debt-to-income ratio:	22.19%
Length of employment:	2 years	Location:	BEAUMONT, TX

Home town:
Current & past employers:	Exterran
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > We plan to use these funds for consolidation. We have an excellent history of paying our bills on time. I have a very stable job.

A credit bureau reported the following information about this borrower member on December 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,735.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, The balance of our mortgage loan is $80,000 and the market value is $83,000. I hope this helps. Thank you.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Hello, I apologize for the delay in answering your question, I was just a bit uneasy about sending the information you requested via email. The loan will be used to pay off two credit cards, one with a balance of $11,700 at 11.99% APR and the other with a balance of $12,000 at 15.99% APR. The monthly payments add up to about $720 a month. The loan we are seeking with Lending Club has a monthly payment of $568. It will allow us to have a lower monthly payment so that we can pay a little more than the minumum payment each month, therefore paying it off sooner. That is our goal. My job entails both leasing and selling compression and production equipment to the oil and gas industry. Please let me know if yiou any other questions. Thank you.
Please list balances, APRs, and monthly payments for the debt you intend to consolidate with this loan. Thanks!	Hello, I apologize for the delay in answering your question, I was just a bit uneasy about sending the information you requested via email. The loan will be used to pay off two credit cards, one with a balance of $11,700 at 11.99% APR and the other with a balance of $12,000 at 15.99% APR. The monthly payments add up to about $720 a month. The loan we are seeking with Lending Club has a monthly payment of $568. It will allow us to have a lower monthly payment so that we can pay a little more than the minumum payment each month, therefore paying it off sooner. That is our goal. Please let me know if yiou any other questions. Thank you.
What comprises the remainer of your "Revolving Credit Balance: $45,735.00" reported here? Also, what steps have you taken to avoid overextending your credit in future? Thanks.	Hi, I'm not sure what you mean when you say the remainder of our "Revolving Credit Balance". What else are you considering? Getting this loan to consolidate some of what we owe is one step involved in avoiding future problems. We are not using credit cards and are working on paying off what we owe. I hope this helps. Thankyou.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	Hello, Here are the monthly income and expenses you asked for: 1. Montly Net Income - base $4000 + commissions (they vary from a couple of hundred to $5000 per month) 2. Mortgage - $730 3. Car - $800 4. Utilities - $200 5. Insurance - $130 6. Phone (house and cell) - $75 7. Intenet - $15 8. Food - $400 9. Childcare - $300 Yes, I am the sole wage earner. My wife stays at home with our children. Our four year old goes to Mother's Day Out for socialization and learning. We would greatly appreciate your investment in us to help us accomplish our goal of becoming debt free. We are serious about getting what we owe paid off and and are dedicating all of our resources to do so. We will not let you down. Thank you.
Here is what LC Lenders have easy access to via LC: "Revolving Credit Balance: $45,735.00; ... Revolving Line Utilization: 40.50%." It is on this basis that I asked my Q, "What comprises the remainer of your "Revolving Credit Balance: $45,735.00" reported here?" If you believe this information from LC is incorrect, please ask them for clarification, after which an answer to my Q would be appreciated. I have substantial LC funds to invest, and you are only 37% funded with 7 days left (most loans I see with 7 d left are further along than this).	Hello, Thank you for your patience. The remainder of our "Revolving Credit Balance" is comprised of three credit card balances. One at 7.9 % APR, one at 3.99% and the other at 2.99%. While we regret our financial postion, "It is what it is" and all we can do now is move forward and work to pay off what we owe. We are serious about paying off our debt and are dedicating all of our resources to do so. We would greatly appreciate your investment to assist us in our goal. We won't let you down. Thank you.
thanks for your answer, it looks like you are making responsible decisions about getting your finances under control -- i will contribute toward funding your loan.	Thank you very much!!
You must understand this is a big loan and most loans do not fund. To help you get the loan funded, may I ask the following: What is your budget for the next 2 years if the loan does not fund? What is your budget for the next 2 years if the loan does fund? Will you verify your income? You can do this by contacting LC by phone 866 754-4094, 8am-5pm Monday-Friday or email: support@lendingclub.com and tell LC that you WANT them to verify your income to help your chance of your loan fully funding. You will need to send LC pay stubs, w2 etc by email or fax. (Sometimes LC tells you don???t NEED to verify your income, which is true. It???s also true that funders do not NEED to fund your loan. If LC verifies your income, it greatly increases your chances of being funded and not having your loan request rejected) Good Luck.	Hi, Our budget will remain the same even if we do not get the loan. The Lending Club loan payment is about $150 less than the minumum payments we are making each month for the credit cards we intend to pay off with this loan. We have made changes in our budget and have cut spending. We have recently downsized our home from $150,000 to $83,000. We are committed to doing this and are tired of owing money. We have already taken the necessary steps to verify our income with Lending Club. We would greatly appreciate any assistance you can give us. Thank you for your consideration.

Member Payment Dependent Notes Series 631137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
631137	$7,500	$7,500	14.83%	1.00%	January 12, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 631137. Member loan 631137 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,498 / month
Current employer:	Lusk Mechanical	Debt-to-income ratio:	10.52%
Length of employment:	3 years	Location:	MC DANIELS, KY

Home town:
Current & past employers:	Lusk Mechanical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > Loan will be used to pay off two credit cards. One will be closed. Only remaining debts will be home, car and this small loan.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,118.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.The only mortgage is a 1st mortgage, $113k. Got about $10,000 in equity in the home.
What do you do at Lusk Mechanical?	Type your answer here.Pipefitter

Member Payment Dependent Notes Series 632222

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
632222	$25,000	$25,000	10.36%	1.00%	January 18, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 632222. Member loan 632222 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	KBS MANAGEMENT, INC	Debt-to-income ratio:	21.95%
Length of employment:	10+ years	Location:	LIVINGSTON, TX

Home town:
Current & past employers:	KBS MANAGEMENT, INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > THANKS IN ADVANCE FOR YOUR SUPPORT Borrower added on 01/12/11 > 4 days left, trying to figure out why my loan is not funding. Its a great investment,

A credit bureau reported the following information about this borrower member on December 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1985	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,755.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list balances, APRs, and monthly payments for the cards you would pay off with this loan. thanks!	My plans are to pull 20000.00 out of savings and with the 25000.00 from lending club pay all but 5000.00 of everything but mortgage and auto's.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 457 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I currently and for the past 13 years Managed Kbs Management, inc. Kbs Management is a spin off of Kbs electrical distributed. KBSM is in the business to form alliances with Teaxs Electric Copos to provide them with 100% of thier electrical needs. We come onto thier site and pretty much take over all the responsibilities the coops warehouse used to perform. Current we have 5 alliances in Texas with annual sales of 20000000.00 My job is to keep everybody on both sides( kbs's and the coops) happy. I plan to pay the loan off sooner than 3 years. My plan is to take 20000.00 out of saving and borrow the rest to pay all debt except mortgage and autos off. I will except less than 100% funding. Thanks for your interest.
Are you the sole income earner in your household? Do you hold the title to your home under your *own* name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure) Please explain the 3 listed credit inquiries within the last 6 months.	i keep trying to answerb but when I put figures into the answer it doesn't let it go thru.
What are the current rates and balances on the debt you are consolidating? Thanks.	my rates are from 7.5% to retail cards that are 24%. I am going to take money out of savings to add to the loan to pay everything off.
My question is smiple. Will you pay this loan on time every time? Please be honest to all who are funding your loan. Good luck!	i am 45 years old and have never defaulted on a loan. I am at a point in my life were I do not need to have credit card debt. We have not charged on a credit card in over a year. I am just trying to get the debt behind me. Lending club looks like a place were I can make this happen. HAVE TRUST. THANKS

Member Payment Dependent Notes Series 632300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
632300	$12,000	$12,000	6.17%	1.00%	January 14, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 632300. Member loan 632300 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	State of Wisconsin	Debt-to-income ratio:	13.87%
Length of employment:	4 years	Location:	COTTAGE GROVE, WI

Home town:
Current & past employers:	State of Wisconsin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I plan to use these funds to pay off my credit card debt. I have stopped use on all cards and do not intend on pursuing any new applications anytime soon. I am a great borrower because i have a good credit score and never miss a payment that is due.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,835.00	Public Records On File:	0
Revolving Line Utilization:	18.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the State of Wisconsin?	I work as a web developer and IT support for the Educational Communications Board
What is the current rate and amounts owed on the debt you wish to consolidate?	between my husband and i, we have the credit card debt accumulated between us a bit from before we were married and cost of the wedding etc...between the 4 cards we owe on...(each with 9.99% or more rates) its about 12,000 we owe to date.

Member Payment Dependent Notes Series 633495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
633495	$5,000	$5,000	9.63%	1.00%	January 18, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 633495. Member loan 633495 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	European & US Car Service	Debt-to-income ratio:	12.48%
Length of employment:	3 years	Location:	Chicago , IL

Home town:
Current & past employers:	European & US Car Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,229.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I have two credit cards with balances left over from college. (chase $3500 29%, and amex $1500 around 17%) I was going to use the loan to pay those off and only have one payment at a lower rate.
Hello. Your proposed use of the money sounds solid. I do see that you have a revolving credit debt of $3,229. Is this a separate debt and at what APR? Wishing you the best in 2011.	That should be the chase card at 29%

Member Payment Dependent Notes Series 634355

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
634355	$16,000	$16,000	15.95%	1.00%	January 13, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 634355. Member loan 634355 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Pacific Gas and Electric Company	Debt-to-income ratio:	12.82%
Length of employment:	9 years	Location:	Clovis, CA

Home town:
Current & past employers:	Pacific Gas and Electric Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Hello! In March 2009, I submitted my first loan request (Wedding Go or Wedding No) for $11,200. It was fully funded by lenders such as yourself. Not only was I able to have a beautiful wedding with the funds but I paid the loan early and in full August of 2010. I purchased a home in December of 2010 and racked up some high interest credit cards for home improvements and repairs (approx $11,000). In an attempt to start 2011 on a clean slate, I am hoping to pay off all the balances, close the accounts and consolidate these debts into one payment. I am also relocating to another city (300 miles away) in February 2011 for my job and could use the extra funding for moving expenses, home repairs for confirmed renters, etc. I have a proven track record with Lending Club and I am also a veteran of the United States Marine Corps (1994-2001, Serageant, MOS 1142). I have and continue to be employed by the same company full time since 2001 and keep up with all my bills while maintaining good credit. Thank you for your attention and Semper Fi. Borrower added on 01/05/11 > From: support [mailto:support@lendingclub.com] Sent: Wednesday, January 05, 2011 10:38 AM To: JK Subject: RE: Your Lending Club Inquiry [CASE: 130359] Dear Julia, Thank you for your email. Your loan has already been approved by the Lending Club credit review team. There is nothing for you to provide. Regards, Lending Club Member Support For immediate answers to our most frequently asked questions, please visit our help page at http://www.lendingclub.com/kb. If you need assistance with your Lending Club account, please contact us at support@lendingclub.com. Our support offices are open Monday through Friday from 8 AM to 5 PM Pacific Time. Notes offered by prospectus filed with the SEC: https://www.lendingclub.com/info/prospectus.action. On 2011-01-05, 09:14, "JK" wrote: > Some potential lenders would like me to verify my income, what can I do to > manage these requests? > Thanks, Julia

A credit bureau reported the following information about this borrower member on December 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,164.00	Public Records On File:	0
Revolving Line Utilization:	89.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello! 1. Total Balance is $257,214 2. No HELOC 3. Current Value approx. 252K per Zillow.com 4. Purchased home 12/2009
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am a Senior Director's Assistant and Grant Coordinator in the Government Relations Dept of a utility company in California. I chose 5 years because I wanted to ensure I could manage the monthly payment and have it be no different than what I pay monthly now but separately for each bill. Ideally, like my first loan, I paid it off in a little over a year and I plan to do that as well. My goal is in less than 1.5-2 years. Yes, I may accept a partially funded loan depending on the amount funded of course. Thank you for your advice.
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it basically involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	Great, will do today.

Member Payment Dependent Notes Series 634629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
634629	$20,000	$20,000	6.91%	1.00%	January 13, 2011	January 9, 2014	January 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 634629. Member loan 634629 was requested on December 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	AARP	Debt-to-income ratio:	1.53%
Length of employment:	3 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	AARP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 26, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,815.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you confirm the debt-to-income ratio. thanks.	around 70% before this loan.
What do you do in AARP and what would you do this loan. If it's for debt consolidation, please list the balances, payments, interest and your monthly expenses. Thank you.	This is not a consolidation. There are unexpected health expenses in my family, which I'm assisting with.
What is it you plan on using the requested funds for?	There were some unexpected health related expenses in my family which i'm helping out with. The loan supplements my existing contribution toward these expenses.

Member Payment Dependent Notes Series 634925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
634925	$17,500	$17,500	6.17%	1.00%	January 13, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 634925. Member loan 634925 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,467 / month
Current employer:	Target	Debt-to-income ratio:	20.25%
Length of employment:	10+ years	Location:	Oviedo, FL

Home town:
Current & past employers:	Target
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Thanks for your consideration...

A credit bureau reported the following information about this borrower member on December 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,986.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Target?	I am the facility manager for my assign store. I repair and take care of the entire building.
What type of home improvement will the loan be used for? Are these improvements to your house or your son's house? Thanks in advance!	Both...my house needs new windows and I want to help him with a couple of things in his house...
Hi, I would like to invest in your loan, but the $29k in credit card debt that is listed is causing some apprehension. Are you currently paying only the minimum monthly payment on this debt, or are you trying harder to reduce the size of this debt? Also, will the extra $500 monthly payment of this loan be problematic?	Type your answer here.The 29,000 loan is a line of credit that we have been paying more then triple to bring it down quickly...Also the 500.00 will not be a problem. I'm going to help my son and he has always been a good contributor to his parents.

Member Payment Dependent Notes Series 635182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
635182	$12,450	$12,450	9.62%	1.00%	January 12, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 635182. Member loan 635182 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	U.S. Attorney's Office	Debt-to-income ratio:	13.57%
Length of employment:	3 years	Location:	Daphne, AL

Home town:
Current & past employers:	U.S. Attorney's Office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,478.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
As a Lending Club lendor we have a limited amount of credit information that we can view. However, after viewing the information provided by lending club I have some questions. Please answer the following: 1. How will this loan will be used? 2. What were the 3 credit inquiries in the past 6 months are for? 3. Do you plan to pay off this loan early? 4. How much do you still owe on your mortgage and what is the current value of your home (use zillow.com if you are unsure)? Thank you and good luck with the loan!	1. To re-finance auto loan/ower payments. 2. I'm not sure how to answer this question. Please be more specific regarding "credit inquiries." 3. No. 4. Both approximately $175,000
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1. Assistant federal prosecutor 2. 4 to 5 years 3. No

Member Payment Dependent Notes Series 635489

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
635489	$12,800	$12,800	9.62%	1.00%	January 18, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 635489. Member loan 635489 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	BronxWorks, Inc.	Debt-to-income ratio:	15.87%
Length of employment:	2 years	Location:	Astoria, NY

Home town:
Current & past employers:	BronxWorks, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,674.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 636283

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
636283	$10,000	$10,000	18.17%	1.00%	January 12, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 636283. Member loan 636283 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,275 / month
Current employer:	Larimer County	Debt-to-income ratio:	10.20%
Length of employment:	1 year	Location:	Fort Collins, CO

Home town:
Current & past employers:	Larimer County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,468.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1. County Elected Official. Won election in November - 4 year term. Currently finishing a 1 year vacancy appointment so I have experience in this specific job. New term starts in January 2011 so I'll have the job for an additional 4 years at least. 2. Hopefully 3 to 4 years. Part of the loan is to repay campaign debts. I plan to do more fund raising to help cover that piece. That will let me pre-pay down the balance and focus on clearing out the credit card debt. 3. Probably will accept 60% funding. I was pretty far into the loan process when I saw that part (60% issue). 60% will let me pay the campaign debts, but won't cover all of the credit card balances I wanted to pay as well.

Member Payment Dependent Notes Series 637107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
637107	$25,000	$25,000	9.62%	1.00%	January 12, 2011	January 4, 2014	January 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 637107. Member loan 637107 was requested on December 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,917 / month
Current employer:	nhaj l.c. dba bestop # 4	Debt-to-income ratio:	14.08%
Length of employment:	10+ years	Location:	missouri city, TX

Home town:
Current & past employers:	nhaj l.c. dba bestop # 4
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/22/10 > I care about my credit very much , its not worth burning it over 25,000 dollars or 500,000 , i am a business man with plans for the future , so i need my credit to advance with my plans . My job is very stable , we've been in business for 10 years , even with the bad economy , we did not get hit as bad as other states and cities . Borrower added on 12/22/10 > I use to have a line of credit with Bank of America for up to 32,100 , it was called the gold option , i used it a couple of times and paid it off on time but they cancelled this program . Borrower added on 12/24/10 > i applied for this loan for home improvement , my house is one story , i have an eight year old daughter and one den and a formal living , she needs like a game room to spend her time with her friends and thats why i need the loan . I invested my cash in a shopping center in san antonio texas which i own 25% and also several pieces of property in california and west texas . I can make the payment easily on this loan . Borrower added on 12/30/10 > My credit is excellent , i dont know why its taking too long to approve the loan , i like to pay my debts as soon as i can , every loan i got whether its a car loan or any other loan i paid it before its due time . I will not risk my credit for anything , my son is 27 years old , he currently works for me and i would like to start a business for him and in order to do that i will need my credit , i dont know what else i can write , i cant be more honest than this . Borrower added on 01/03/11 > 20 hours left , you will not be sorry investing your money in me , i will pay on time if not before time . THANK YOU .

A credit bureau reported the following information about this borrower member on December 21, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,048.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is nhaj l.c. dba bestop # 4 and what do you do there?	limited liability company , its a convenient store with gas
Hi, what is the current balance of each mortgage and HELOC on your home, and what is the current value as reported by zillow.com?	i purchased my home for 325,000 in 2005 , according to zillow.com its value is 270,000 , with all do respect to zillow.com it is not possible , first of all homes in texas kept its value or slightly decreased , second my home was custom built with all first quality material , just the landscaping and the pool cost is 70,000 dollars , the motgage balance is 230,000 .
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 378 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I own 35% of the business , also i manage the business so i get a guaranteed pay for running the business plus 35% of the profit . We have eight employees , that should tell you how strong our business is . I dont like loans , so i always try to pay off a loan as soon as i can , i expect to pay this loan off 1 to 2 years . to accept a partial amount , it depends on how much , i'd rather get the whole amount from one source .

Member Payment Dependent Notes Series 637120

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
637120	$25,000	$25,000	14.83%	1.00%	January 12, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 637120. Member loan 637120 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	ABC News	Debt-to-income ratio:	8.94%
Length of employment:	2 years	Location:	Union City, NJ

Home town:
Current & past employers:	ABC News
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I'm using this loan to pay off a portion of my second mortgage so that I can consolidate to one mortgage with a much lower rate. It will cut my monthly payment by almost 25%. That is the money I will then use to pay this loan, so my monthly expenses are not increasing. Borrower added on 01/05/11 > I want to make sure that all the prospective investors in my loan know that money is not an issue with me. I made $130,000 last year, and the only reason I'm doing this is to get out of a 12% second mortgage. That balance is a lot higher then this loan, which is why I don't mind the 15% rate I'm getting through LendingClub. I am trying consolidate my first and second mortgages at a rate of 4%. That payment, combined with this one, will be about the same as my current payments, and I'll actually be paying down the balance of both mortgages. Please feel free to reach out with any questions. Thanks in advance.

A credit bureau reported the following information about this borrower member on December 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	28
Revolving Credit Balance:	$11,202.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Hi there. I am a journalist in NYC with ABC News. I've been here for 3 years no and made $130,000 last year, so money is not the issue. I'm trying to get out of a high interest second mortgage and I need to pay down the balance in order to consolidate. I plan on paying this office in the third year, and will definitley accept the loan if it's funded 60%. Hope that helps. Feel free to reach out again if you have any further questions.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thanks for reaching out. My home recently appraised for $310,000. The balance of my first two mortgages is $322,000, so I need to come up with at least $18,000 to consolidate the two loans. The mortgage rate on the 2nd will drop from 13% to 4%, which is a huge difference and the reason I'm taking out this loan to do it. Please let me know if you have any more questions.
I am interested in investing in your loan. Please answer on why there was delinquency 28 month back?	Hi there. I'm not sure which delinquency you're referring to. I'm up to date on all my payments. I had an issue with a bank ONCE because my direct withdrawal was not done, but that's all I can remember. Can you elaborate? Thanks.
Hi, I would be interested in investing your loan. If I understand you correctly you want to consolidate your 2 mortgages into one. How can you do that when you seems to be underwater on your condo? Did you get pre-approved for this by the bank already or you are planning to get it started when you get this funding? thanks a lot,	Yes. I got pre-approved for a 4% mortgage from new penn financial that will cover 97.7% of the home. So if I can get the balance down to around $300,000 - which this loan will do - I'll be able to consolidate. Does that make sense? Please let me know if you have any other questions.
Hi, Couple of questions: 1. ) Please list all your debts (all your open credit lines), APRs', outstanding balances, monthly payments for each, durations and please highlight the debt that is going to be paid-off/adjusted with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx	You're asking for a lot of information right there and I don't feel terribly comfortable posting all of that. Let me try to sum it up by saying after all my bills and monthly expenses, I'm putting away around $1500 a month in savings. My monthly payments will not increase by taking out this loan. I'm combining a first and second mortgage at a 4% rate. My only other debts are my two mortgages, which like I said I'm going to combine, and balances on two credit cards, which I'm paying off. I made $130,000 last year. I hope that all helps.

Member Payment Dependent Notes Series 637520

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
637520	$3,600	$3,600	6.17%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 637520. Member loan 637520 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Mosaic	Debt-to-income ratio:	3.28%
Length of employment:	< 1 year	Location:	San Jose, CA

Home town:
Current & past employers:	Mosaic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$291.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 637884

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
637884	$22,500	$22,500	17.80%	1.00%	January 14, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 637884. Member loan 637884 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,656 / month
Current employer:	Scott & White Healthcare	Debt-to-income ratio:	13.53%
Length of employment:	10+ years	Location:	Temple, TX

Home town:
Current & past employers:	Scott & White Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > At current employer for more than 20 years and home residence for 10 years. stable family and marriage. Low interest rate expired on credit card account to excessive monthly rate with Lending Club a more viable stable monthly payment amount to address this amount to be financed through this loan. Borrower added on 01/05/11 > Monthly household expense budget is $7000; Job is very stable as expanding healthcare system with role supporting regulatory function. Good borrower to invest as positive credit report and no delinquent bills. Borrower added on 01/12/11 > Lending Club loan amount requested will be used in its entirety to pay the balance due on Citibank credit card. Borrower added on 01/12/11 > Lending Club loan amount requested will be used in its entirety to pay the balance due on Citibank credit card.

A credit bureau reported the following information about this borrower member on December 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	72
Revolving Credit Balance:	$28,491.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Scott & White Healthcare?	I am a Director
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Total Balance for Home Mortgage: $171,462 Current Market Value: $214,000
Does that mean that you are a health care provider? Could you be more specific as to what your profession is? Thanks for your cooperation.	Type your answer here. Not a healthcare provider but director of operations/service.
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Type your answer here. Shorter pay off of 3-4 expected or less; however, did not want to over commit financially to the 36-month payoff as the interest rate was not that more advantageous.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Type your answer here. Thank you for the information.
Thanks for 1st answer. You forgot to answer this question: Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds	I apologize for not completing response as yes I will accept partially funded loan.
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it basically involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	Type your answer here. Thank you for the information as will contact today.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	The loan amount will be used for Citibank that had several 0% balance transfers that have now expired with the monthly payment now at $700 due to the excessive interest rate.
Hi, I like your personal finance metrics and will likely be investing in your loan application. Can you shed some light on the followings: 1) how much is your net take home salary? Will you have enough after your $7k budget, repayment of this loan to save money for things like emergency fund, school (iff aplicable) retirement etc. 2) What was the delinquency 6 years ago? 3) Can you list your debt balances, APR, minimum payments Thanks	Type your answer here. Personal take home after health insurance, FSA, retirement is $2700 for 2-weeks; the $7000 was combined household so there is additional income from spouse and yes can deal with emergency situations as paid cash for a new clothes washer that went out on Thursday morning that is being delivered in the morning; delinquency of 6-years ago is not known as this has not come up before;
A more precise answer to the question asked by member 277711 will enable me to help fund your loan -- for EACH particular debt you plan to pay off with this ~18% LC loan, please provide the creditor, the AMOUNT of that particular debt and the [new "exceesive"] RATE of that particular debt, e.g., "BofA, $5,000, 27.99%" etc.	Type your answer here. As stated previously, I am using the whole amount of this loan for Citicard. Thank you for your interest as all of the other debt has much lower interest rates.
What is the current interest rate and balance for the Citibank card that you'll be paying off? Please also list the interest rates, balances, and monthly payments for the remaining debt you have -- your credit report shows $28k of revolving debt. Please use the example that a previous questioner gave (e.g., "BofA, $5,000, 27.99%"). Thanks.	The interest rate on the debt of $22,500 went to 27% in December. The rate was able to peak as the balance transfers had been transmitted before the new law. $4,200 at 9.9% and a $2,000 at 15.9%.
So the questions of the moment are: What is the balance on the Citibank Credit Card? What is the current interest rate? What is the monthly payment? (which you may have answered all ready, but it's easier for a potential lender to see all the info at one screen shot) What other debts are you not paying with this potential loan, and same question: amount, interest rate and monthly payment? Thank you, and good luck.	The citibank payment went to $700 this month and the loan is the total balance. There is $4,200 on Discover at 9.9% with then $2,000 on Macys.
OK, first let me share I am in the process of transfering in another $25K. I need to find good loans to fund. I want to fund yours if you will kindly provide the information requested! The fact you hold a responsible position like Director leads me to believe you do really understand the question that has been asked here repeatedly, and that you have yet to answer. However, it's possible you don't understand it yet, so let me be more clear. We lenders don't care that much about the past history of your prior interest rates, etc. We want to know the current history of your current rates, with amounts for each rate. Each one, specified with individual particularity, as it stands right now. So, if right now the $22,500 is at27%, then that's the answer. But, if somehow the $22,500 that was previously at 27% got refinances with $X now at A%, and $Y at B%, then we don't care that it used to be 27%, the answer is "$X at A%, $Y at B%" etc. Please provide a CURRENT list [i.e., forget the past history!] of each debt you plan to pay off with this LC loan, and for EACH PARTICULAR debt the AMOUNT and the RATE and the MINIMUM PAYMENT for that debt. For example, "Discover,$4,200, 9.9%, $150/mo; Macy's, $2,000, whatever-it-is-%, $20/mo; etc." Just like that. A list: CreditorName; $YouPlanToPayOffWithThisLoan; %CurrentRate; $MinimumPayment.	Thank you for your interest and I apologize for not being more specific in my prior answers to this question. I plan to use ALL of the LENDING CLUB LOAN AMOUNT for what is owed on the Citicard as the requested amount is the total amount due. The other debts will be taken care of on my own personal payout. The current Discover Card minimum is $70 but pay $100... If this information is not adequate, please let me know.

Member Payment Dependent Notes Series 638110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638110	$10,000	$10,000	15.57%	1.00%	January 12, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638110. Member loan 638110 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	LPL Financial	Debt-to-income ratio:	15.45%
Length of employment:	< 1 year	Location:	Pace, FL

Home town:
Current & past employers:	LPL Financial
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,533.00	Public Records On File:	0
Revolving Line Utilization:	97.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 638823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638823	$12,000	$12,000	6.91%	1.00%	January 13, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638823. Member loan 638823 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,750 / month
Current employer:	Microsoft Corporation	Debt-to-income ratio:	8.05%
Length of employment:	1 year	Location:	Seattle, WA

Home town:
Current & past employers:	Microsoft Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > Will use to pay off all credit cards as well as purchase improvements for a new apartment

A credit bureau reported the following information about this borrower member on December 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	23
Revolving Credit Balance:	$6,845.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Microsoft Corporation and where did you work prior to that?	I'm a developer for Windows; previously, I was with a non-profit developing anti-censorship software.

Member Payment Dependent Notes Series 640134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640134	$24,000	$24,000	17.06%	1.00%	January 13, 2011	January 10, 2016	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640134. Member loan 640134 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	n/a	Debt-to-income ratio:	17.08%
Length of employment:	10+ years	Location:	Chesapeake , VA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$84,931.00	Public Records On File:	0
Revolving Line Utilization:	72.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Type your answer here.Self, medical practice owner
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. 1. 553,100 2. 563,000
please get your income verified and an "approved" on your review. Contact LC for details	Type your answer here. OK
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Type your answer here. Owner of small business. Realistically expect to service loan full term but shorter if possible. Never missed any bills, ever. Will accept partial funding if terms better.
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Type your answer here. I did this morning, I am not sure why it has not posted
What type of medical practice do you have? Please list your itemized monthly expenses. You have about $85k in RCB. Please list your debts: type, amount, interest rate, and monthly payment (CC $14000, 23%, $231) Please indicate which debts you are planning to pay off. You have asked for a 5 year loan. How long, in years, do you intend to take to pay off the loan? What steps are you taking to keep this debt from reoccurring?	Type your answer here. As of this reply my practice is now paid off. I will have an extra 5K each month to apply toward RCB and others. These funds are to reduce the service tied to that debt. All cash purchases moving forward.

Member Payment Dependent Notes Series 640339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640339	$16,000	$16,000	12.23%	1.00%	January 18, 2011	January 16, 2016	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640339. Member loan 640339 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,360 / month
Current employer:	COSTCO WHOLESALE	Debt-to-income ratio:	16.37%
Length of employment:	10+ years	Location:	SPRING VALLEY, CA

Home town:
Current & past employers:	COSTCO WHOLESALE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I plan to pay off two high interest credit cards, that will take me 35 years making the minimum payment.

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1984	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,490.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at COSTCO WHOLESALE?	Member Service
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially chose 5-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? < 1-yr? (After loan issued can email support@lendingclub.com. Request to establish higher $ payment automatically shortens loan's length. Support approves requests that repay loans more quickly when $ payment higher. After higher $ payment effective,,Support will not lower $ payment. Voluntarily higher $ payment remains status quo loan's lifetime.) (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes loan 100 percent funds. Lender: 505570 Screen ID: U S Marine Corps Retired	Cashier/Member Service, I ring up and box orders. Realistically it will probably take 4-5 years to payoff. I will not accept a partially funded loan. Thanks for your time.
Please list balances, APRs, and monthly payments for the cards you would pay off with this loan. Thanks!	One has a balance of approx. 13,000 with the average apr of 15.24%, payment of $283, and the second has a balance of approx. 8,000 with an apr of 15.24%, and a payment of $183.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	320,000 balance 300,000 market value
HI, 1) How much do you owe on your home? Mortgage HELOCs 2) How much is your home currently worth? Use zillow.com for a free estimate. Lending Club is supposed to be cheaper for borrowers, not easier. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	320,000 balance 300,000 market value
Is the 3,360 per month your only household income, or do you have a spouse which contributes to your household income as well?	I have a spouse.

Member Payment Dependent Notes Series 640529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640529	$16,000	$16,000	9.62%	1.00%	January 13, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640529. Member loan 640529 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	holiday inn	Debt-to-income ratio:	17.32%
Length of employment:	4 years	Location:	queensbury, NY

Home town:
Current & past employers:	holiday inn
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I have a very stable job. Been there 4 years. I plan on consolidating credit card and truck loan. Thank You.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,108.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your occupation? Do you own or rent your home?	Type your answer here. own my home
What do you do at Holiday Inn?	Type your answer here. executive chef
Why the inquire in the last 6 months?	It was the first i have heard of this company. Would like to clean up some bills and get ahead a little finacianally. It is a good resolution that I can feel great about. Thanks
What is the current rate and amounts owed on the debt you wish to consolidate?	Type your answer here. the truck loan is 5500.00 and a 9.5% interest rate. my credit card loan is at 7200.00 and a 14% interest rate.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3..Are you the sole wage earner? Thanks.	Type your answer here.I am seperated living with my sister not paying any rent. Truck is 322.00. motorcycle is 145.00. carpayment is 231.oo. cell phone family plan 150.00. health insurance is 400.00 . car insurance 200.00. child support is 924.00
1. What is your NET monthly income? 2.Who is paying the mortgae on the home you own? Is it paid off? How long will you live with your sister?	Type your answer here.3000.00 mos income. my ex-wife pays for the mortgage with the child support i give her everyweek. I agreed for her and my two girls to live there until the youngest graduates from high school, which is five years away.

Member Payment Dependent Notes Series 640728

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640728	$6,000	$6,000	12.61%	1.00%	January 13, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640728. Member loan 640728 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Ronald Parks	Debt-to-income ratio:	4.32%
Length of employment:	< 1 year	Location:	San Rafael , CA

Home town:
Current & past employers:	Ronald Parks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I would like to obtain this loan for replacing the 7 existing windows on my townhome I purchase with my mother a year ago. All windows are currently single pane and are failing, overall in poor condition. Upgrading the windows would make a significant improvement in the overall value of the property.

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	29
Revolving Credit Balance:	$2,108.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The current loan balance is approximately $190k. It was purchased in Jan 2010 for $250k. In a better real estate market the properties in this neighborhood were selling for a half a million. The current market value is closer to $275k based on the location and improvements. This improvement to the windows will significantly impact the value of the property, asthetically and from a functionality standpoint. Let me know if there are any more questions. Thank you.

Member Payment Dependent Notes Series 640786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640786	$25,000	$25,000	13.72%	1.00%	January 18, 2011	January 11, 2016	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640786. Member loan 640786 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,983 / month
Current employer:	Florida Power and Light	Debt-to-income ratio:	18.92%
Length of employment:	7 years	Location:	Royal Palm Beach, FL

Home town:
Current & past employers:	Florida Power and Light
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/10 > It took me eight years to get through engineering school and earn my BSEE, during which time I worked full time and raised a family. During that period I incurred debt as a means of survival. Once I graduated I began my professional career at Florida Power and Light, an electric utility company. I started in 2004 at $48,500 and in seven years have nearly doubled that to $83,800. I will complete my MBA in May of 2011 and will also increase my earning capacity with the company. The loan will stem the tide of residual credit debt and will allow myself and my family to begin anew. Aside from the salary I average about a $5,000 bonus each year. I was unable to clear the debt up earlier because once I began my professional career I supported my stepdaughter and her 2 children as she fought through a long custody battle with an abusive ex-husband. My wife and I basically paid half her legal fees and helped her feed and cloth my grandkids. Needless to say they are all good; things have turned out well for them. But now my wife and I need to clean things up and this loan will do exactly that, take us out of the debt that, though some may disagree, was a Godsend in helping us get through the trials and tribulations of the past 5 years. Should you have any more questions please do not hesitate to ask. Thanks.

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,333.00	Public Records On File:	0
Revolving Line Utilization:	61.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have no HELOC. Total balance on mortgage loan is $190192. Current market value on zillow.com is $177500
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	(1) Directly supervise 6 engineers, 6 technical specialists, and 2 admin techs. All told responsible for 3 service centers, including all budgetary, safety, reliability, and customer service metrics. Service centers provide operational, construction, and residential and commercial services for S. Florida's largest electric utility. (2) 3-4 years (3) Yes, we will accept less than 100% funding.
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	(1) Directly supervise 6 engineers, 6 technical specialists, and 2 admin techs. All told responsible for 3 service centers, including all budgetary, safety, reliability, and customer service metrics. Service centers provide operational, construction, and residential and commercial services for S. Florida's largest electric utility. (2) 3-4 years (3) Yes, we will accept less than 100% funding.
What is your net monthly income and your $ monthly costs (eg mortgage, utilities, car, any CC debt/loans not consolidated by this loan, phone/internet/cable costs as applicable)? Thanks for your answer to this Q.	Monthly net is now $4963. Monthly costs including debt not consolidated, and assuming loan approval, is $3504.
Get your income verified and an "approved" on your loan review and you will stand a much better chance of getting full funding on your loan. Contact LC for details and stay on them till it happens.	You're right. I sent them all the information and am still waiting for them to process. To be fair to them, the holidays did only just wrap up and I'm sure they will expedite matters now. Thanks for the advice though.

Member Payment Dependent Notes Series 640852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640852	$3,500	$3,500	12.61%	1.00%	January 13, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640852. Member loan 640852 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,720 / month
Current employer:	Howard Brothers Electric	Debt-to-income ratio:	5.58%
Length of employment:	2 years	Location:	CLOVER, SC

Home town:
Current & past employers:	Howard Brothers Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > We are using this money to make a couple of maintenance repairs on our car and we are expecting a baby, so we are going to use this money to prepare for that.

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,203.00	Public Records On File:	0
Revolving Line Utilization:	71.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Howard Brothers Electric and where did you work prior to that?	Commercial electric work before that I worked for Carolina exteriors for a little over three years
You choose to service this loan over a 36 month period. Realistically, how long do you intend to service this loan?	Until I get my taxes back. 36 months was more or less a very safe payment if anything were to come up

Member Payment Dependent Notes Series 640983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640983	$16,000	$16,000	6.54%	1.00%	January 13, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640983. Member loan 640983 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	GroupSystems Corporation	Debt-to-income ratio:	14.36%
Length of employment:	< 1 year	Location:	Henderson, CO

Home town:
Current & past employers:	GroupSystems Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > Just getting this loan so my fiance and I can be debt free and will pay this off well before two years as I get $10K bonus's every year with my job. I just wanted to use my great credit score to take care of the debt now rather than later. Borrower added on 01/03/11 > These funds will be used to pay for our wedding in most part, which is June 12th, 2011 and I never have a problem paying loans back as my job is very stable, plus I work at Home Depot just to make money that will go straight to my loan. My fiance also works for the City and has a very stable job on top of mine.

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,479.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You may want to consider calling and having your income verified, as it greatly affects your chances of having your loan funded.	Perfect, I will do that right now. Thanks

Member Payment Dependent Notes Series 641052

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641052	$6,000	$6,000	6.17%	1.00%	January 13, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641052. Member loan 641052 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	timken company	Debt-to-income ratio:	11.19%
Length of employment:	10+ years	Location:	LOUISVILLE, OH

Home town:
Current & past employers:	timken company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > Debt consolidation and upcoming wedding. null

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,218.00	Public Records On File:	0
Revolving Line Utilization:	4.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 641272

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641272	$4,800	$4,800	6.17%	1.00%	January 12, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641272. Member loan 641272 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,100 / month
Current employer:	st lucie sheriff department	Debt-to-income ratio:	17.20%
Length of employment:	8 years	Location:	port st lucie, FL

Home town:
Current & past employers:	st lucie sheriff department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > I have a family emergency. I always pay my debt fully. I have been in the same job for 8 years.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,980.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
please elaborate on what the personal expenses are.	grandmother funeral back home

Member Payment Dependent Notes Series 641382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641382	$10,000	$10,000	6.54%	1.00%	January 12, 2011	January 11, 2014	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641382. Member loan 641382 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	ABSOLUTE PRIVATE SECURITY	Debt-to-income ratio:	2.18%
Length of employment:	5 years	Location:	los angeles, CA

Home town:
Current & past employers:	ABSOLUTE PRIVATE SECURITY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,384.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is ABSOLUTE PRIVATE SECURITY and what do you do there?	Absolute Private Security is a private security company that works with multiple industries any where from food corporations to night clubs. I currently hold a supervisor position.
Does your future spouse earn an income and will she contribute to the loan payoff?	Yes, she works full time and will contribute to the loan payoff.
Hello, I am interested in investing in your loan; however, I am curious about your company. The only Absolute Private Security I can find is in San Diego; is that the one you work at? If so, I'm sorry to see that you have such a long (two hour) commute!	No, the company I work at is located in Los Angeles, CA. They are going through a name change Absolute Security Enterprise located at 2330 W. 3rd St. Suite #4 Los Angeles CA 90057.
Is there a budget set for the wedding (including a possible honeymoon)? I got married back in July so I know how things can spiral. I would feel more comfortable knowing that a budget has been set for the wedding activities and for any type of trip following the ceremony.	My budget is $20,000 including my honeymoon.

Member Payment Dependent Notes Series 641530

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641530	$25,000	$25,000	16.32%	1.00%	January 13, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641530. Member loan 641530 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	BAKERSFIELD MEMORIAL HOSPITAL	Debt-to-income ratio:	21.08%
Length of employment:	4 years	Location:	BAKERSFIELD, CA

Home town:
Current & past employers:	BAKERSFIELD MEMORIAL HOSPITAL
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$99,366.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Inpatient Pharmacist working at Bakersfield Memorial Hospital. I will try to pay off the loan within 1-2 years
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance is around 460000 and the current market value of the home is around 380000
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Inpatient Pharmacist working at Bakersfield Memorial Hospital. I expect to service loan 1-2 years.
You have almost $100k in RCB. Please list your debts by: type, amount, interest rate, and monthly payment? (cc, $15000, 23%, $467) Please indicate which debts you intend to pay off. In years how long do you intend to take to pay off this debt? What have you done to keep this type of debt from reoccurring? You loan will stand a much better chance of getting fully funded if you get your income verified and an "approved" on your loan review. Contact LC for details and stay on them till it happens.	My annual income from inpatient hospital is 170000 per year excluding bonus my part time job income from target is roughly 60000 most of my debt is from credit cards including bank of america, citi bank and chase card. My goal is to consolidate my debt at lower interest rates and trying to pay off my debt most likely by end of this year or early next year. Bank of america credit card- interest is 29% with monthly payment of 1200 dollars Citi bank- interest rate 21% with monthly payment of 600 dollars and similar case with chase bank. I'm making extra payment to pay of my debt.

Member Payment Dependent Notes Series 641574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641574	$12,500	$12,500	6.54%	1.00%	January 12, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641574. Member loan 641574 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	Rosenstein and Hitzeman	Debt-to-income ratio:	9.63%
Length of employment:	< 1 year	Location:	MURRIETA, CA

Home town:
Current & past employers:	Rosenstein and Hitzeman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > I plan to use the loan to pay off all credit cards I have. I am very responsible and pay all my debts on time. I have a great credit rating as well. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,111.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Rosenstein and Hitzeman and where did you work prior to that?	Corporate attorney, I did free lance work and contact work prior, I worked for Stradling Yocca Carlson & Rauth for 1.5 years (economic cuts) and before that worked for Paul, Hastings in NY for 3.5 years as an attorney 1.5 years as summer associate and clerk.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Amex. 5900. About 15-17 percent. Will be completely paid off. Citibank 6600 about 14-16 percent after april 1. Will be completely paid off. Thank you.

Member Payment Dependent Notes Series 641633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641633	$8,000	$8,000	16.32%	1.00%	January 14, 2011	January 12, 2016	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641633. Member loan 641633 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Chester Water Authority	Debt-to-income ratio:	9.08%
Length of employment:	10+ years	Location:	Norwood, PA

Home town:
Current & past employers:	Chester Water Authority
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	5
Revolving Credit Balance:	$4,432.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Chester Water Authority?	Maintain and support SCADA and interface with plant control systems; schedule required operation and maintenance activities to maintain availability, accuracy and integrity; configure SCADA systems and maintain consistency between facilities; make recommendations and perform update for SCADA application and hardware; serve as an expert on extraction and summarization of SCADA data from graphic interface; create process and provide production data for management team; assist in creation and maintenance of data interfaces; provide phone and field support for divisional personnel; troubleshoot and repair outages by testing communications equipment, programming PLC, repairing PC and network connections; keep accurate data and schematics regarding configuration of various systems; standardize systems as needed; work with various teams to evaluate, recommend, organize and carry out modifications to SCADA system and networkType your answer here.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My wife became ill. Was working at the time, and we counted on her income as repayment, which is not the case now. I will repay. Thanks.
What do you want to do with this loan, specifically. also, what is your home worth and how much debt is on it?	My home is worth 270,000 and there is 160,000 we owe on our mortgage. I want to use the funds to finish remodeling our second bath and new carrpet in our masterbedroom.
Would you please list the details on the need for the home improvement? Also what do you do at your job? Thank you	Maintain and support SCADA and interface with plant control systems; schedule required operation and maintenance activities to maintain availability, accuracy and integrity; configure SCADA systems and maintain consistency between facilities; make recommendations and perform update for SCADA application and hardware; serve as an expert on extraction and summarization of SCADA data from graphic interface; create process and provide production data for management team; assist in creation and maintenance of data interfaces; provide phone and field support for divisional personnel; troubleshoot and repair outages by testing communications equipment, programming PLC, repairing PC and network connections; keep accurate data and schematics regarding configuration of various systems; standardize systems as needed; work with various teams to evaluate, recommend, organize and carry out modifications to SCADA system and network Funds will be used to finish remodeling the second bathroom and installing carpet in our masterbedroom.
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long are you realistically expecting to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Holiday's Best Wishes. Lender: 505570 Screen ID: U S Marine Corps Retired Va Bch, Va	I posted my job summary. 5 years for loan repayment, for the time being. I do owe property which is paid in full at the shore. The market value for my house at the shore is substantial. Looking to sell the home this summer. I do have savings which I planned on using some of the money for college for my children. And also have invested in American Funds for their college. Thank you.
What is your last delinquency and what home improvement are you undertaking?	The only deliquency on my credit report is from Verizon for 80.00 I did pay them. My wife got ill a couple of years ago and is not working. And that is the reason I was paying MBNA a settlement. Finishing my bathroom, and new carpet in the Master.

Member Payment Dependent Notes Series 641694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641694	$12,800	$12,800	14.83%	1.00%	January 18, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641694. Member loan 641694 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Jefferies & Co.	Debt-to-income ratio:	12.43%
Length of employment:	< 1 year	Location:	Maplewood, NJ

Home town:
Current & past employers:	Jefferies & Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > loan to pay for upfront expenses and furniture for an impending move to New York City

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,078.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you have the same employer after your move?	I am an associate in Jefferies Wealth Mgmt dept. I support 3 high net worth financial advisors in their everyday brokerage business including account opening, trading and syndicate. I came to Jefferies as a team with these 3 brokers from the Citi Private Bank where I worked in the same capacity for 3 years servicing ultra high net worth clients.
You didn't answer Lender 365664 "Ctitical Miss" question. In glowing descriptive terms you told lenders what you do at employers office while on the job, but did not tell lenders IF you intend to remain with same employer AFTER you move. Answer question and loan will attract more lenders and their $.	Yes I do. I work in NYC and the purpose of moving is actually to be closer to work.
How much do you anticipate the move costing? Will this money be used for any additional purposes such as paying down CC debt?	I would approximate 10k with furniture and moving truck expenses. Any surplus is for security deposit and rent. This is not to pay off other debts.

Member Payment Dependent Notes Series 641733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641733	$8,000	$8,000	12.61%	1.00%	January 13, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641733. Member loan 641733 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	JCB Partners	Debt-to-income ratio:	14.29%
Length of employment:	< 1 year	Location:	CHICAGO, IL

Home town:
Current & past employers:	JCB Partners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > I plan to use these funds to pay off higher interest rate credit cards. I have not missed any payments to any of my borrowers in the past. I just started a new job at a very stable consulting firm that is well established and has more than enough work for its consultants. My total monthly minimum payments for credit cards is approximately $800. Meeting these minimums is no problem since my take home pay is north of $5600 per month after taxes and 401k contributions, etc.

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,705.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please list your current credit card outstandings and their associated interest rates? Your credit history indicates that you have a revolving credit balance of nearly $46k - why are you refinancing so little? Thanks for taking the time to respond.	My outstanding revolving credit card balance is not that high, its around 39k, my available balance is around 46k. I'm refinancing so little because I wanted to start small with peer to peer lending as this is my first time I'm pursuing such a financing option and I did not want to get too far in over my head on my first loan. If this first loan works out well I will consider borrowing more in the future. The debts outstanding are as follows: 11k @ 20% 6.7k @ 17% 4.2k @ 16% 4.2k @ 9.9% 3.6k @ 17% 3.5k @ 17% 2.3k @ 8% 1.3k @ 23% 1.8k @ 0% Thanks for your interest in helping me out.

Member Payment Dependent Notes Series 641741

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641741	$19,000	$19,000	6.54%	1.00%	January 12, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641741. Member loan 641741 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	Covina-Valley Unified School District	Debt-to-income ratio:	2.21%
Length of employment:	< 1 year	Location:	La Verne, CA

Home town:
Current & past employers:	Covina-Valley Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1976	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,764.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 641768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641768	$15,250	$15,250	20.03%	1.00%	January 18, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641768. Member loan 641768 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	On Deck Capital	Debt-to-income ratio:	22.60%
Length of employment:	< 1 year	Location:	North Babylon, NY

Home town:
Current & past employers:	On Deck Capital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,579.00	Public Records On File:	0
Revolving Line Utilization:	98.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 641800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641800	$15,000	$15,000	6.17%	1.00%	January 13, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641800. Member loan 641800 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,151 / month
Current employer:	Baptist Health South Florida	Debt-to-income ratio:	20.38%
Length of employment:	4 years	Location:	MIAMI, FL

Home town:
Current & past employers:	Baptist Health South Florida
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,933.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 641847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641847	$10,000	$10,000	20.03%	1.00%	January 13, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641847. Member loan 641847 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	H.D. hudson Manufacturing Company	Debt-to-income ratio:	14.21%
Length of employment:	8 years	Location:	Chicago, IL

Home town:
Current & past employers:	H.D. hudson Manufacturing Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	58
Revolving Credit Balance:	$20,535.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at H.D. hudson Manufacturing Company?	I/T, Technical. EDI Specifically
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Thanks!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thanks for your help. My current balance of my mortgage is 151k. I do not currently have a home equity loan on my property. The market value of my home is around 175k, I'm in Chicago. Thanks!
What was your delinquency 58 months ago?	A credit card I paid off. Pay off was around 6500.00 Thanks!
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	I'm in I/T, technical. EDI specifically. I expect to pay off a full loan in less than 3 years, if not less. I will except a partial fund, there's a wedding in my near future. :) Thanks for your help. Ryan.
Please verify your income with Lending Club and I will help fund your loan. Thanks!	Lending Club is in the process of verifying my income. Thanks!
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Capital one card, approx. 5000 Well Fargo Store Retial store credit card: Approx 4000 Both to be paid off due to high rates. Discover card: 2000. Menards Card: 2000 Juniper bank: 1500 I'm in I/T, technology, EDI specifically.
I will invest if you verify your income with LC. Thank you!	LC is indeed in teh process of verifying that info. Thanks!
Just to clarify, your total revolving debt is $14.5K and not north of $20K?	That is correct.

Member Payment Dependent Notes Series 641855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641855	$20,000	$20,000	6.91%	1.00%	January 12, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641855. Member loan 641855 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	wells fargo	Debt-to-income ratio:	10.01%
Length of employment:	1 year	Location:	anthem, AZ

Home town:
Current & past employers:	wells fargo
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > This loan will help me consolidate our cc debt and my wifes car to save us 2500 a month in current payments

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,297.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 641924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641924	$12,000	$12,000	6.54%	1.00%	January 12, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641924. Member loan 641924 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Roto-Rooter Service Company	Debt-to-income ratio:	18.38%
Length of employment:	1 year	Location:	West Hartford, CT

Home town:
Current & past employers:	Roto-Rooter Service Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > Currently, I work full-time as an admin asst and as a per diem childcare worker at a group home and I just returned back to college full-time for my graduate degree. Over the course of the last 3 months I have realized that I need to make a smart choice about paying off my credit card balance. For two years now, I had this balance and I can't seem to see the light at the end of the tunnel. After going through my options, It just made sense to get a loan at a lower fixed rate, with an end in sight!

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	41
Revolving Credit Balance:	$5,176.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Your current credit card debt is $5,176. What are your plans for the remainder of the money you have requested? Wishing you the best.	The remainder of the money will go towards paying off the of what's left on my car loan which is roughly $3000.00, so that way instead of paying of two loans it will be just one. Plus, it would look better for my credit just to have 2 loans out as oppose to 3 loans ( I currently have educational loan which I just took out to attend grad school) And the remainder will be there for emergency situations, i.e. car repairs. I have been very diligent with paying of my car loan, the original amount was roughly $17,000, over the past 4 years and you can expect the same, even better, with this loan. Thank you for your question and wishing you the best as well.

Member Payment Dependent Notes Series 641972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641972	$14,000	$14,000	6.54%	1.00%	January 13, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641972. Member loan 641972 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Compass Group	Debt-to-income ratio:	4.26%
Length of employment:	< 1 year	Location:	Brandon, FL

Home town:
Current & past employers:	Compass Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > Been in the catering successfully sends 2005. I am now ready to open to a restaurant. This will allow me to also offer fulltime employment to parttime staff that helps catering. This loan would provide equipment purchasing, cosmetics to the location and marketing. Thank you very much. Borrower added on 01/01/11 > The income demographics for the restaurant has a medium income of 73,000.00, 85,000 residents within a 3 mile radiuis not including local business. It is in a center with a large anchor tenant with 95% occupancy, very high traffic, plenty of parking and very visible to public.. I will have 4 months of free rent up front and it will only take one month to get opened. I am already well known in the area as an accomplished chef. Thank again.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,644.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642118

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642118	$9,000	$9,000	6.91%	1.00%	January 12, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642118. Member loan 642118 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,333 / month
Current employer:	Charles River	Debt-to-income ratio:	24.18%
Length of employment:	10+ years	Location:	Reno, NV

Home town:
Current & past employers:	Charles River
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > Consolidating higher rate credit cards. Borrower added on 12/29/10 > Consolidating higher interest credit cards. I have been continuosly employed by the same company for 10 years. My plan is to be debt free within 2-3 years. I currently have ~60K in debt. I have paid off ~17K in the last 7 months by cutting back on unneccessary spending and putting every bit of extra cash towards paying off debt. I have allocated $2300 per month toward repaying my debt.

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,322.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642161

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642161	$10,000	$10,000	6.54%	1.00%	January 12, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642161. Member loan 642161 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Pep	Debt-to-income ratio:	8.69%
Length of employment:	1 year	Location:	Philadelphia, PA

Home town:
Current & past employers:	Pep
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > 25 year old business professional who has had some lingering credit card debt from college. With the majority of my cards being store credit cards with high interest rates, I cant seem to get them paid off. I would love to pay them all off and consolidate all my debt into one payment a month. Borrower added on 12/30/10 > I currently work in project management as an Account Executive for an OTC Healthcare company. I volunteer with Big Brothers Big Sisters of South Eastern Pennsylvania and have been renting the same home in South Philadelphia with a college friend for over two years. One of my goals is to pay off my credit card debt. The majority of my debt comes from my college years and from a period during the recession where I was laid off and during that time I was not financially prepared. I have 2 store credit cards with higher interest rates and consolidation between all three of my cards would be the best plan for paying off my debt. I want to be able to invest more in my 401K plan and add more to my savings account so that I do not have to rely on credit cards in my future. Borrower added on 01/04/11 > Please let me know if you have any additional questions for me, I'd be more than happy to provide additional information.

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,916.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! Getting your income verified will make your loan more attractive and fund better. You can do so by calling LendingClub if you're interested.	Thanks for the helpful information. I will contact LendingClub to get my income verified today.

Member Payment Dependent Notes Series 642227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642227	$20,000	$20,000	6.54%	1.00%	January 13, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642227. Member loan 642227 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Cobb County	Debt-to-income ratio:	14.54%
Length of employment:	2 years	Location:	Dallas, GA

Home town:
Current & past employers:	Cobb County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > I have a Capital One credit card which I would like to refinance. My original rate was 9.9, they raised the rate to 17.9 without any notice. I never missed a payment, nor was I late.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,802.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642240	$23,000	$23,000	6.54%	1.00%	January 13, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642240. Member loan 642240 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,620 / month
Current employer:	US Army	Debt-to-income ratio:	14.59%
Length of employment:	10+ years	Location:	WALDORF, MD

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,773.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Army? What rank/position are you? How quickly do you anticipate paying back this loan?	I'm a Logistician. My rank is Master Sergeant. I anticipate on paying this back within 30 months max..
What are the current rates and balances on the debt you are consolidating? Thanks.	Type your answer here. Credit Card 11.09% about 8.6 K balance Capital One Loan 9.99% 14 K balance.

Member Payment Dependent Notes Series 642255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642255	$23,000	$23,000	17.06%	1.00%	January 18, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642255. Member loan 642255 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,750 / month
Current employer:	virginia air distributors	Debt-to-income ratio:	9.61%
Length of employment:	3 years	Location:	Richmond, VA

Home town:
Current & past employers:	virginia air distributors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > Consolidation of unsecured debt predominantly from house improvements. (A/C, roof, etc)

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	54
Revolving Credit Balance:	$22,243.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	I have no problem allowing LC to verify my income. I cannot tell from this question what exactly is needed and how to proceed. Please advise, thanks! john
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) Yes I hold the titel in my name, I am the only name on the title. 2) I am currently in a re-fi process with Citi (closing next week) getting out of an adjustable arm and into a 30 fixed. It's not ideal, but not too bad, appraisal came back at 285K, note is a little higher at 314K. Not too worried, it very solid location, should have gone to a 30 yr fixed sooner than going with the arm. hope that helps. thanks john
"I have no problem allowing LC to verify my income. I cannot tell from this question what exactly is needed and how to proceed. Please advise, thanks!" THIS MEANS You NEED contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.)	sorry to continue, the only debt i would have is this loan and mortgage
John Can you list the debts (amounts) you are carrying?	Well all totaled it's about the amount of the loan, largely due to several house expenditures in 2010; roof, porch & central AC Also had sibling move in due to the ecomonic downturn and layoff. this loan consolidates all of it and saves me over 400/month. only debts woul
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Sure- All of it will be paid off with this loan. It's spread among 4 credit cards. Citi, Wells Fargo, GE Money, Home Depot, all interest rates are 25-28%.The total monthly payments are about $890.00 Most were racked for several big home repairs (roof, A/C, etc).I also had a sibling move in after he lost his job when his company abruptly shut its doors and layed everyone off. 2010 just had a lot unexpected events. I am a Human Resources Director. Thanks.
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; today 481. Not all $12K to $25K 100 pct fund. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	Good Morning- I had initially hoped to make at least one if not two additional payments per year, but at this early point in the process I had not set a goal on an early pay off point. If listing expires and I am not 100% funded, I will have to see where we stand on the partially funded amount and APR and make a decision, however, if it allows me to pay off some of the higher APR interest debts, it would make sense to do do. I didn't know about the 6month & relist unfunded amount, very good to know. Thanks again.

Member Payment Dependent Notes Series 642413

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642413	$18,200	$18,200	14.83%	1.00%	January 12, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642413. Member loan 642413 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Telco Asset Management Services	Debt-to-income ratio:	23.57%
Length of employment:	6 years	Location:	Carol Stream, IL

Home town:
Current & past employers:	Telco Asset Management Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > I am seeking a debt consolidation loan. The amount I have requested is higher than the amount of debt that will show outstanding as my bankcard utilization. This is for two reasons, first, the loan origination fee charged by LendingClub is nearly $900 on this loan. Second, I am requesting excess as a cash cushion as I am currently short on free cash flow. I have detailed my expenses and income below (household, my wife and myself, no children). This is on a monthly basis. 4700 . Net Income (pre tax refunds, bonus, etc, $5144 including tax refund, bonus as a monthly amount) 4833 . Total Expenses (Fixed, Elective and Debt Service Items) 2880 . Fixed Expenses 260 . Food, Beverages, Sundries 100 . Pet food and pet medical 50 . Clothing and work clothing 1009 . Mortgage/Rent 75 . Home Improvement/Maintenance 250 . Utilities (electric, gas [heat], water, garbage) 240 . Communication, phone, internet, TV 85 . Transportation, vehicle, gas, repairs, registration, etc 260 . Insurance (homeowners, auto, life) 63 . Medical (750 deductible pro-rata) 488 . Taxes (property, mortgage is not escrowed) 450 . Elective Expenses 100 . Entertainment/Dining 25 . Hobbies and Habits 200 . Savings and investment/retirement 125 . Charity and Gifting 1503 . Debt Service 250 . CitiCard ($8000 @ 13.93%, minimum $125) 53 . Prosper Loan for Re-investment ($800 @ 7.99%) 300 . Prosper Loan for CC Consolidation ($6925 @ 13.80%) 500 . Toyota Financial Services (Car Loan for 2008 Toyota Prius, minimum payment $480) 200 . Discover Card ($4100 @ 13.93%, minimum $85) 100 . Best Buy ($800 @ 0% until September 2011, minimum $10) 100 . Toyota Rewards Visa Card ($775 @ 23.24%, minimum $40) 311 . Unallocated Cash Flow This loan will replace: CitiCard ($8000 @ 13.93%) paying $250/month Discover Card ($4100 @ 13.93) paying $200/month Toyota Rewards Visa ($775 @ 23.24) paying $100/month This will also provide me a healthy buffer of cash in the savings account (~$3500). I requested $18,200 as the APR and origination fee was the same if I requested $15600, so might as well get my moneys worth I guess. I am a lender on lendingclub.com, a lender, borrower, trader and group leader on Prosper.com. There is 0 chance that this loan will go unpaid. If you have any questions, please, don't hesitate to ask. Borrower added on 12/30/10 > I am seeking a debt consolidation loan. I have detailed my expenses and income below (household, my wife and myself, no children). This is on a monthly basis. 4700 . Net Income (pre tax refunds, bonus, etc, $5144 including tax refund, bonus as a monthly amount) 4833 . Total Expenses (Fixed, Elective and Debt Service Items) 2880 . Fixed Expenses 450 . Elective Expenses 1503 . Debt Service 311 . Unallocated Cash Flow This loan will replace: CitiCard ($8000 @ 13.93%) paying $250/month Discover Card ($4100 @ 13.93) paying $200/month Toyota Rewards Visa ($775 @ 23.24) paying $100/month I am a lender on lendingclub.com, a lender, borrower, trader and group leader on Prosper.com. There is 0 chance that this loan will go unpaid. If you have any questions, please, don't hesitate to ask.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,740.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	(1) I started with my current employer 6 years ago when we were a 4 man company. We currently have 14 employees, I am a senior manager/lead technician, we are in the telecommunications industry (supply chain contracting and consulting services). (2) The plan is to have the loan paid in full in 3 years if my financial situation remains the same. I wanted to offer myself some cushion in case of unforeseen circumstances. My employment and pay are very stable, but I learned at a young age to always leave myself some wiggle room. I would expect 3-4 years for full repayment. (3) I will accept the loan if it becomes 60% funded as that still allows me to consolidate a large portion of my credit card balances. I would like to see it at least $13,000 funded in order to accept but would likely not reject it if it was slightly less. Thank you for the intelligent questions.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Purchased in 7/2008 for 235,000 (48,000 down). Re-Fi'd to 5.00% fixed early 2009. Currently owe $185,000, zillow value $236,000.
I do not understand the purpose of this loan. Why are you refinancing two 13.93% APR credit card debts with a 15% personal loan? In my opinion, "improving cash flow" when you already are 300 dollars cash-flow positive for the month does not seem to be fiscally prudent reason for paying a 900 dollar origination fee in addition to several hundred dollars a year in extra interest.	My work requires me to travel 5 days per week. Due to having run up some CC balances over the past two years ($10,000 recently for dental costs and furniture), I need to free up available balances on credit cards to cover work expenses on the road, ie hotel, rental cars, flights. I am re-imbursed these expenses every two week but would like to free up some space on my cards. I understand this is not "saving me money".

Member Payment Dependent Notes Series 642441

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642441	$5,000	$5,000	16.69%	1.00%	January 18, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642441. Member loan 642441 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	1st Mariner Bank	Debt-to-income ratio:	12.84%
Length of employment:	< 1 year	Location:	Severna Park, MD

Home town:
Current & past employers:	1st Mariner Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > Debt Consolidation loan Borrower added on 12/30/10 > Debt Consolidation loan Borrower added on 12/30/10 > 5 Year loan Borrower added on 12/31/10 > Complete Borrower added on 12/31/10 > I have been a mortgage lender for 12 years. I have the ability to take money out of my home but I would rather do a short term personal loan for debt consolidation at this time. I take my credit very seriously and have never been late on a payment.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$117,958.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The current value of my home is $900,000. I own it with my wife who is an occupational therapist. We owe $400,000 on the first and $100,000 on a second.

Member Payment Dependent Notes Series 642501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642501	$9,000	$9,000	9.62%	1.00%	January 13, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642501. Member loan 642501 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	custom machine and fabrication	Debt-to-income ratio:	10.94%
Length of employment:	5 years	Location:	ephrata, WA

Home town:
Current & past employers:	custom machine and fabrication
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > Need help finishing the financing! Can't believe this, you go to ebay and find a car to buy, then above it, it says click here to finance. So I do. Approved, no problem, like usual. So, I bid on the car and win, pay 500 nonrefundable down, then finallize the loan. now I have to wait for people to finance it, thats great, but I'm on a time line. If not complete in 7 days (only 4 days left), I loose my 500 down and a good car at a good price. Thanks for your help. Borrower added on 01/07/11 > Talked with dealership, they gave me more time for financing. Thanks for your support.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,263.00	Public Records On File:	0
Revolving Line Utilization:	29.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	to purchase a car.

Member Payment Dependent Notes Series 642562

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642562	$7,575	$7,575	6.54%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642562. Member loan 642562 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,792 / month
Current employer:	Desert Sands Unified School District	Debt-to-income ratio:	14.46%
Length of employment:	< 1 year	Location:	Palm Desert, CA

Home town:
Current & past employers:	Desert Sands Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,373.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642718

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642718	$20,000	$20,000	6.17%	1.00%	January 13, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642718. Member loan 642718 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,792 / month
Current employer:	Blue Seal Feeds, a division of Muscatine	Debt-to-income ratio:	12.86%
Length of employment:	1 year	Location:	Lancaster, PA

Home town:
Current & past employers:	Blue Seal Feeds, a division of Muscatine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > I am using these funds to consolidate my credit card debt and to then get rid of the credit cards. I am currently more than making the payment to the credit card companies, only at a higher interest rate.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,219.00	Public Records On File:	0
Revolving Line Utilization:	29.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	My wife and I own our home, and we do not have a home equity line of cedit. We have lived in this house for just under 10 years and zillow has it valued at $360,000.
Hi, Do you have a mortgage payment on your home? If so, how much is that each month? Cheers!	I do not have a mortgage payment as I paid off my mortgage earlier this year.
What is the current rate and balance on the card you are refinancing? Thanks.	Two cards actually. And they are just over $7,000 each and at rates at 16.99% and 18.99%.

Member Payment Dependent Notes Series 642762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642762	$5,775	$5,775	6.17%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642762. Member loan 642762 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Associated Mortgage Group, Inc.	Debt-to-income ratio:	3.98%
Length of employment:	< 1 year	Location:	Portland, OR

Home town:
Current & past employers:	Associated Mortgage Group, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,754.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 642764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642764	$5,850	$5,850	5.79%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642764. Member loan 642764 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	City of Oceanside	Debt-to-income ratio:	20.91%
Length of employment:	< 1 year	Location:	Vista, CA

Home town:
Current & past employers:	City of Oceanside
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,020.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642769	$8,225	$8,225	6.54%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642769. Member loan 642769 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Barnes and Noble	Debt-to-income ratio:	10.16%
Length of employment:	< 1 year	Location:	Westbury, NY

Home town:
Current & past employers:	Barnes and Noble
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,884.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642814

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642814	$7,800	$7,800	6.17%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642814. Member loan 642814 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Boston University	Debt-to-income ratio:	8.42%
Length of employment:	< 1 year	Location:	Brookline, MA

Home town:
Current & past employers:	Boston University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,608.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 642817

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642817	$6,675	$6,675	6.54%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642817. Member loan 642817 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	City of New York	Debt-to-income ratio:	16.78%
Length of employment:	< 1 year	Location:	QUEENS VILLAGE, NY

Home town:
Current & past employers:	City of New York
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	20
Revolving Credit Balance:	$23,256.00	Public Records On File:	0
Revolving Line Utilization:	29.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642824	$5,500	$5,500	6.17%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642824. Member loan 642824 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	University of Georgia	Debt-to-income ratio:	15.00%
Length of employment:	< 1 year	Location:	Athens, GA

Home town:
Current & past employers:	University of Georgia
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	48
Revolving Credit Balance:	$37,957.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642829	$7,625	$7,625	6.54%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642829. Member loan 642829 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Jewish Home of Rochester	Debt-to-income ratio:	5.03%
Length of employment:	< 1 year	Location:	Victor, NY

Home town:
Current & past employers:	Jewish Home of Rochester
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,756.00	Public Records On File:	0
Revolving Line Utilization:	15.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642830	$7,025	$7,025	6.54%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642830. Member loan 642830 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,042 / month
Current employer:	FANYC	Debt-to-income ratio:	15.32%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	FANYC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,734.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642831	$6,300	$6,300	5.79%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642831. Member loan 642831 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	NASA--Johnson Space Center	Debt-to-income ratio:	3.19%
Length of employment:	< 1 year	Location:	Seabrook, TX

Home town:
Current & past employers:	NASA--Johnson Space Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 6, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,626.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642834

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642834	$7,700	$7,700	6.91%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642834. Member loan 642834 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,542 / month
Current employer:	Northeast Educational Services Coop	Debt-to-income ratio:	21.58%
Length of employment:	< 1 year	Location:	Watertown, SD

Home town:
Current & past employers:	Northeast Educational Services Coop
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,637.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 642837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642837	$7,800	$7,800	6.91%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642837. Member loan 642837 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Burrell School District	Debt-to-income ratio:	15.05%
Length of employment:	< 1 year	Location:	Natrona Heights, PA

Home town:
Current & past employers:	Burrell School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,970.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642840	$6,900	$6,900	6.91%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642840. Member loan 642840 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	APR	Debt-to-income ratio:	11.64%
Length of employment:	< 1 year	Location:	Staten Island, NY

Home town:
Current & past employers:	APR
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,348.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 642843

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642843	$6,575	$6,575	5.79%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642843. Member loan 642843 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Dell	Debt-to-income ratio:	16.87%
Length of employment:	< 1 year	Location:	Owosso, MI

Home town:
Current & past employers:	Dell
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,805.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642849

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642849	$9,450	$9,450	6.54%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642849. Member loan 642849 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Information Builders	Debt-to-income ratio:	4.74%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Information Builders
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,305.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642850	$6,325	$6,325	6.54%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642850. Member loan 642850 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	CBS Radio Philadelphia	Debt-to-income ratio:	5.92%
Length of employment:	< 1 year	Location:	Bridgeton, NJ

Home town:
Current & past employers:	CBS Radio Philadelphia
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	57
Revolving Credit Balance:	$43.00	Public Records On File:	0
Revolving Line Utilization:	0.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642851

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642851	$5,900	$5,900	6.17%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642851. Member loan 642851 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,917 / month
Current employer:	Doublefine Inc	Debt-to-income ratio:	6.94%
Length of employment:	< 1 year	Location:	Walnut Creek, CA

Home town:
Current & past employers:	Doublefine Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,723.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642854	$5,675	$5,675	6.54%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642854. Member loan 642854 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,542 / month
Current employer:	KIPP Infinity Elementary School	Debt-to-income ratio:	5.79%
Length of employment:	< 1 year	Location:	New York,, NY

Home town:
Current & past employers:	KIPP Infinity Elementary School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$195.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642862

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642862	$7,500	$7,500	6.54%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642862. Member loan 642862 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	9.66%
Length of employment:	< 1 year	Location:	Chula Vista, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,056.00	Public Records On File:	0
Revolving Line Utilization:	32.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642867	$8,475	$8,475	6.91%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642867. Member loan 642867 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Hershey Entertainment & Resorts	Debt-to-income ratio:	5.05%
Length of employment:	< 1 year	Location:	Middletown, PA

Home town:
Current & past employers:	Hershey Entertainment & Resorts
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	68
Revolving Credit Balance:	$5,272.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642870

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642870	$5,625	$5,625	6.91%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642870. Member loan 642870 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Allen & Overy LLP	Debt-to-income ratio:	14.35%
Length of employment:	< 1 year	Location:	Astoria, NY

Home town:
Current & past employers:	Allen & Overy LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	12
Revolving Credit Balance:	$24,973.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642985	$20,000	$20,000	6.17%	1.00%	January 13, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642985. Member loan 642985 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	L-3 Communications, SSG-Tinsley Division	Debt-to-income ratio:	10.58%
Length of employment:	10+ years	Location:	North Andover, MA

Home town:
Current & past employers:	L-3 Communications, SSG-Tinsley Division
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > pay off my stupid credit cards and cut them up Borrower added on 01/01/11 > So a better answer as to why I need money: I have a lot of credit card debt at a high interest rate, and although I've never missed a payment, I feel like I will never get out from under the mountain. With a loan to consolidate the debt, in three years I will be free! Financial freedom sounds so nice. Thanks for your help.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,254.00	Public Records On File:	0
Revolving Line Utilization:	16.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at L-3 Communications, SSG-Tinsley Division?	Executive Assistant
What is it you plan on using the requested funds for?	Hi, I plan on using the funds to pay off my high interest credit card debt. thank you
What are the current rates and balances on the debt you are consolidating? Thanks.	Card 1: $14,500 at 13.24% Card 2: $4,500 at 10.99%

Member Payment Dependent Notes Series 643031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643031	$11,200	$11,200	5.79%	1.00%	January 12, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643031. Member loan 643031 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,000 / month
Current employer:	Department of Health and Human Services	Debt-to-income ratio:	21.77%
Length of employment:	3 years	Location:	chinle, AZ

Home town:
Current & past employers:	Department of Health and Human Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	36
Revolving Credit Balance:	$338.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in Department of Health and Human Services? Lending club only list your credit card balance of $338. Please list your credit card debt balance, interest, payment and your monthly living expense. Thank you.	I'm a doctor working for the Indian Health Service.
Your credit history states that you only have $338 but your Debt-to-income is a 21.77% with your income being 15K per month. One of those pieces of data has to be wrong. Can you help us figure out which one? Thanks.	Regrettably I am not financially savvy enough to solve this problem. I can tell you that my total credit card debt is about $18,000 but I am expecting to be able to pay a $7000 lump sum in the near future bringing the debt to the amount that I have requested from LendingClub. My post-tax income is closer to $7500 per month - not sure where the 15K came from.
Please indicate card names, balances, interest rates and minimum payments to be refinanced. Thanks in advance!	Visa, approx $14,000, int rate 18.9%
What do you do for the Dept of Health and Human Services? Also, according to your credit report, you only have about $300 in debt. What else will the money be used for- or is there something else that is not showing up on the credit report?	I'm a doctor working for the Indian Health Service. As I have explained to the other lenders, I cannot explain why the credit report states that I have only $300 in debt - if that were true then i surely wouldn't be going through this process! The loan that I have requested is definitely going to be used to pay off a credit card - one with an 18.9% APR.
I am interested in funding your loan. Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. As investors we see only the debts that are reported to TransUnion, and not all debts are reported to each of the major credit bureaus, hence my question. Thank you in advance.	Visa, 18.9% APR, approx 14,000 balance

Member Payment Dependent Notes Series 643302

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643302	$18,500	$18,500	17.80%	1.00%	January 14, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643302. Member loan 643302 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	First Data Corporation	Debt-to-income ratio:	4.59%
Length of employment:	1 year	Location:	Powder Springs, GA

Home town:
Current & past employers:	First Data Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	35
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Thank you for the sound advice. I appreciate your suggestion very much and will certainly do so.
I will take a chance that no one else has asked you this questions: What exactly are you using the loan for (in detail please)? You show $0 on your credit report. Thank you very much, and have a great day!	To payoff a mortgage.
Hello, just had a couple of questions related to your loan. - Are you planning to use the proceeds from this loan to completely payoff of the mortgage on your home? - If so, why are you choosing to replace your remaining mortgage with this loan? Thanks and best of luck.	Yes, paying off the 2nd ... the lender voluntarily offered a reduced, but immediate, payoff amount.

Member Payment Dependent Notes Series 643359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643359	$18,200	$18,200	10.36%	1.00%	January 18, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643359. Member loan 643359 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	LARGO MEDICAL CENTER--INDIAN ROCKS CAMPUS	Debt-to-income ratio:	24.98%
Length of employment:	8 years	Location:	LARGO, FL

Home town:
Current & past employers:	LARGO MEDICAL CENTER--INDIAN ROCKS CAMPUS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Credit Card Consolidation

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,561.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at LARGO MEDICAL CENTER--INDIAN ROCKS CAMPUS?	I am a Respiratory Therapist at a D.O. (Doctors of Osteopathy) teaching hospital. I work in the ICU, teaching Intern and Resident Physicians about management of patients on ventilators.
Please list balances, APRs, and monthly payments on the debt you intend to consolidate with this loan. Thanks!	Discover 10,000 @ 18%--350.00mo Chase 5,000 @ 14%--200.00mo BML 2,000 @ 20%--100.00mo RmsToGo 1,200 @ 20%-- 70.00mo
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I went with the longest loan repayment terms for the lowest payment now. I will have more money in about two years and forsee paying this loan off in 3-4yr time frame.
Hello, what changes have you done to ensure not to accumulate new credit card debt after getting this loan?	I have spent the last 5 years paying down about $75,000.00 in various debt without filing bankruptcy or using Credit Counceling services. I have maintained my credit score over 700 and not one late payment. I used the pyramid pay system, always closing out the credit card or line of credit once it was paid off. The $18,200.00 is the absolute last of what I owe. I want to live as a cash only payor and have only one credit card for emergencies (hidden away in a bag of water in the freezer--I swear this keeps me from using it unnecessarily!) The other 3 will be closed. By reducing my monthly payment from $820.00 a month to $389.00 will allow me to do that and put more money in savings for emergencies. Any extra money I have left over at the end of the month will be put towards paying this loan off early. My goal for that is in the 3-4 year period.

Member Payment Dependent Notes Series 643368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643368	$10,000	$10,000	6.54%	1.00%	January 12, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643368. Member loan 643368 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$100,000 / month
Current employer:	Convent of the Sacred Heart	Debt-to-income ratio:	1.46%
Length of employment:	10+ years	Location:	Greenwich, CT

Home town:
Current & past employers:	Convent of the Sacred Heart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$75,706.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Convent of the Sacred Heart?	I am a teacher and a debate coach
$100,000 gross monthly income -- a typo?	Yes, I apologize, it is 100K per year
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	It is listed on zillow at 938 Thousand and mom, the mortgage holder has an interest-only mortgage for about 400K. I don't actually know the monthly payment. I will be at the house this year and next; it is VERY close to my work.
What are the current rates and balances on the debt you are consolidating? Thanks.	77 Thousand at 15%. Every little bit helps

Member Payment Dependent Notes Series 643484

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643484	$15,000	$15,000	18.54%	1.00%	January 18, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643484. Member loan 643484 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	MGroup Consultants	Debt-to-income ratio:	14.54%
Length of employment:	3 years	Location:	Island Park, NY

Home town:
Current & past employers:	MGroup Consultants
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I am looking to consolidate credit card bills

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	63
Revolving Credit Balance:	$23,552.00	Public Records On File:	0
Revolving Line Utilization:	92.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the business of MGroup Consultants, and what is your position there? Secondly, do you have any hope or plans to buy a home in the foreseeable future?	Type your answer here. MGroup Consultants LLC is an accounting and management group that handles all business activityies for several Hemodialysis clinics in New York and New Jersey. At the present time, no.
And what is your position with the company?	Type your answer here. Collection Specialist for 2 Hemodialysis clinics. I call insurance companies you are delinquent in payning for services.
Where did you work before MGroup Consultants?	Type your answer here. Kastle Systems Inc
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	Type your answer here. i faxed this information on 1/6/11. I faxed the w2 and my employment information.

Member Payment Dependent Notes Series 643502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643502	$11,700	$11,700	6.17%	1.00%	January 13, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643502. Member loan 643502 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,475 / month
Current employer:	n/a	Debt-to-income ratio:	4.63%
Length of employment:	n/a	Location:	Sausalito, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1981	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,730.00	Public Records On File:	0
Revolving Line Utilization:	6.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do and how long have you been with your current employer? If less than one year, please provide prior employment information	I marked my status as retired.
Thank you for your response and I will be funding your loan. FYI, investors only see an abbreviated outline of the information you provided for the application which includes employment information but not retirement status.	The application asked for employment status - I entered retired, however, the telephone portion asked for a "work number" - I added my home telephone number since I am retired but the answer was not sufficient and I could progress with the application, so I put in my cell phone number in order to move on to the next question. I officially retired one year ago and do work occasionally when needed, but officially, I am retired- I can provide past employment verification if necessary, but I am retired.

Member Payment Dependent Notes Series 643535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643535	$24,000	$24,000	17.06%	1.00%	January 13, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643535. Member loan 643535 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Jay Hatfield Inc.	Debt-to-income ratio:	17.70%
Length of employment:	8 years	Location:	webb city, MO

Home town:
Current & past employers:	Jay Hatfield Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,978.00	Public Records On File:	0
Revolving Line Utilization:	69.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	(1) I help our service and parts manangers manage their departments so they can focus on generating gross. (2) 4 to 5 yrs (3) I would consider accepting partial funding Thank you for your interest in my application and Thank you for your service to our Country
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	(1) 1st mortgage is $116824.88 and the 2nd is $29927.14, I don't have a home equity line of credit. When we purchased our home we got a 80/20 loan to keep from paying PMI (2) $154000.00: A realtor asked to list our home earlier this year (we did) and said we should list it at $159900.00 and should sell at around $154000.00. We had a lot of traffic but no offers, so after about 3 months we took it off the market Thank You for your interest in my application
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1) I help our service and parts manangers manage their departments so they can focus on generating gross. (2) 4 to 5 yrs (3) I would consider accepting partial funding Thank You for your interest in my application
HI, Since this is a debt consolidation loan, could you please list your debts, interest rates, and the amount you pay every month. For example CC1 $2000 balance 23.9% APR $200/month. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	CC1 $3281 balance 21% APR $83/month CC2 $2737 balance 29% APR $84/month CC3 $4635 balance 29% APR $188/month CC4 $3423 balance 16% APR $150/month CC5 $4145 balance 00% APR $290/month CC6 $5537 balance 27% APR $169/month CC7 $2234 balance 18% APR $75/month Thank You for looking at my application
Please indicate which loans you will be paying off. What are you doing to keep this type of debt from reoccurring? Get your income verified and an "approved" on your loan review. Contact LC for details and stay with it till it's done. This will increase your chances of your loan being fully funded.	(1)If the loan is fully funded I plan on paying them all off along with taking some money from savings. (2)We have changed our bill paying methods (by setting up auto payments at higher amounts with CC's that will let you do it that way) and are now starting to what it's like to pay cash for somthing. The issuse now is the ones that won't do the auto payments, it's just way to easy to pay the minimum were there is no end in sight. Thats probably not the answer you are looking for, but it's what we are doing right now. If you have any suggestions please let me know. I will give them a call on the income verifacation. Thanks for looking at my application.

Member Payment Dependent Notes Series 643539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643539	$20,000	$20,000	6.91%	1.00%	January 18, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643539. Member loan 643539 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,750 / month
Current employer:	US Environmental Protection Agency	Debt-to-income ratio:	17.51%
Length of employment:	10+ years	Location:	Falls Church, VA

Home town:
Current & past employers:	US Environmental Protection Agency
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,441.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 643596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643596	$6,000	$6,000	18.54%	1.00%	January 13, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643596. Member loan 643596 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,661 / month
Current employer:	University of California, Los Angeles	Debt-to-income ratio:	18.41%
Length of employment:	9 years	Location:	San Fernando, CA

Home town:
Current & past employers:	University of California, Los Angeles
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,627.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the University of California, Los Angeles?	I am a Human Resources Supervisor.
Please verify your income by submitting your pay stub to Lending Club. You will receive funding much more speedily, and you are more likely to be completely funded. (support@lendingclub.com)	Thank you, I will submit the necessary documents. I have left a message for a representative who calle me earlier today.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Thank you, I will submit the necessary documents. I have left a message for a representative who calle me earlier today.
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1. Human Resources Supervisor - all aspects of payroll, hiring, benefits, employee relations/labor relations, training and development, employee performance, compensation for staff and faculty. 2. I would like to pay the loan within 3-4 years. 3. I would accept 60% funded loans because as you have suggested the "More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts" This will initially assist with paying off my higher APR debts. Thank you for your advice.
Would you mind informing us what precisely is the debt you wish to consolidate? (Your "Revolving Credit Balance" is listed as only $11,627.) Thanks for your cooperation.	Hi, I recently pulled up my credit report using Suze Orman's Fico Kit (www.myfico.com) and my revolving balance is $17,130.00. I also have a balance of $ 5,542.00 under my mothers credit card and I would like to transfer it back to me. TShe allowed me to use the credit card to take advantage of the lower APR promotion, but it ended a few months ago and I prefer to have all of my accounts under one payment. Therefore, since there is a $1,200.00 processing fee for the Lending Club, I requested the amount of $24,000.00. Therefore, $24,000 - $1,200.00 = $22,800.00 is the actual amount available to consolidate. $22,800.00 - $17,130.00 (my revolving debt) = $ 5,670.00 amount to cover the debt under my mothers credit card. $ 5,670.00 - $ 5,542.00 = $128.00 over the actual amount needed. Thank you,

Member Payment Dependent Notes Series 643694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643694	$20,000	$20,000	16.69%	1.00%	January 18, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643694. Member loan 643694 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	US Army	Debt-to-income ratio:	20.16%
Length of employment:	10+ years	Location:	Rolla, MO

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > Have 2 store credit cards and a bank Mastercard - all in good standing. Average interest rate is about 14% overall but need simplicity of one monthly payment to get debt free in 5 years- so my wife and I of 20 years can rid ourselves of credit cards for good. Would be taking a Home Equity Line of Credit to do this but have little equity in our 275,000 home valued at 280,000...we have no loan on our home but our mortgage and mortgage loan rate is at 4.5%. Humbly appreciate your consideration. Thank You. Borrower added on 01/06/11 > Have 2 store credit cards and a bank Mastercard - all in good standing. Average interest rate is about 14% overall but need simplicity of one monthly payment to get debt free in 5 years- so my wife and I of 20 years can rid ourselves of credit cards for good. Would be taking a Home Equity Line of Credit to do this but have little equity in our 275,000 home valued at 280,000...we have no loan on our home but our mortgage and mortgage loan rate is at 4.5%. Humbly appreciate your consideration. Thank You. Borrower added on 01/06/11 > For some reason the site's not allowing me to answer the questions from investors at the moment...but want to address all of them here in loan description even if I can't elsewhere on the site. I received a question about whether I have a HELOC on my home mortgage and answer is no HELOC. Also what is my home valued at? and that answer is 280,000. What I owe on my mortgage? answer is 275,000 - so a HELOC is out of the question for me as a debt consolidation tool. This Lending club service is the next best thing for consolidating bills in my opinion- as I am trying to permanently end our reliance on credit cards altogether. The monthly payment I selected is very manageable and I just want peace of mind with a single payment. To best of my knowledge I've never had a late payment across a 20 year credit history - I'm a very safe investment with a stable six-figure government job- I've just been carrying these high balance credit cards for far too long.

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	80
Revolving Credit Balance:	$23,632.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $ 275,000 is the balance of Mortgage and there is no HELOC 2. The home is valued at $280,000. I have no problems meeting any of these and all other obligations- just committed to actually becoming credit card free for once - seeing light at the end of the tunnel.
Hi, My questions are: (1) U S Army Rank? Pay Grade? ETS? (Officers ETS is "Indefinite") (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Rank: LTC; want to pay this loan off as fast as possible - we want out of credit debt for good and any loan at 16% is going to be a great motivator to do pay off sooner than full term. Prime reason for five year term is that we're just trying to be sensible with the cashflow of an affordable baseline payment to start with. Could complete payoff of this loan anywhere from 2-4 years is my prediction. I like your point about if loan doesn't 100% fund - it is more advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts - so likely will relist any unfunded amount in 6 months for lower APR. We're committed to having no more credit cards regardless. Thank you for your valable input as well as your service to our Country!

Member Payment Dependent Notes Series 643774

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643774	$10,000	$10,000	6.54%	1.00%	January 13, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643774. Member loan 643774 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Holland motor	Debt-to-income ratio:	20.09%
Length of employment:	10+ years	Location:	Chicago, IL

Home town:
Current & past employers:	Holland motor
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,997.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Holland motor?	My job at Holland motor frt,is to unload and load inbound freight for delivery to our various customers. I drive a forklift most of the time. Sometimes hand unloading is required.

Member Payment Dependent Notes Series 643778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643778	$10,000	$10,000	6.91%	1.00%	January 12, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643778. Member loan 643778 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Miami Dade County Public Schools	Debt-to-income ratio:	13.01%
Length of employment:	10+ years	Location:	Weston, FL

Home town:
Current & past employers:	Miami Dade County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I plan to pay off my credit card debt. I am a cancer survivor and cancer isn't cheap. I also got into debt with a large vet bill. The shoes and purses title is a joke, I pay cash/debit for most of my fun stuff or pay it off. The interest rate on two cards is too high for me to realistically pay them off in a reasonable time. I am a responsible person with dependable 12 month income. I also work part time on weekends to make extra money to help pay off my debts. I am a Speech/Language Pathologist. I am a home owner. Single, one cat. No dependants. My surgeries following a double mastectomy are complete (I have only one more $100 payment to the hospital left.). I have never filed for bankruptsy: I don't shy away from my responsibilities but I am looking for a low interest way to pay off the debt. If you have any questions, let me know. Borrower added on 01/04/11 > I've been gainfully employed for 34 years.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	3
Revolving Credit Balance:	$5,389.00	Public Records On File:	0
Revolving Line Utilization:	13.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Miami Dade County Public Schools?	I am a Speech/Language Pathologist. I specialize in working with severely multihandicapped children, especially those with hearing impairments and syndromes.

Member Payment Dependent Notes Series 643789

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643789	$25,000	$25,000	13.35%	1.00%	January 18, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643789. Member loan 643789 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	IBM	Debt-to-income ratio:	21.08%
Length of employment:	10+ years	Location:	Poughkeepsie, NY

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1986	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,784.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1) I have been with IBM for 25 years.Currently, I'm in a Procurement / IT position. I interface with the IT community and handle all the Procurement and Logistics requirements for an IBM group in Singapore. 2) At this point I'm looking at probably a 4 to 5 year range to pay off a 25k loan. Thanks so much for your consideration in fully funding the loan. It will really help me out on this end. 3) If it were necessary, I would consider accepting a partially funded loan.
Please list balances, APRs, and monthly payments for the debt you intend to consolidate with this loan. Thanks!	1)Sears Master Card 25.24% $11,000 2) LL Bean Visa 29.99% $4,200 3) Home Depot 22.99% $1,600 4) Bank of America 15.99% $1,300 5) GE Money 29.99% $1,300 6)American Express -$3,200
do you see any reason you might not be with IBM within the next 18 months or so? (looming cutbacks, health reasons, etc)	My job at IBM is quite stable. In fact I just started on a project that it fully funded for the next 4 to 5 years and I work directly with a group in Singapore that is in fact growing.

Member Payment Dependent Notes Series 643791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643791	$15,000	$15,000	6.17%	1.00%	January 18, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643791. Member loan 643791 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	AlloSource	Debt-to-income ratio:	5.87%
Length of employment:	5 years	Location:	Denver, CO

Home town:
Current & past employers:	AlloSource
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,273.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is AlloSource and what do you do there?	AlloSource is a tissue bank. I train technicians to process human tissue for grafts.
What is it you plan on using the requested funds for?	Debt consolidation.
Could you list the current intersest rates and amounts owed on the debt you wish to consolidate?	The amount is about $15,000. The interest rates vary between 9 and 15%. I really am looking for a good loan to make one monthly payment to, so I chose Lending club.

Member Payment Dependent Notes Series 643795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643795	$12,000	$12,000	10.36%	1.00%	January 13, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643795. Member loan 643795 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	EasternData	Debt-to-income ratio:	18.44%
Length of employment:	< 1 year	Location:	virginia beach, VA

Home town:
Current & past employers:	EasternData
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > I will use this loan to consolidate our payments to help improve our savings and payoff due to our new family member. I make all my payments and have a very secure job.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,815.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at EasternData and where did you work prior to that?	I do IT/Engineering consulting for business clients in healthcare, hospitality, manufacturing and small business. I worked for a hotel management company for 7 years prior to that and took them as a client with my new job.
Please list balances, APRs, and monthly payments for the debt you intend to consolidate wiht this loan. Thanks!	Debt #1:2,430 26.% 95.00 Debt #2:1,780 17.9% 52.00 Debt #3:2,836 15.9% 198.00 Debt #4:2,300 14.9% 174.00 Debt #5:1,560 22.9% 49.00 Debt #6:930 23.9% 40.00 Debt #7:800 20.8% 38.00 Total Balance= $12,636 Total Payments= $646.00 Averrage APR = 20.3%

Member Payment Dependent Notes Series 643800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643800	$18,000	$18,000	16.32%	1.00%	January 13, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643800. Member loan 643800 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Interval International	Debt-to-income ratio:	23.30%
Length of employment:	1 year	Location:	Hallandale Beach, FL

Home town:
Current & past employers:	Interval International
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > I plan to use the funds to consolidate/pay off personal debt to allow for additional savings. I have a very good credit history with all on-time payments on a new auto loan, for which I was able to obtain 0% interest. I am a young IT professional with a stable job history and zero dependents, which allows me to maintain a strict budget. I adhere to a budget, which allows only $240.00 p/month of discretionary spending, $300 p/month for groceries, $675 p/month for rent/utilities, and $300 p/month for student loans and transportation and the remainder falls into a variety of savings categories. Furthermore, I utilize automatic electronic payment/deduction methods to ensure my bills are paid on time. Borrower added on 01/01/11 > Additional Information that May be Helpful to Know: The debt that I am interested in consolidating is not all listed in my credit report (one account is). The debt are personal loans by a private investor (aka family member) on their CREDIT CARDS for medical and moving expenses, etc. Their interest rate on their credits cards is high at this point due to their own credit struggles (19.99 to 29.99%) and my one retail card is also high (24.99). Therefore, I would like to consolidate these loans to allow for both increased savings and ease of payment. If I am unable to obtain full funding, I would very much consider partial funding in order to pay off the higher rate debt. I would much rather obtain a loan to pay these debts and keep savings for emergencies/cushion, than pay them off and have no emergency savings (especially given the current economic climate). Below are the approximate balances on the debt I am interested in consolidating: A: 6700 B: 3600 C: 3700 D. 634 E. 2500 Also, of note, although my car loan is currently approximately 298 p/month. This is a joint debt and I only pay $150 p/month on this loan, which was obtained with 0% interest, and which I will of course keep as is!

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,567.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where did you work prior to Interval International?	I have moved from one state to another a few times, as my significant other completed a doctoral education, internship, and residency. Therefore, while I have a strong work history, I have both consulted and been employed by several reputable and well-established companies prior to Interval International, including Highlights for Children (most immediately prior to Interval), Fisher Design, TBWA\Chiat\Day, Tommy Hilfiger, and Macys. I now permanently reside at my current location - in fact,my significant other now has a private practice locally.

Member Payment Dependent Notes Series 643822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643822	$10,000	$10,000	15.57%	1.00%	January 18, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643822. Member loan 643822 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	7.10%
Length of employment:	3 years	Location:	Queens Village, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > The funds will be used in purchasing used cars for resale. I know the importance of having good credit and paying my bills on time

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$644.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Type your answer here.Hi-end management Inc and Hi end auto group

Member Payment Dependent Notes Series 643860

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643860	$16,800	$16,800	6.17%	1.00%	January 14, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643860. Member loan 643860 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,600 / month
Current employer:	The Herald-Dispatch	Debt-to-income ratio:	18.89%
Length of employment:	3 years	Location:	huntington, WV

Home town:
Current & past employers:	The Herald-Dispatch
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > To consolidate medical bills and a couple credit cards

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,935.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for The Herald-Dispatch?	I've been an education reporter since August 2007. Before that, worked two years as a reporter at a weekly in Bradenton, Fl. Luckily, our newspaper is located in a city where people still want the paper copy of the newspaper and advertising is still good.
What is it you plan on using the requested funds for?	In early 2010, during my wife's pregnancy, our financial house kind of fell apart. She was hospitalized several times for various issues, then the baby came early and spent 2 weeks in NICU. Everyone's healthy now, Thank God, but because my insurance is subpar -- large out of pocket -- it left us with some issues. We couldn't use all of our tax refund to pay off windows like we planned, so we had to transfer the remaining balance to a 0 interest CC, which runs out in the spring. Some of the loan will go to that. Some will go to pay off one of the medical bills, which is being offered at a discount rate. And some of the money will go be used to pay some student loan interest while its in deferment.

Member Payment Dependent Notes Series 644003

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644003	$20,000	$20,000	14.09%	1.00%	January 13, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644003. Member loan 644003 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Seminole Hard Rock Casino	Debt-to-income ratio:	15.21%
Length of employment:	2 years	Location:	PLANT CITY, FL

Home town:
Current & past employers:	Seminole Hard Rock Casino
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	46	Months Since Last Delinquency:	16
Revolving Credit Balance:	$13,392.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 644027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644027	$8,550	$8,550	6.91%	1.00%	January 18, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644027. Member loan 644027 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Town of Wellfleet, Massachusetts	Debt-to-income ratio:	9.34%
Length of employment:	10+ years	Location:	Eastham, MA

Home town:
Current & past employers:	Town of Wellfleet, Massachusetts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > The purpose of this loan is to pay off a high interest credit card with a lower interest rate in order to take charge of my personal finances and to preserve my credit history

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1979	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	24
Revolving Credit Balance:	$8,802.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the town of Wellfleet, and how stable is your job? Please list all of your debts, including interest rates, balances, and monthly payments, and say which you will be paying off with this loan. What will you do to avoid accumulating further debt in the future? Also, can you explain the delinquency on your credit report from 24 months ago?	Type your answer here. I have been an elementary school teacher for the past 14 years, and my job is extremely stable, as I am tenured. I owe 253k to Cape Cod Five Bank for my mortgage on a home in Eastham on Cape Cod. I also own a seasonal cabin in Maine with a mortgage of 122k. My int. rate on Eastham is 4.86% and a 4.15 % rate on the cabin. Additional debt, aside from the credit card bal. of $8500, includes 2 college loans with balances of 11k and 6k. These are Parent Plus loans from my 2 sons. What I have already done is to refinance my home mortgage, and in the process of doing same for credit card. The most significant move I will make in the present time is to close out my credit card, and only purchase items which I can pay for on the spot! Thank you for your inquiry.
What are the interest rates, balances, and monthly payments on the credit cards you'll be paying off with this loan? What was the delinquency from?	Type your answer here. There is one credit card. The APR is 11.24% on purchases. The balance is $8500. There is, and never has been a delinquency on this credit card.
The delinquency I was referring to is the one 24 months ago that appears on your credit report. Lenders don't have access to your full credit report, so we can't see what card or lender this delinquency was from. Do you know what it's from?	Type your answer here. If it is the one I think you are referring to, it is a J Jill acct. I made a purchase at a mall in 2007 where upon I was asked if I had an acct., and indicated I didn't think I had one which was active because I had used it years ago. She informed me that it was, and I completed my purchase that way. What I did not realize was that because it had been awhile since I had used the acct., the bills had been going to the address where I had lived with my former husband. Since the forwarding time had expired at that address, the bills never found their way to me, and although I was perhaps remiss in not remembering that to be the case, J Jill was unable to locate me until months later. I fought and debated with the company as a loyal and prompt bill payer, to no avail. So this was actually nearly 4 years ago, even though my credit report has not caught up with the history. I pay my bills on time, and this has been the only scourge upon my credit history. As an aside, although I'm sure you don't require the extra info, I have ceased to do business with this company. Thank you for inquiry.

Member Payment Dependent Notes Series 644036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644036	$16,000	$16,000	6.91%	1.00%	January 14, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644036. Member loan 644036 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Guardsmark, LLC	Debt-to-income ratio:	24.90%
Length of employment:	10+ years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Guardsmark, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > Looking to payoff the credit card companies and reduce my rate on these 2 cards. Stable job for over 16 years and wife works also, never missed a mortgage payment or car payment my whole life. Honest, hardworking, remarried with two kids with a solid management job in growing service industry.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,290.00	Public Records On File:	0
Revolving Line Utilization:	41.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Guardsmark, LLC?	district manager
I look forward to investing in your loan. Have you taken any steps to avoid accumulating more new debt (closing credit card accounts, setting a monthly budget, etc...)?	I reached age 35 without ever having credit card debt - then came 2008 and quickly I had to take on legal expenses of about 40K... Luckily it was money well spent and I have custody of my 5yr old daughter, and only 3 year alimony obligation ... The most important thing I did to avoid debt like this from happening again is I recently remarried with a iron clad premarital agreement to wonderful single mom who has her tubes snipped. I'm an avid clark howard radio listener and people say I'm tighter than two coats of paint... I would love to fire the over priced credit card companies with this loan and close these accounts.
What are the current rates and balances on the debt you are consolidating? Thanks.	both 12.9% ~ about 16,240 combined (Chase$6640 & BOA $9600)

Member Payment Dependent Notes Series 644037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644037	$10,200	$10,200	6.17%	1.00%	January 14, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644037. Member loan 644037 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,708 / month
Current employer:	Pactiv	Debt-to-income ratio:	22.24%
Length of employment:	2 years	Location:	WARNER ROBINS, GA

Home town:
Current & past employers:	Pactiv
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > Cleaning up the final credit cards and getting our financial house in order. The assistance is greatly appreciated... Borrower added on 01/04/11 > Appreiciate the assistance and hopefully I will be able to return the favor to someone else who needs a lift up.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,882.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Pactiv?	Unit manager.

Member Payment Dependent Notes Series 644049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644049	$15,000	$15,000	10.36%	1.00%	January 18, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644049. Member loan 644049 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Financial Management Strategies	Debt-to-income ratio:	24.62%
Length of employment:	8 years	Location:	medina, OH

Home town:
Current & past employers:	Financial Management Strategies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > My wife and I plan to pay our credit card with a balance of $14k witht his loan. Essentially replacing a variable rate with a fixed rate loan. Together my wife and I bring in a net $7,000 a month. She is a school teacher, special needs, for 7 years and I am a partner in a investment management firm. I invest money for individuals, retirement plans, and non-profits. We got married last July and bought a home in March/April of 2010. With those two big events out of the way, we are now renewing our plans to reduce debt and increase savings.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	43
Revolving Credit Balance:	$1,491.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, interested in funding your loan. Could you please explain in detail what the 15K will be used for? Your revolving credit balance shows only 1K5? What debts will you be consolidating and what APR do they have? What other debts will you keep after getting this loan? Also: What do you do at FMS?	Type your answer here.Our only credit card balance is the Chase, and it currently stands at $14,000. About a year ago I transferred $16,000 to this card, because it had 0% interest. That was my wife's debt when we got married. The card has an APR of 9.99%, which is what this balance will go to in a couple of months when the 0% rate expires. I believe rates will go up and I want to get a fixed rate loan at a payment that we can easily afford. We are paying an extra $350 a month to reduce that debt quickly, but then we bought a house in April and all the extra things that go with that, so the balance did not get reduced as much as we had hoped. Now that the home is done, the balance should go down quicker. My wife is a school teacher of 7 years and I am a partner and the portfolio manager for an investment management firm, FMS. We manage money for individuals, retirement plans, pensions, and non-profits. We started in 2001 and have survived two bear markets,so we are doing something right there.
Please indicate names of credit cards to be paid off, balances, interest rates and present minimum payments. Thanks in advance!	Type your answer here. It is our Chase credit card, with about $14k. My wife had credit cards of 16k, which I transferred to the Chase @ 0% for one year. That year will expire in a couple of months. APR on Chase for purchases is 9.99%. Minimum payment is $150, but we have been paying $500 to get the balance down quicker. We bought a house in March 2010 and that kind of changed plans a bit. Now that the home stuff is done, we are resuming the paying down of the credit card. I want to pay off the variable and get a fixed loan at a payment that is very affordable for us, because I think rates will have to go up over the next few years. Hope that is what you were looking for.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	Type your answer here. Together my wife and I will bring in a net $7,000 a month. Our total monthly expenses including mortgage, utes, school loans, food, insurance, etc. is $6,400. We have $600 a month extra. The anticipated monthly payment for this loan would reduce our monthly expenses by $100, leaving us with a $700 a month cushion. Mortgage $1,757.00 Entertainment/Gas/Food $1,733.33 Car Loan $185.00 School Loans $470.00 Budgeted Above $1,530.00 Car/umbrella Insurance $135.00 Cable $113.00 cell phone $30.00 Life Insurance $60.00 Current Lending club $307.00 Medina Taxes $81.00 Budgeted Above includes clothes, vacations, wife play money, utilities, car maintenance, b-days/gifts, and healthcare. Hope that answers your question.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Type your answer here. Are you able to see answers to other lender's questions? I ask because I answered the first part of your question already to another lender. 2nd question: I chose 5 years, because that is a payment we can easily afford, even if for some reason our income declines. I am a conservative money manager by nature, so I want to build in some cushion in our budget. Taking the lower payment helps build that cushion. We have a $600-$700 a month cushion now, so yes I would expect we would pay some extra every month, but nothing scheduled, so I can't tell you if we will pay the loan off in three years or five. Apart of that monthly cushion is going to savings and building up more of a liquid (cash) fund. 3rd question: I understand that if the loan is 60% funded that I have to accept the loan, so no real choice there. Since my objective is to get variable rate credit cards to a fixed, I would accept the amount people have invested in me, as that helps my family get out from under variable rates, which I think will go up over the next few years. Hope that answers your questions. Thank you

Member Payment Dependent Notes Series 644100

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644100	$12,000	$12,000	6.17%	1.00%	January 14, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644100. Member loan 644100 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Wal-Mart	Debt-to-income ratio:	14.05%
Length of employment:	4 years	Location:	Bradford, PA

Home town:
Current & past employers:	Wal-Mart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > With this loan, I plan to consolidate 2 credit cards and a personal loan. At the quoted interest rate and monthly payment, I will be able to repay the debts 2 years sooner for only $15 per month more than I currently pay. Borrower added on 01/03/11 > These are the debts I intend to pay off with this loan: Personal Loan - $7,528, 26.72%, $224/month, 5 years Credit Card 1 - $913, 18.99%, $25/month Credit Card 2 - $3,971, 17.9%, $102/month While $12,000 will not entirely cover the amount of these debts, I will have the funds to pay the balance, thanks to my increased income from my recent promotion. Borrower added on 01/05/11 > Monthly Net Income - $2200 Monthly Expenses - $1574 Expense Breakdown: Rent (including Heat, Electric, Water, Sewage, Garbage) $345 ($690 shared), Groceries $125 ($250 shared), Fuel $150, Phone $95, Home Phone/Cable/Internet $134, Storage $66, Personal Loan $224, Credit Card 1 $25, Credit Card 2 $102, Student Loan $95, Restaurants $100, Movies $13, Shopping $100. Borrower added on 01/07/11 > I would be willing to accept partial funding, since it would likely be enough to at least refinance the personal loan.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,051.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Wal-Mart?	I am currently an Assistant Manager Trainee. On January 15th, my training will be complete and I will be a full-fledged Assistant Store Manager.
Hi, have you read the book "The Richest Man in Babylon"?	No, have not read "The Richest Man in Babylon." I did look into it after I read your question however. Wikipedia has a detailed chapter summary and reveals some great pointers. I will definitely have to pick up a copy. Thank you.

Member Payment Dependent Notes Series 644143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644143	$8,000	$8,000	6.17%	1.00%	January 13, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644143. Member loan 644143 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Frito- Lay Inc	Debt-to-income ratio:	2.27%
Length of employment:	6 years	Location:	Warwick, RI

Home town:
Current & past employers:	Frito- Lay Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	19
Revolving Credit Balance:	$822.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Frito- Lay Inc?	At Frito-Lay (a potato chip company) I run and manage a warehouse. I oversee 25 employees and all day to day business. We are a distribution center, we have trailers of products come in and we put together orders of product and ship them out.

Member Payment Dependent Notes Series 644163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644163	$14,000	$14,000	6.17%	1.00%	January 14, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644163. Member loan 644163 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Santa Rosa High School	Debt-to-income ratio:	10.93%
Length of employment:	5 years	Location:	Santa Rosa, CA

Home town:
Current & past employers:	Santa Rosa High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > This loan will help me to eliminate credit card debt. My goal is to live entirely debt and credit card free by 2015. As a teacher, I believe I have the responsibility to set the example for my students - Lending Club will help me do just that!

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,866.00	Public Records On File:	0
Revolving Line Utilization:	62.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What subject (or grades) do you teach at Santa Rosa High School?	This year I teach Academic English 9, Support English 9, and one section of Survey 12. Most years I teach Academic English to 11th and 12th graders. American Literature is my favorite. Thank you for asking.

Member Payment Dependent Notes Series 644241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644241	$20,000	$20,000	6.91%	1.00%	January 14, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644241. Member loan 644241 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Walgreens	Debt-to-income ratio:	18.93%
Length of employment:	8 years	Location:	Sunrise , FL

Home town:
Current & past employers:	Walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > What makes me a good borrower is I never miss payments. My credit score is in the top tier and I have a surplus in my monthly budget. Borrower added on 01/01/11 > I am consolidating 2 high interest credit cards.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,645.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Walgreens?	PharmD
You are right you are a good canidate for lenders but we need more info especially since you make quite a hugh sum of money per month, so why don't you tell us why you need it and how you plan not to get in this sit;uation again? You will be funded much, much quicker.	Good question. As I got my doctorate and went to a private school, I funded my schooling with student loans and revolving credit. I have paid down the majority of the revolving credit line except for the $20,000 at high interest. I make all the payments now with no problem, but it is in my best interest to pay it off quicker at a lower interest rate. Thanks!
What are the current rates and balances on the debt you are consolidating? Thanks.	12.7% at $14,700 and $5020 at 14.00%

Member Payment Dependent Notes Series 644248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644248	$25,000	$25,000	10.36%	1.00%	January 13, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644248. Member loan 644248 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	US Marines	Debt-to-income ratio:	4.84%
Length of employment:	10+ years	Location:	Temecula, CA

Home town:
Current & past employers:	US Marines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > 9850 @13.99%, 210/mo 6875 @ 13.99%, 200/mo 3250 @ 17.00%, 125/mo 600 @ 13.00% 50/mo 6700 @ 11.99% 200/mo It seems we've made payments forever on these accounts we haven't used in years with no progress, a loan would allow me to erase them with a secured end date. Borrower added on 01/05/11 > More info: We had been carrying the balances but only paid the minimum amount because we were saving to buy a house. After the credit laws changed, two of the companies dropped my limit to the balance on hand. We had never missed or been late on a payment. The drop in limit made it look like two of the cards were maxed out, when the other two companies did a re-evaluation they thought we were more likely to default and raised our rates. I'm an active duty military man and absolutely will not default or be late on any payment due-never have on any debt. These cards have just become unmanageable as far as paying them off goes. Thank you for looking at my account.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,002.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the balances, APRs, and monthly payments for the debt you intend to consolidate with this loan. Thanks!	It keeps asking me to answer your question,when I did it put my accounts minus one on the description page that I see.
Marine, My questions are: (1) Rank? Pay Grade? ETS? (Officers ETS are "Indefinite") (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 457 are listed today. Not all will 100 pct fund, especially sizes $20K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired (MSgt Disbursing/Finance) Location: Virginia Beach,VA	I'm an 03E and will retire in 4 years, intent is to payoff the loan in two years or less to ensure I retire with no debt other than the mortgage. I don't see why I wouldn't accept a partially funded loan at the rates published.
Captain, received reply; thanks for information. Frmer Finance Chief, is quite familiar with O-1E, O-2E and O-3E Pay Grades and their high Base Pays compensating for previous 4-years plus enisted service. Three keys to quickly achieve 100 pct funded loan are: (1) Answer lenders questions thoroughly, promptly as possible (2) Ensure Company or Battalion Administrative Officer promptly anwsers Lending Club Home Office Credit Reviewer's phone calls to verify your active duty employment status including projected ETS, i.e., retire in 4-years, and (3) If Lending Club Home Office Credit Reviewer's ask you for income verification promptly fax or email (as .PDFattachment) your TWO most recent LES's. Active duty/retired military, federal/state/municipal civil service employeds are prime borrowers whose loans lenders prefer to fund because their future job security translates into monthly loan payments received on time. Semper Fi, Lender 505570 U S Marine Corps Retired Virginia Beach, Va	Good to go, thanks.
What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	The mortgage left is 386,000-we've only been in it a year and a half. Zillow says 371,000, not sure how accurate that is. I have no additional mortgages or home equity lines of credit, other than the original mortgage the only debt we have are the credit cards that have been diificult to pay off.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	Yes, I'm the sole wage owner for a family of four. I net about 110,000 a year, gross almost 8k a month. Mortgage is 2600, phone-120, cable & interent/120, gas/50, electric/160, insurance/110, IRAs/300, 2x 529s/200, 401k/250, the cars are paid for. The credit card payments right now are about 800-1000 a month, more than the minimums, but not doing too much damage to the total balances.
Hi, since you are the sole wage earner and I am not too familiar how the US Maries works. Is it possible that you will be put in a situation your life would be in danger? thank you	Typically, yes the line of work I am in has it's dangers-but I do have more than 500k in life insurance to take care of my family in the event something happened to me.
You must understand this is a big loan and most loans do not fund. To help you get the loan funded, may I ask the following: What is your budget for the next 2 years if the loan does not fund? What is your budget for the next 2 years if the loan does fund? Will you verify your income? You can do this by contacting LC by phone 866 754-4094, 8am-5pm Monday-Friday or email: support@lendingclub.com and tell LC that you WANT them to verify your income to help your chance of your loan fully funding. You will need to send LC pay stubs, w2 etc by email or fax. (Sometimes LC tells you don???t NEED to verify your income, which is true. It???s also true that funders do not NEED to fund your loan. If LC verifies your income, it greatly increases your chances of being funded and not having your loan request rejected) --Are you on active duty? being deployed anytime soon? (and thank you for your service to our country, we can't all do it, and most who can, don't. So thank you.) Good Luck.	I did send in my verification info a while ago, not sure if that is visible to the investors or not. I just returned from Afghanistan 4 weeks ago and thank you. Not sure if you can see previously answered questions or not, but right now we dedicate about 900 a month towards these credit card balances. At the rates being charged, it's obviously not a rapid process. We stopped using them a while ago having recognized the problem we had created-and I think we know now how to treat cards in the future. If I do receive the loan, then the 800/mo payment would replace the individual payment that are spread out over multiple cards. If we don't get it, then I guess we'll continue to pay as much as we can and try again at a later date.

Member Payment Dependent Notes Series 644250

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644250	$9,250	$9,250	10.36%	1.00%	January 12, 2011	January 16, 2016	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644250. Member loan 644250 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Wickman Gardens	Debt-to-income ratio:	23.35%
Length of employment:	5 years	Location:	Springfield, MO

Home town:
Current & past employers:	Wickman Gardens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > All funds will be used to pay high interest credit cards. As a borrower all payments will be made on time and extra payments will be made when possible. I am extremely determined to be debt free within the life of this loan. Our monthly budget allows ample room to make this loan payment with the lower interest rate. My job is extremely secure due to the nature of our company's business.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,195.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Wickman Gardens?	I appologize. I thought I had put that in the profile. I am a floral designer and have been for the past 5 years at Wickman Gardens. Thanks for your inquiry. Let me know if you need more information.
Please list balances, APRs, and monthly payments for the cards you intend to pay off with this loan. Thanks!	balance 1 - $3078.00 - APR 26.99% - min payment - approx. $100.00 balance 2 - $12,116.00 - APR 19.24% - min payment - approx. $310.00

Member Payment Dependent Notes Series 644291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644291	$7,200	$7,200	5.79%	1.00%	January 12, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644291. Member loan 644291 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	West Virginia University	Debt-to-income ratio:	16.86%
Length of employment:	3 years	Location:	Morgantown, WV

Home town:
Current & past employers:	West Virginia University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I am not in financial trouble. I have two cards that I would love to "knock out" and pay a lower rate on through Lending Club. Thanks!

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	53
Revolving Credit Balance:	$4,493.00	Public Records On File:	0
Revolving Line Utilization:	15.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at West Virginia University?	I am a coach.
What are the rates and amounts in the accounts you are trying to consolidate?	To be honest, I haven't really looked. I saw this Lending Club Ad online and thought I would look into it. I am not in financial trouble, but I am pretty sure that the rates here are better than the 2 cards I am trying to consolidate; Amex and "Frontier" cards. Combined approx 6K.
If you can specify that information you are more likely to have people fund your loan	What information?

Member Payment Dependent Notes Series 644304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644304	$24,000	$24,000	8.88%	1.00%	January 14, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644304. Member loan 644304 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,583 / month
Current employer:	San Diego Collision Centers	Debt-to-income ratio:	13.09%
Length of employment:	10+ years	Location:	Santee, CA

Home town:
Current & past employers:	San Diego Collision Centers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > I took a loan out from my 401k a few years ago to purchase investment property. I still own it, but want to repay my 401k.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,652.00	Public Records On File:	0
Revolving Line Utilization:	76.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at San Diego Collision Centers?	I'm the General Manager responsible for the entire operation and report directly to an absentee owner. San Diego Collision Centers has two locations and are traditional, high volume body shops.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	My net monthly income was increased 20% to $8,462 in October, plus my wife's net monthly income of $3,122 creates a household income of $11,584. Our first mortgage payment is $2,300 and our second mortgage payment is $190. We do not have any car payments and have one residential investment property in Arizona, rented with a lease. We pay about $1,200 per month for that mortgage and related expenses, but only collect $800 in rent. Obviously there is a tax benefit each year end. The next largest item on our PFS is our RV, that monthly payment is $553. Not sure how much room I have here to respond, but our remaining monthly expenses including food, gas, insurance, utilities, personal trainer, day care, television, internet, telephone & wireless total approximately $2,700. Our recreation and entertainment budget ebbs & flows, but we usually take our RV out one weekend per month. That can add another $500 -$700. Hope this is helpful. Gary

Member Payment Dependent Notes Series 644314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644314	$10,750	$10,750	6.17%	1.00%	January 18, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644314. Member loan 644314 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	lil rascals academy	Debt-to-income ratio:	21.44%
Length of employment:	10+ years	Location:	sunrise, FL

Home town:
Current & past employers:	lil rascals academy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > thank you for your help . Borrower added on 01/04/11 > i need to catch up on bills my brother had 5 surgeries within the past year. thank you for your consideration

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,042.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 644453

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644453	$5,000	$5,000	9.99%	1.00%	January 18, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644453. Member loan 644453 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,631 / month
Current employer:	Prince Georges County Board of Edu.	Debt-to-income ratio:	12.62%
Length of employment:	6 years	Location:	Seat Pleasant, MD

Home town:
Current & past employers:	Prince Georges County Board of Edu.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1982	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	47
Revolving Credit Balance:	$3,636.00	Public Records On File:	1
Revolving Line Utilization:	38.30%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Prince Georges County Board of Edu.?	I'm A Night Cleaning Supervisor. I have a Swing Person, and one Night Cleaning Person, and we have assigned areas to clean every night.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially selected 3-yrs term length. How long do you realistically expect to service loan (an active status) before loan paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (FYI: After loan is issued an option is to email support@lendingclub.com. Request to establish higher $ "fixed" payment. This automatically shortens loan's payment length. Support approves requests to repay loans more quickly when $ payment is higher, e.g., $250 desired per month vs. $175 required per month. Caveat: After "fixed" higher $ monthly payment established, Support will not lower monthly payment later. A voluntarily higher $ monthly payment remains status quo (same) durig entire life of a loan.) Best wishes your loan 100 percent quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I'm a Night cleaning Supervisor. I Super one Swing Person and one Night Cleaning Person, and including myself we have assigned areas to clean every night at the elementary school were in. I was given the 3-yr repayment opiton, but I hope to have the loan paid off in 2-yrs or less by paing $250.00 per month, and this should be possible since this will help eliminate the debt I'm requesting the loan for.
What do you do for the Prince Georges County Board of Edu.?	I'm a Night Cleaning Supervisor, and I supervise one Swing Person and one Night Cleaner Person and we have assigned sections of an elementary school to clean every night.

Member Payment Dependent Notes Series 644529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644529	$19,750	$19,750	10.36%	1.00%	January 18, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644529. Member loan 644529 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Child & Family Focus	Debt-to-income ratio:	24.23%
Length of employment:	5 years	Location:	Jeffersonville, PA

Home town:
Current & past employers:	Child & Family Focus
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I am looking to consolidate my debt in order to be more financially secure. I recently got married and we did the best we could to save money and not put wedding expenses on our credit card, however, that became very difficult and everything just added up. Our goal is to be financially secure in our new life and we know that owing our life to a credit card company is not the way to go!

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,379.00	Public Records On File:	0
Revolving Line Utilization:	57.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list balances, APRs, and monthly payments for the cards you intend to pay off with this loan. Thanks!	Trumark $12,000 12.9% $300 Home Depot $1,090.77 24.9% $40 Capital One $1232.79 24% $40 Best Buy $3,365.62 25.9% $100 Am. Sig. $673 24.9% $40
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3..Are you the sole wage earner? Thanks.	Desk8149, I am NOT the sole wage earner. My husband makes an additional $5,000/month. Lending Club does not allow for a joint applicant or we would have included him on the application. My NET income is $3,335.48 and our monthly expenses are: Mortgage $1125 Electric $148 Phone $150 (Cell - No Home Phone) Food $200 Car + Insurance $460 Fios + Internet $150 We have no children and besides the credit cards we are paying off, these are all of our monthly expenses.

Member Payment Dependent Notes Series 644553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644553	$20,000	$20,000	8.88%	1.00%	January 13, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644553. Member loan 644553 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	United States Aviation Underwriters	Debt-to-income ratio:	10.35%
Length of employment:	10+ years	Location:	Brooklyn, NY

Home town:
Current & past employers:	United States Aviation Underwriters
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > This loan will be used to pay off the high interest rate credit cards. It will then be my #1 priority to repay this loan. I am always on time with my payments.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,797.00	Public Records On File:	0
Revolving Line Utilization:	73.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at United States Aviation Underwriters?	Accounts payable / recievable
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	Net income is $2500.00. That is used for rent $600.00, phone bill $95.00, gym membership $20.00 and food expenses is $150.00, and then most to pay off credit card debt. This loan is for $20000.00 at 8.8% interest for a 3 year period. It will be strictly used to pay off the credit cards.
$150 for food each month! Are you only eating bread? lol. Getting down to business, you have about $14000 in revolving credit debt. Why take out $20000?	I owe $20, 509 in debt. That is why I had to take out $20000. It will be much more manageable to just pay back lending club. With the little bit of money I will be saving per month I will be able to eat a little better lol...
3.Please list your loan amounts & interest rates THAT YOU WILL BE PAYING OFF. 4.Are you the sole wage earner?	The loan is for $20000.00 at 8.8%

Member Payment Dependent Notes Series 644581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644581	$20,000	$20,000	6.54%	1.00%	January 14, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644581. Member loan 644581 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Sears Holdings	Debt-to-income ratio:	11.92%
Length of employment:	7 years	Location:	Manahawkin, NJ

Home town:
Current & past employers:	Sears Holdings
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > The loan descriptions did not have a category for Adoption. My wife and I are in the process of adopting a child from South Korea. We decided to seek a low interest loan to cover about half of the total expense so that we can still continue to have a twelve month "nest egg" and do not have to cash out or borrow against any retirement investments. We rather have an affordable monthly payment that we can pay out of the household monthly budget. We plan on paying the remainding balance of this loan off prior to the 36 month term with the $5000.00 adoption benefit from my employer and the $13,170 (newly refundable) tax credit. We hope to finalize the adoption during the later part of 2011 and have all debts repaid in the early part of 2012.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$45,170.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Sears Holdings?	I am a Pharmaicst.

Member Payment Dependent Notes Series 644799

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644799	$8,500	$8,500	6.54%	1.00%	January 14, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644799. Member loan 644799 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,103 / month
Current employer:	US Army	Debt-to-income ratio:	15.72%
Length of employment:	8 years	Location:	San Antonio, TX

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,557.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	To pay off a high Interest personal loan or debt consolidation of high interest credit cards. I'm still considering which is the better move for me.
What is the current interst rate and amounts owed on the debt you wish to consolidate? What is your current rank in Army? Your current ETS?	1) Personal Loan = interest rate (12%), $8,542.19 owed as of today. or 2) Credit Cards = interest rate (16.9), $6900.00 owed as of today My rank is SGT, and my current ETS is 29 MAR 2011, but I am re enlisting for 48 months so will 29 MAR 2015.

Member Payment Dependent Notes Series 644844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644844	$18,000	$18,000	6.91%	1.00%	January 18, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644844. Member loan 644844 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Springdale Public Schools	Debt-to-income ratio:	22.35%
Length of employment:	7 years	Location:	Springdale, AR

Home town:
Current & past employers:	Springdale Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	27
Revolving Credit Balance:	$16,325.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Springdale Public Schools?	I am the instructional technology coordinator.
What are the current rates and balances on the debt you are consolidating? Thanks.	Three cards - ranging from 14 to 22
Shows a delinquency 27 months ago. What was this from?	My husband was unemployed and missed a car payment. He paid the car off fully 3 months later.
Hi. Can you comment on your delinquency 27 months ago? Thanks.	My husband was unemployed and missed a car payment. He paid the car off fully 3 months later.

Member Payment Dependent Notes Series 644846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644846	$8,000	$8,000	5.79%	1.00%	January 12, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644846. Member loan 644846 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Storms Ford Lincoln	Debt-to-income ratio:	7.28%
Length of employment:	4 years	Location:	Wading River, NY

Home town:
Current & past employers:	Storms Ford Lincoln
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > Purchasing a used car to rid myself of a unecessary monthly lease payment. Lowering my overall debt level in the process. Pay all bills on time and have a stable monthly income.

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,449.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Storms Ford Lincoln and where did you work prior to that?	Service Manager

Member Payment Dependent Notes Series 644887

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644887	$23,000	$23,000	6.17%	1.00%	January 18, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644887. Member loan 644887 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	East Windsor Regional School District	Debt-to-income ratio:	20.85%
Length of employment:	10+ years	Location:	East Windsor, NJ

Home town:
Current & past employers:	East Windsor Regional School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I am planning on using the funds to pay off credit card debt. Borrower added on 01/05/11 > I am an Occupational Therapist working with special education students in the elementary grades. In regards to my credit report, I am uncertain why there is a discrepancy between my report and the total of my outstanding debt when my statements come in the mail. Borrower added on 01/07/11 > Bank of America: $4,081.40 @ 13.24%, min. payment: 88.00 GEMoney: $6161.18 @9.99%, min payment:124 American Express: $8.708.68@ 15.4%, min payment 700.00 Capital One: $2000.00@ 23.15%, min payment 35.00 Lowes: 962.00 @ 26% min payment; 25.00 Total: 21,913.26. As an added note; I have a large balance on a card that I did not factor into the loan from the lending club, because the interest rate is low. With the ability to pay off the smaller debts with the help of you good people, I will be able to significantly increase my payment on this particular debt. I have been in the same job for 25 years and have r Borrower added on 01/07/11 > Oops - keep losing my screen. I do not want to head towards retirement age - along with age related health issues, with all this debt. I woke up and I'm smelling the coffee, and I see I need help. Borrower added on 01/08/11 > Re; last question posted: my monthly take home is $5298.00

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1975	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,575.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, thank you very much for your detailed information regarding your situation--I just have a couple of additional brief questions for you before I fund your loan. What is your net monthly income? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? How long do you expect to take to pay off this loan? Full 3-years? 2 to 3-years? 1 to 2-years? Less than 1-year? Thank you for your help, as well as for the wonderful work you do; I look forward to funding your loan. I hope you have a wonderful school year!	My monthly expenses are as follows: Mortgage: $2014.00, Home & Auto Insurance: $366.00, Cable:(phone,TV, internet) :$175.00, Homeowners Association Dues: $168.00, car loan: 400.00, Gym: $50.00, food: $400.00. My boyfriend pays the gas & electric bill. Payments on debts were itemized on the question submitted by CrossStitch02. It appears that I will need the full three years to pay off the loan, but if I can do it in less time, I most certainly will. Thanks for acknowleging my professional role; I appreciate it!

Member Payment Dependent Notes Series 644914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644914	$8,000	$8,000	6.54%	1.00%	January 18, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644914. Member loan 644914 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Lepko Finishing	Debt-to-income ratio:	8.51%
Length of employment:	6 years	Location:	Quakertown, PA

Home town:
Current & past employers:	Lepko Finishing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > I have a front porch that is very dangerous and must be fixed and I do not have enough equity for a home equity loan. Borrower added on 01/04/11 > The porch is slanted and a support beam is rotting out. There is a big possibility of it collapsing especially if snow accumulates on it. Borrower added on 01/12/11 > Please im A GREAT INVESTMENT i wish i could post a picture of the piller its goen 4 inches off level and do not want it to collapse on a car mailman or pedestrian or myself i wan to start asap when the snow melts just got 5 inches of snow last night and i shoveld the roof off from my bedroom window to take weight off!

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,853.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 644920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644920	$16,800	$16,800	6.17%	1.00%	January 18, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644920. Member loan 644920 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,083 / month
Current employer:	Federal Government	Debt-to-income ratio:	6.37%
Length of employment:	4 years	Location:	Fairfax, VA

Home town:
Current & past employers:	Federal Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > The funds will be used to consolidate debt to one account. I have a excellent credit score. I work for the federal government and have no plans of departing my current employer.

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you be a bit more specific on who you work for in the Federal Government, such as agency or department? Also, your profile indicates that you do not have any revolving debt. What debt do you want to consolidate? Art	I work for the ODNI. I recently got married and my husband has a few student loans and credit card balances. We will be using this loan to consolidate the remaining balance on those accounts as well as the remaining balance on my auto loan.
You said that you want to use this loan to pay off your car loan. At what rate is your car loan? Also, is the $8083 income just yours or the total household income?	The car loan is at 10.5%. $8083 is the total household income a month.

Member Payment Dependent Notes Series 644996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644996	$8,050	$8,050	12.98%	1.00%	January 12, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644996. Member loan 644996 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Minact Inc.	Debt-to-income ratio:	10.71%
Length of employment:	2 years	Location:	Mesa, AZ

Home town:
Current & past employers:	Minact Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I am a teacher just looking to get a lower interest loan to pay off my higher interest credit card bills. My monthly payment is still lower than what I pay on my credit cards so I can definitely afford the payments. I have a solid job and am completely self-sufficient.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2006	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,554.00	Public Records On File:	0
Revolving Line Utilization:	42.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What sort of teaching do you do?	I'm a reading instructor for at risk young adults.

Member Payment Dependent Notes Series 645000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645000	$10,800	$10,800	8.88%	1.00%	January 12, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645000. Member loan 645000 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	pastfuture, inc.	Debt-to-income ratio:	3.56%
Length of employment:	2 years	Location:	berkeley, CA

Home town:
Current & past employers:	pastfuture, inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > The funds will be used to pay off all credit cards. I am operations manager at an up and coming start up and do contracting on the side (tax prep work mostly). These cards will be paid off in 14 months without a loan but my APRs are high so I'm looking to consolidate, minimize how much I'm spending in the long run and pay it all off faster. It is my goal that once my credit card debt (mostly related to moving, vehicle breaking down and home computer dying all at the same time!) is paid off that I will invest in a home for my son and I. Borrower added on 01/02/11 > I will use funds to consolidate credit card payments and to lower the APR on what I owe (credit card companies have gone crazy!). My job is extremely stable, I am operations manager for an up and coming startup (lots of media attention, etc). My overhead is rent, food, gas/parking and debt. Currently my budget is such that I will have the credit card debt paid off in about 14 months but I am stretching myself thin to do that. Lowering the APR and consolidating will give me some wiggle room and let me pay this down all the more quickly. I'd rather make a single payment than keep playing the balance transfer game. Once this debt is paid off I will be investing in a house for my son and I. :) Borrower added on 01/09/11 > I just want to say "wow!" and "thank you" to everyone who has chosen to invest! I had no idea if joining the Lending Club would work out but just from the first few days of being "In Funding" I already can't wait to take part as an investor in the future! :)

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	65
Revolving Credit Balance:	$6,365.00	Public Records On File:	1
Revolving Line Utilization:	30.50%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 645021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645021	$20,000	$20,000	19.29%	1.00%	January 18, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645021. Member loan 645021 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	R.E. Serrano	Debt-to-income ratio:	12.39%
Length of employment:	5 years	Location:	BRENTWOOD, CA

Home town:
Current & past employers:	R.E. Serrano
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > Is there anything else that I need to do on my part? Thanks

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	45
Revolving Credit Balance:	$10,061.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	I turned in my income last week
Please verify your income with Lending Club and I will help fund your loan. Thanks!	done
What's your job?	Construction
What is R.E. Serrano and what do you do there?	Construction company. Run trucks
What was your Delinquency for, 45 months ago? Thank you!	Credit Cards

Member Payment Dependent Notes Series 645045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645045	$21,000	$21,000	17.06%	1.00%	January 18, 2011	January 16, 2016	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645045. Member loan 645045 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Toys R Us	Debt-to-income ratio:	12.40%
Length of employment:	2 years	Location:	RICHMOND, TX

Home town:
Current & past employers:	Toys R Us
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	45
Revolving Credit Balance:	$11,540.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Toys R Us and where did you work prior to that?	I am a Market Manager at Toys R Us overseeing 21 Express Stores. I was a Store Manager for Kohl's Department Store for 5 years prior to Toys R Us.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) $107,000.00 and No HELOC 2) $135,000.00 Market Value
1. What exactly are you planning on paying off w/ this loan? I see you have approx $11,500 revolving credit balance. You're requesting a $21,000 loan. What are your intentions w/ the additional $9,500 remaining funding? 2. Would you list current debt that you are paying off w/ this loan? If it's credit cards, list name, balance, and interest rate. Thanks. J.	I would like to pay off this loan as soon as possible. I would pay off additional bills such as funiture and eye lasik. I would also like to finish the patio deck with the remaining funds. I have listed my current debt, name, and balance on the application. Thanks Kenny
Do you intend on paying off and destroying your Credit Cards if this loan fully funds?	Yes
1.what was the delinquency 45mo ago? 2. for EACH debt you plan to pay off with this >17% LC loan, please provide the AMOUNT and RATE of that loan [e.g., BofA, 2000, 12% -- etc.]. thanks	1) I don't recall anything was delinquency 45 mo ago. 2) Wells Fargo, 7000.00, 14.99%, Capital One, 3500.00, 22%, First Premier Bank, 500.00, 22%, Chase, 380.00, 18%, Nelnet, 3600.00, 9.95%, Wells Fargo--Furniture 3900.00, 22%, Lasik, 350.00, 22%.

Member Payment Dependent Notes Series 645278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645278	$22,000	$22,000	6.54%	1.00%	January 18, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645278. Member loan 645278 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	United Airlines	Debt-to-income ratio:	9.45%
Length of employment:	10+ years	Location:	Ft. Lauderdale, FL

Home town:
Current & past employers:	United Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > Mortgage payment includes property tax and insurances.

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,843.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for United Airlines?	Pilot, 747/400
Hi. I'm a bit confused - Are you buying a Harley motorcycle or are you refinancing credit card debt? Thanks.	Refi/consolidate credit card debt. My Harley is paid for.

Member Payment Dependent Notes Series 645281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645281	$10,000	$10,000	6.54%	1.00%	January 18, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645281. Member loan 645281 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Freedom Mortgage	Debt-to-income ratio:	4.86%
Length of employment:	4 years	Location:	Philadelphia, PA

Home town:
Current & past employers:	Freedom Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > I am 27 years old, gainfully employed in the financial industry, and am looking to consolidate my two high interest credit cards.

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,425.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Freedom Mortgage?	I work in Capital Markets as a securities trader.
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. What is the combined income of your household? Please would you tell us about yourself. Please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact LC to have them verify your income (support@lendingclub.com or 1-866 754-4094, 8am-5pm Mon-Fri).	I would like to answer some of your questions. My current combined househould income is ~75k/year and I currently rent my apartment. I'm a college graduate with no student loans and my car is paid for. I have no other debts > $300 besides these two credit cards. I have an IRA account with assets > $10K. I will have my payments automatically deducted from my bank each month, and will likely pay this loan off sooner than the 3 year schedule.

Member Payment Dependent Notes Series 645312

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645312	$9,000	$9,000	9.99%	1.00%	January 18, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645312. Member loan 645312 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	HILLMAN GROUP	Debt-to-income ratio:	17.81%
Length of employment:	9 years	Location:	OVERLAND PARK, KS

Home town:
Current & past employers:	HILLMAN GROUP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I plan on purchasing a vehicle with this loan. I will be receiving a car allowance of $450 pre tax per month from my employer starting March 2011. As you can see there will be no problem making the payment for this loan since the car allowance is far greater than the loan amount I am requesting. I have good credit with a very stable household income with myself and wife both working. I have been with the company I work for for over 8 years.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	78
Revolving Credit Balance:	$39,388.00	Public Records On File:	0
Revolving Line Utilization:	61.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 645333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645333	$11,400	$11,400	15.57%	1.00%	January 14, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645333. Member loan 645333 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	ManageAmerica	Debt-to-income ratio:	10.72%
Length of employment:	7 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	ManageAmerica
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I'm trying to buy some theatrical lighting equipment to use for small productions of new plays. The equipment, which includes lights, cable and a light board retains it's resale value over many years.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	18
Revolving Credit Balance:	$7,866.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is Manage America? and What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Thanks for your questions. (1) ManageAmerica is a billing software for the manufactured housing industry. I work in data services, which includes training new and existing clients on the system and implementation of new modules. (2) My goal is to have the entire loan paid in full well before the 5 year term expires. (3) I will accept a partially funded loan as long as the amount funded is a significant portion ofthe requested amount.
Please explain your need for the lighting equipment Thank You	In the past I have had to rent this equipment for productions which has been costly and ultimately wasteful. Once I own my own equipment I can invest the money I would be spending on rentals in to the repayment of the loan and the productions themselves. I can also plan around my inventory as opposed to being limited creatively by whatever the rental house has in stock. It is both a financial and creative need.
Hello, Could you explain the reason for the delinquency 18 months ago please? Thanks	I was enrolled in a debt consolidation program and the account was not re-aged as we had agreed. There technically was no delinquency and I made on time payments for my entire enrollment until the debt was paid in full (and early).
Is the lighting equipment used for a side business (please describe the business) or is it a hobby?	I am involved with a small not for profit theatre company in Los Angeles where the lights will be used but these will be my personal property and ultimately available for my use at other venues as needed. I like to say it's more than a hobby, but I don't derive any income from this pursuit.

Member Payment Dependent Notes Series 645336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645336	$12,000	$12,000	8.88%	1.00%	January 18, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645336. Member loan 645336 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,167 / month
Current employer:	Jewel Foods	Debt-to-income ratio:	11.58%
Length of employment:	10+ years	Location:	Bur Ridge, IL

Home town:
Current & past employers:	Jewel Foods
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,662.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Do not want to give this information out. I have no other bills and own my home.
What is it you plan on using the requested funds for?	To pay off high credit cards
The questions about your home ownership simply indicate your financial stability. None of them provide personally identifiable information. Without knowing the answer to them, I don't have enough info to know if you really own your home, or if you are paying a mortgage, etc. I'd really appreciate if you could answer the 5 questions. Thanks!	I own my home no mortgage and have no other financial obligations. I want to pay off my high interest credit cards. I
What do you do at Jewel Foods?	I am a full time cake deocartor for 26 years
Could you verify your income with LendingClub? Thank you in advance!	no. This is really not of your concern. I h

Member Payment Dependent Notes Series 645340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645340	$16,500	$16,500	9.99%	1.00%	January 18, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645340. Member loan 645340 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	Lowe's HIW INC	Debt-to-income ratio:	20.50%
Length of employment:	5 years	Location:	AVONDALE, AZ

Home town:
Current & past employers:	Lowe's HIW INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Right now Chase decided to increase my interest rate about 6 months ago to 17.99 percent and my other credit card went to 13 percent. I got in contact with them since my apr before that was 8.99 percent on both cards and I had made some purchases and was planning to use my credit line as sort of a 'loan' since my bank usually charges 12.XX% for an unsecured loan. I plan to have it paid off sooner than later but I refuse to waste my money at 18%. I've never been late on a payment and while I could ruin my credit I value paying off those I owe. I would just rather do it on my terms with an interest rate I chose. I've been at my job since June of 2005 and I've risen to Department Manager (been a manager since 2007 going into 2008). Before that I was in several different levels of leadership positions within Lowe's. My previous job to that was while I was in College, which I completed, BA in Political Science and Minor in Criminal Justice from U of A. I worked from 2000 to 2004 as a Team Lead for the Student Unions. I'm consistent, and I don't like to flip around jobs. I do have other assets I've sold off to consolidate all my debt. I've decided that this was the year to get rid of everything and start fresh. It also helps cut down on the 'clutter' of making two payments at different times. I've been contributing to a 401k and still do and also to a Roth IRA from T. Rowe Price so I'm not in bad shape I've just realized that I need to be more proactive in paying it off. I also wanted to leave myself some breathing room in case something comes up otherwise I would have done the 36 year term at the lower interest rate.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,566.00	Public Records On File:	0
Revolving Line Utilization:	51.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Loans Student Loan: not to be paid off, $6,900.86, payments are at $133.40. Truck Loan: not to be paid off, $8449.49, payments are $254.32. Credit Cards Credit Card 1 (Chase #1): will be paid off, $10570.41, 17.99% APR Credit Card 2 (Chase #2): will be paid off, $5859.55, 13.24% APR Credit Card 3 (BofA): not paid off, $5,040.19, 9.24% APR
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. No Mortgage owed, just the taxes when they come due 2. Do hold deed along with my brothers (2). 3. No HELOC loan, my family came to the decision that we are not to risk the house that way. 4. Zestimate??: $60,500, it was once valued at 195,000 or so. I thought that was pretty funny. Its actually a double lot. The other lot is a rental property for my parents that is watched over. Value Range: $34,485 - $61,710 30-day change: -$2,500 (-4.0%) Last updated: 12/08/2010 5. It was a property owned by my parents which they quit claimed to my brothers and me. I'm the oldest. Its paid off, hence no mortgage. We split the utility bills.
Hello, I have some brief questions for you regarding your loan. What is your net monthly income? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? Since you chose to get a 5 year loan, how long do you expect to take to pay off the loan? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you for your help, and I look forward to funding your loan.	had a nicer reply but I took too long and it timed out Monthly income: $2000 net Monthly expenses: -Truck Payment: $253.18 -School Loan: $134.00 -Dental Payment: $184.13 ($1048 left of $2998) -Phone/Cell: $42.00 -Utilities: $200.00 average -Roth Contribution: $50.00 -Savings Contribution: $25.00 -Lowes Card: $60-80 dollars (12months no interest, owe $500.00 only now, bought a water heater after it went back after a good run from '98; also painted the inside of the house. -Internet: $20.00 is my portion -Credit cards: I allocate about 4-460 dollars a month it seems or more to get them paid down faster. -Food: I do spend way more than I should here, damn sedentary lifestyle and work. $200-250 a month. Eat out a lot. -No mortgage, Childcare, gym. I'll be the sole person paying. Plan to pay it off in 4 years at the most. Giving myself 'fluff' in case something comes up. -2006, no health insurance, now I do through work and 6000 dollar bills. -2009, drunk wrecked my car, which created my truck payment, and my second car was an old camaro that kept breaking down. Its a personal project now, still works if it needs to. Hopefully didn't forget anything, I was rushed on the 2nd go around.
Also, since you owe a total of about $20,000 in credit card debt, why is your revolving credit balance on your credit report only $11,000?	Don't know why. The last credit report I ran was back in July or September of last year if I remember correctly.
Thank you for listing your debts. As investors we see only the debts that are reported to TransUnion, and not all debts are reported to each of the major credit bureaus, hence my question.	No problem, thanks for the questions, hopefully people will see that I"m being truthful with things and will help fund my loan. Wells Fargo told me I had too much debt to do a consolidation; this was the gist when I applied online for a loan at 13%. I could see that since they (chase) dropped my line on one card that it affected things by getting that first denial for credit that I have ever gotten.
Hello, I have one more question if you don't mind--how come your revolving credit balance isn't equal to the total credit card balance which you listed? Thank you for your help, and I look forward to funding your loan.	I"m not sure how Transunion does their things, but I did honestly list my debts. I entered in my social but I did notice it caught something of my dads in there (we have the same name and he did at a time live at this address back in 2003 or so. I've been here at list since 2004-2005. But my dad also has no credit card debt so it seems only to be catching two of my accounts. The smaller ones and not the big chase one.
Hi, interested in funding your loan and appreciate all the questions you've answered already. Have one more though.... What have you done or will you do to make sure not to accumulate more credit card debt?	Well, this is the first time I've accumulated that much debt and it shocked me. I was taking advantage of the fact that my interest rate was at 8.99 percent if I remember correctly when I started fixing the house. It was pretty run down, and while I work at lowes, I would not use a lowes card for a substantial amount. If you don't pay it off all the interest hits you. I was using the credit card as a 'loan'. Stupid? Yes, but I'd done it before successfully when I would make a major purchase such as for appliances, etc. Plus the points I got would go towards a statement credit. Then I bought some personal stuff too (don't get me wrong it wasn't all for my house) and the next thing you know I realized several months later 6 months if not more, that I was paying a lot more on those accounts. I contacted Chase and they told me that the change to my account had been sent out in May if I recall correctly. And that they would review my account again in 6 months. Since, then they also dropped my original credit line on one of the accounts despite the fact that I've never been late on any account in all the time I've had a credit card. By the way, the 1995 card is something I disputed in my own credit report. That is actually a card that is in good standing for my father. I was born in 1981, and would have been 14 at that time. Apparently it still shows up. My credit score is accurate, it varies between 730 and 740 between the credit bureaus. So, its been a kick in the ass, plus I plan to buy a house sometime in the future as my dad has done to get rental income. And I really don't want to tap my 401k to do that, so I have to get the debt down since its affecting my credit rating. It was higher if I recall correctly. So I don't plan on accumulating more debt and I also don't plan to think I can outsmart the damn credit card companies.

Member Payment Dependent Notes Series 645364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645364	$15,000	$15,000	6.17%	1.00%	January 18, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645364. Member loan 645364 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	White Plains Hospital	Debt-to-income ratio:	13.63%
Length of employment:	10+ years	Location:	White Plains, NY

Home town:
Current & past employers:	White Plains Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I need to consolidate some credit card bills. Borrower added on 01/06/11 > My bills accumlated when I went to work part time and started school full time 4 yrs ago. At the same time I needed a car so I bought a new car (Toyota Corolla). After that I focus so much on paying off my car that my credit card debts accumlated. Borrower added on 01/13/11 > Even though my bills have accumulated, I have never been late paying my bills. Borrower added on 01/13/11 > I have never miss a payment on any bills.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,407.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at White Plains Hospital?	I am a Nurse Tech at White Plains Hospital.
What is it you plan on using the requested funds for?	I want to consolidate all my credit cards bills so that I can have just one bill a month, in that way I can save some money.
What is the current interest rates and amounts owed on the debt you wish to consolidate?	Macy's is about $4,000 with and interest of about 11.79% Bloomingdale's $4,000 with about the same interest. Chase mastercard $8,000 with an interest of 10.79%.

Member Payment Dependent Notes Series 645391

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645391	$19,200	$19,200	15.57%	1.00%	January 18, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645391. Member loan 645391 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Bed Bath & Beyond	Debt-to-income ratio:	1.89%
Length of employment:	4 years	Location:	Richmond Hill, NY

Home town:
Current & past employers:	Bed Bath & Beyond
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Loan consolidation and VSG surgery

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	4
Revolving Credit Balance:	$6,121.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquency 4 months ago on your credit history.	This was an overdraft line of credit that was attached to a checking account I no longer used. I requested that the checking account be closed several years ago, but it wasn't closed. The account continued to get $10 maintenance fees attached to it. I didn't receive notice that this was going on until Aug 2011. In July or Aug I requested the account be closed a second time. The third request in Sep worked.
Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for all debts to be consolidated.	There is one account to be consolidated with an upcoming medical procedure. The credit card has a balance of $5824.67 with an interest rate of 16.24% and the min payment amount is $124. The rest will be used for the medical procedure.
What do you do for Bed Bath & Beyond?	I'm a Merchandise Planner, and I work in the buying office.
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I plan to pay it off in 3 years. I need the lower monthly though, because some of the pay off amount will come from bonuses from my company. I will take the loan if funded at 60%.

Member Payment Dependent Notes Series 645396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645396	$3,600	$3,600	10.37%	1.00%	January 14, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645396. Member loan 645396 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	KonicaMinolta Business Systems	Debt-to-income ratio:	21.29%
Length of employment:	10+ years	Location:	Windsor, CT

Home town:
Current & past employers:	KonicaMinolta Business Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > Hi I looking to pay off a credit card. I've been working for KonicaMinolta for 28 years. I've been a Web Developer for the past seven years. My job is very stable, and my income is sufficient to cover my expenses. I would just like to convert this dept to a fixed period loan.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$52,432.00	Public Records On File:	0
Revolving Line Utilization:	79.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 645433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645433	$18,250	$18,250	14.83%	1.00%	January 12, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645433. Member loan 645433 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,600 / month
Current employer:	n/a	Debt-to-income ratio:	23.65%
Length of employment:	n/a	Location:	Staten Island, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Income inludes After Tax Pensions From N Y Daily News $1,043 Monthly CWA Union $1,946 Monthly Social Sec. $1,662Monthly.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,015.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Debt consists of purchases and cash advances on numerous Visa and Master Card credit cards. All have interest rates above 19%. All will be paid down by Approx. Eighty Percent leaving a manageable balance that can be paid off in six months.

Member Payment Dependent Notes Series 645488

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645488	$14,400	$14,400	9.62%	1.00%	January 18, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645488. Member loan 645488 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,333 / month
Current employer:	City of Redondo Beach	Debt-to-income ratio:	7.56%
Length of employment:	10+ years	Location:	Torrance, CA

Home town:
Current & past employers:	City of Redondo Beach
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/15/11 > 2 days left and only 75% funded. I am hoping that I can get my loan funded 100% If any investors are on the fence whether or not to invest in my loan, let me assure you that I will not default on this loan. If there's any additional questions I can answer, please let me know. Thank you for your support.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1970	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	42
Revolving Credit Balance:	$4,586.00	Public Records On File:	0
Revolving Line Utilization:	18.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Realistically, I know it will take me 3 years to pay this loan. If the economy improves and I receive any increases, I will of course use that money towards the payment of this loan. I hope this loan funds 100% only because if it doesn't, I'll have to make sure I can comfortably make this payment as well as the balance on the cards before I accept the partiall funded. It will depend on the amount that gets funded. My job is administrative work and it's as secure as any job can be. There are no guarantees. Thank you for your interest.
What do you do for the City of Redondo Beach and how secure is your job? What will this loan be used for? Your credit report shows a revolving balance of $4,500, but you've requested $14,400 for this loan. Can you please list all of your debts, including interest rates, balances, and monthly payments, and say which you will be paying off with this loan? Also, what was the delinquency from 42 months ago? Thanks.	I do administrative work for the City. My job is secure. I want the loan to pay off two cards with interest of 17.10% and 13.24%. With the loan minus the processing fee Lending Club charges, I'll be able to pay off these two cards and have a little left for savings in case I need cash for unforseen circumstances so that I do not have to use a credit card.
What are the balances on those two credit cards that you're paying off? Your credit report only shows $4,500 in revolving debt. Also, can you explain the delinquency from 42 months ago that's on your credit report?	$6,645 and $2661. The delinquency was a payment of $25.....it was 4 days late. I never received the statement but of course, that was still my error even though I'm the one that called the company and asked why I hadn't received a statement.
Thanks for your answers. Just to be clear, you'll be using the approximately $5k that remains to put into savings as a backup in case you have unexpected expenses, is that right?	Yes, that's correct. I do not ever want to use a credit card again, even for emergencies.

Member Payment Dependent Notes Series 645500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645500	$24,000	$24,000	6.54%	1.00%	January 18, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645500. Member loan 645500 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,842 / month
Current employer:	The J.M. Smucker Company	Debt-to-income ratio:	15.09%
Length of employment:	9 years	Location:	AKRON, OH

Home town:
Current & past employers:	The J.M. Smucker Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > Employment: I work at a Fortune 500 company. I have been employed by the same company for 9.5 years and am a Director. How I plan to use the funds: To pay off high-interest (11% - 13%) credit card debt that was accumulated years ago. Why I am a good borrower: I live well below my means. This debt was accumulated years ago. Now my annual income is $150,000+. My husband's is another $50,000. We have lived in our home for 8 years and will have it paid off in 4 - 5 more. I want to consolidate this credit card debt at a lower interest rate so that I can pay it off more quickly and, at the same time, build up our savings account.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,478.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for The J.M. Smucker Company?	My title is "Director, National Sales - Warehouse Club". I have national sales responsibility for two accounts: Costco Wholesale Club and BJs Wholesale Club, which represent $250 million in sales for The J.M. Smucker Company. I report to a Vice President & Officer.
What is it you plan on using the requested funds for?	I will pay 100% of the balances on 2 credit cards: #1) Chase Marriott - Current balance of $13,553.48. Interest rate is 13.24% and current minimum payment is $264.00 #2) Chase Continental - Current balance of $11,163.24 Interest rate is 11.24% and current minimum payment is $222.00 Thank you!
Please list credit card names, balances, interest rates and minimum payments that will be paid off with the proceeds from this loan. Thanks in advance!	I will pay 100% of the balances on 2 credit cards: #1) Chase Marriott - Current balance of $13,553.48. Interest rate is 13.24% and current minimum payment is $264.00 #2) Chase Continental - Current balance of $11,163.24 Interest rate is 11.24% and current minimum payment is $222.00 Thank you!

Member Payment Dependent Notes Series 645548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645548	$20,000	$20,000	8.88%	1.00%	January 18, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645548. Member loan 645548 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Konica Minolta Medical Imaging	Debt-to-income ratio:	15.26%
Length of employment:	9 years	Location:	hebron, KY

Home town:
Current & past employers:	Konica Minolta Medical Imaging
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$48,928.00	Public Records On File:	0
Revolving Line Utilization:	53.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Konica Minolta Medical Imaging?	Hello, I am the district sales manager leading a team of 6 salespeople who cover the central part of the USA. The core products that we sell are all related to radiology. We are a leading supplier of digital imaginf devices such as computed radiography (CR), direct radiography (DR) and digital imaging storage devices, and medical grade laser imagers. I absolutely love my job and have worked for KMMI for almost 10 years. I started as an account manager and have been promoted to different roles throughout my tenure with KMMI. My background is in radiology and I hold board certifications in radiology, nuclear medicine, and mammography. For more info on KMMI you can visit our website at: http://www.konicaminolta.com/medicalusa/ Thank you!
Do you hold the title to your home under your *own* name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	Yes the home mortgage is in my name. There are 2 mortgages a first and second which I did to not have to pay PMI. The total balance with both mortgages is $448,515.48. The estimated value is $466,000.00 Please let me know if you need further information.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	I bring home approximately $7000 per month guaranteed plus any sales bonuses which are variable. I am the sole wage earner. Monthly expenses: Mortage: $3305 taxes and insurance included in escrow No Car payment all Utilities average $250-$300 Cable $100 Phone and cell are paid or rembursed through my work Internet $35 Gym $124 Childcare (preschool) $169 Life insurace $47 Groceries $800 Credit cards to be paid off are 2. One has balance of $12,500 with interest rat of 19.99% the other has balance of $8000 with interest rate 14.99%.

Member Payment Dependent Notes Series 645550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645550	$6,800	$6,800	6.91%	1.00%	January 18, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645550. Member loan 645550 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Harvard University	Debt-to-income ratio:	16.75%
Length of employment:	1 year	Location:	Boston, MA

Home town:
Current & past employers:	Harvard University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I'm on track to finally bid goodbye to my debt in 2011 -- but I'd rather have the interest go to basically anyone except Bank of America. I've got steady work at a major university, some savings to tide me over in case anything happens to said work, and a goal to get this gone this year. I'd say I'm a solid investment. Help me dig out! Borrower added on 01/10/11 > 59 investors halfway through --- I'm in awe. Thanks all for your contributions, I do appreciate it.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,037.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Harvard University and where did you work prior to that?	I'm a Program Assistant in a fairly unique research lab here, a joint venture between Harvard's Arboretum and the Smithsonian. Prior to that, I served as Assistant to the Dean at another Boston-area college.

Member Payment Dependent Notes Series 645605

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645605	$4,000	$4,000	6.17%	1.00%	January 12, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645605. Member loan 645605 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,234 / month
Current employer:	Boehringer Ingelheim	Debt-to-income ratio:	15.00%
Length of employment:	2 years	Location:	New Milford, CT

Home town:
Current & past employers:	Boehringer Ingelheim
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Borrowing money for some home and car repairs.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$587.00	Public Records On File:	0
Revolving Line Utilization:	16.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Boehringer Ingelheim and where did you work prior to that?	I work in the CQM department, Quality Assurance. I am a coordinator and in training to become an auditor in the future. I interned for Boehringer Ingelheim during my last year of college and when I graduated, my internship ended. Got hired as a overnight Logistics manger at Target. Got recruited to come back to Boehringer and I accepted the position.

Member Payment Dependent Notes Series 645629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645629	$13,750	$13,750	8.88%	1.00%	January 14, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645629. Member loan 645629 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	td bank	Debt-to-income ratio:	24.63%
Length of employment:	10+ years	Location:	RUNNEMEDE, NJ

Home town:
Current & past employers:	td bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > looking to pay off debt,, and just have one payment..and to close all accounts. debt consolidation. thanks Borrower added on 01/04/11 > paying off chase, sun bank, amex and credit line. Borrower added on 01/04/11 > paying off chase, sun bank, amex and credit line. Borrower added on 01/05/11 > there are no instructions on how to verify my income.. Borrower added on 01/05/11 > looking to roll into one payment and have a lower rate than what chase is Borrower added on 01/06/11 > also i just would like to say, that I do pay all my bills on time,, and i've never been late or missed payments...

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	29
Revolving Credit Balance:	$500.00	Public Records On File:	0
Revolving Line Utilization:	11.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at td bank?	Type your answer here. customer service
What debt are you paying off? Your revolving balance is only $500. Please verify your income for us.	Type your answer here two loans,, chase and sun bank.. also amex and credit line. thanks
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	Type your answer here. I am married,,not the sole wage earner. my expenses,, are chase..7000.00 int rate is 17% sun...4000.00 12.5 car pyment is 313.00 rate is 5.25 amx is 650.00 net monthly is 2000.00,,,looking to pay off chase, sun and amex,, roll into one payment with lower rate than chase...
Please answer below questions: 1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs).	Type your answer here. i believe that i have already answered this question
I don't see the answer to these questions: 1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs).	Type your answer here. My net is 2500.00 give or take...have not mtg payment.. car payment is 313./car ins 130.00 chase is 379.00 sun 130.00 amex total dus is 650.00 and a line of credit 500.00..
So is your mortgage paid off? You have no housing expenses? What about taxes, utilities, insurance, food, etc?	Type your answer here. No mtg. Not sole earner in household.. im responsable for my debt..

Member Payment Dependent Notes Series 645644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645644	$10,800	$10,800	5.42%	1.00%	January 18, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645644. Member loan 645644 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,779 / month
Current employer:	The SI Organizatation, INC.	Debt-to-income ratio:	7.68%
Length of employment:	5 years	Location:	Broomall, PA

Home town:
Current & past employers:	The SI Organizatation, INC.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > The funds will be used for a down payment on a house. Given my financial situations with relatively no debt, I plan on paying this loan off within the year. I opted for a loan for the down payment to keep a healthy bank account in the event of any unforeseen house maintenance, or other financial emergencies. I have excellent credit, never been late for a credit card payment in 10 years and have a very secure job for the past 5 years in the Gov't Defense Industry. Borrower added on 01/06/11 > I'm happy to answer any and all questions. Feel free to submit more questions. Thanks

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,052.00	Public Records On File:	0
Revolving Line Utilization:	21.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with The SI Organizatation, INC.?	Systems Engineer, formerly an employee of Lockheed Martin. The SI Inc. Organization was recently formed after a private company in New York - Veritas Capital purchased us and made us a stand alone entity. You can find information about the sale by googling the aforementioned.

Member Payment Dependent Notes Series 645651

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645651	$12,000	$12,000	12.98%	1.00%	January 12, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645651. Member loan 645651 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Taft Broadcasting	Debt-to-income ratio:	20.40%
Length of employment:	7 years	Location:	Grand Terrace, CA

Home town:
Current & past employers:	Taft Broadcasting
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,959.00	Public Records On File:	1
Revolving Line Utilization:	36.70%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I work in Television Broadcast for the military with the American Forces Network (AFN). The name of the company I work for is Taft Broadcasting. I've been with Taft for 9 years. I am the Autosat Scheduling Lead in my department. I realistically plan on paying of the loan within 3-4 years. Some months I will pay more and some months I will just have the minimum taken out.Yes, I will accept a partially funded loan. The main purpose of this is to pay off a couple of credit cards and a loan with higher interest rates.

Member Payment Dependent Notes Series 645695

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645695	$16,875	$16,875	6.54%	1.00%	January 18, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645695. Member loan 645695 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Department of Veterans Affairs	Debt-to-income ratio:	9.80%
Length of employment:	< 1 year	Location:	Carlsbad, CA

Home town:
Current & past employers:	Department of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,449.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Department of Veterans Affairs and where did you work prior to that?	Hi there, thanks for your interest in my loan application. I work as a registered nurse and this is my first nursing position. Prior to beginning work with the VA I was a full time nursing student.

Member Payment Dependent Notes Series 645717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645717	$15,000	$15,000	12.98%	1.00%	January 12, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645717. Member loan 645717 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,280 / month
Current employer:	PCA	Debt-to-income ratio:	8.39%
Length of employment:	10+ years	Location:	Commerce Twp., MI

Home town:
Current & past employers:	PCA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Loan is to get a lower rate than my credit card is offering. NEVER have been late on my payments.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1977	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,248.00	Public Records On File:	0
Revolving Line Utilization:	95.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list balances, APRs, and monthly payments on the cards you intend to pay off with this loan. thanks!	Type your answer here.1 card....Approx 13,500. ARP 18.99 and 24.99 Was 6.99 until they all did the big hike. Monthly payment 380.00
Hi, My questions are: (1) What is PCA? and What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	A manufacturing co. I'm a sales rep/mgr(salary) I hope to pay off in 3 yrs. Monthly payment is 380.00 now. I will most likely accept a partially funded load to pay off the part that is at 24.99%
Could you please verify your income with LendingClub? Thank you in advance!	Type your answer here. $1570.00 wk X 52 = 81,640.00
Submit the paper work to LC to get your income verified.	Type your answer here. I am working with LC to verify income

Member Payment Dependent Notes Series 645719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645719	$12,000	$12,000	14.83%	1.00%	January 13, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645719. Member loan 645719 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Local Union #3 Welsbac Electric	Debt-to-income ratio:	13.11%
Length of employment:	10+ years	Location:	hopelawn, NJ

Home town:
Current & past employers:	Local Union #3 Welsbac Electric
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > Just a thanks to the people funding my loan. My wife and I appreciate the faith given to me, that I will pay this loan each month ontime. We are both working parents of twin 13 y/o children and have good steady jobs. This method of applying for a loan is a bit unorthodox, but a wonderful idea for both borrowers and investors alike. Normally I would have applied for an Equity loan, but we all know how the real estate market is, and I do not have enough equity to recieve a loan. Thank You

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	14
Revolving Credit Balance:	$4,332.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Electrician Would like to payoff within 2-3 years 60% or more I would accept
what is your home worth and how much debt do you have on it. what is your job at the electric company? what specifically do you want to spend your kitchen improvement money on?	Aprox 270000 mortgage is 236000 Electrician Renovate entire kitchen
Please provide a detailed loan description and explain the delinquency 14 months ago on your credit history.	To the best of my knowledge it may have just been an oversight
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage 236000 no heloc Market val approx 270000

Member Payment Dependent Notes Series 645742

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645742	$16,000	$16,000	18.17%	1.00%	January 12, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645742. Member loan 645742 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	BP	Debt-to-income ratio:	16.11%
Length of employment:	1 year	Location:	Glen Ellyn, IL

Home town:
Current & past employers:	BP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1982	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	40	Months Since Last Delinquency:	3
Revolving Credit Balance:	$19,681.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of the mortgage is 525k and don't have any HELOC on the house. The current market value is $600k.
Which BP do you work for, and what do you do there? Where did you work prior to that?	British Petroleum BP, work in procurement, worked for Oldcastle Materials prior in procurement as well.
You make a lot of money so why do you have a difficult time paying your bills on time? 3 thirty day lates in two years?	Took a few years off of work and now catching up. Own some condos that a partner filed bankruptcy on so all the bills are up to me. Both are rented now and working to pay off past debts.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Thanks for the advice!
Why the delinquencies (latest was 3 months ago)? What has changed? Please list the amount and rate of the debt you wish to consolidate. Thanks	Got behind and catching up. Paid off my car. Looking to get 16k to consolidate some credit cards.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Sorry didn't answer this. first question is I lead the global procurement function for a division of an energy company.
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	I would attempt to do shorter term like 2 to 3 years.
What are your average fixed costs per month? Thanks in advance.	7000

Member Payment Dependent Notes Series 645749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645749	$14,400	$14,400	14.91%	1.00%	January 12, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645749. Member loan 645749 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Greatwide Logistics	Debt-to-income ratio:	16.46%
Length of employment:	10+ years	Location:	Gatesville, TX

Home town:
Current & past employers:	Greatwide Logistics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > I have been at my job for 14 1/2 years. I own my home and have a stable credit history, my credit score is around 700. This loan will consolidate credit that has a higher interest rate and when I pay off the crecit cards that this is for, the payments that Ihave been making on them totals more that $600.00 per month. I haven't used thses cards in a while, nor do I plan to in the future, so this is going to free my monthly income. I plan to pay off this loan in half of the projcected time also. Borrower added on 01/10/11 > In addition to the above, I would like to add this: My job with Greatwide is stable, there have not been any layoffs, we are a leased trucking company to Walmart. Our trailers and trucks haul for Walmart across the country. The reason Lending Club is my choice for this loan is the interest rates available and also not having to tie up any collateral, or equity in our home, to secure it. On the flip side of that, I also want to assure any investor in this loan, again, I am a stable individual with a decent credit score and intend to keep that score. Thus, the loan will be repaid within the terms, but I expect to pay it back much quicker as stated above. Thanks for considering my loan.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,014.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Greatwide Logistics?	I am a mechanic working on both trailers and trucks, been there 14 1/2 yrs
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	I am a mechanic, working on both trucks and trailers, been there 141/2 yrs. I expect that the loan should be paid in half. If the loan doesn't 100% fund, I will have to look at that then. I need to be sure what I am paying off is going to save more than the loan payment.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	various credit cards payoff of 12,000.00 w/ pymts monthly of $600.00 w/ interest rates of 19% to 29%. I plan to NOT use these cards, and I am going to close out the ones with the highest interest rates. With the payment on this loan, I will reduce my monthly payments and be able to NOT use the credit cards at all.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I plan to pay off this loan with Lending Club in 1/2 of the terms.
I would like to fund your loan. Can you please give us the total debts (amounts) you are carrying and not just what you want to consolidate?	mortage 104,000, other, including autos, 30,000.00 ( this includes the consolidation amount)
I think you answered the wrong question. Please answer again: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Our home value is 160,000. The current mortage is 104,000.00, no secon mortage
I'm only concerned with the revolving debt. Can you give us the total revolving debt you are carrying and not just what you want to consolidate?	I beleive I answered that in a previous question also. The aprox revolving debt we have is 15000.00, this does not include the mortage or autos.
get your income verified and an "approved" on your loan review. Contact LC for details and stay on them until it's done. Your loan will have a much better chance of being fully funded.	Thanks for the advise. Will call them.

Member Payment Dependent Notes Series 645777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645777	$6,000	$6,000	5.42%	1.00%	January 18, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645777. Member loan 645777 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,917 / month
Current employer:	Village Nurseries	Debt-to-income ratio:	8.32%
Length of employment:	10+ years	Location:	huntington beach, CA

Home town:
Current & past employers:	Village Nurseries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,503.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What is your role at Village Nurseries? Thanks.	I'm a Territory Manager and I have been with Village Nurseries since 1999.

Member Payment Dependent Notes Series 645876

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645876	$12,000	$12,000	9.62%	1.00%	January 12, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645876. Member loan 645876 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,200 / month
Current employer:	ACS	Debt-to-income ratio:	13.76%
Length of employment:	5 years	Location:	fairbanks, AK

Home town:
Current & past employers:	ACS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I am using this money to help pay off other smaller amounts. Borrower added on 01/06/11 > I have a capital one card and a bank of america card that have higher intrest rates, I've been working on my credit for the last six or seven years and i would like to get a lower rates to pay off the debt faster. I need to pay some smaller bills that I do not want to add to my credit cards. . I'm not concerned about accruing new debt, a lot of the debt I have now is from major household items, like furniture and appliances. In the future I will just save for these items before I replace the ones I have.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,262.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 645924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645924	$11,000	$11,000	9.62%	1.00%	January 18, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645924. Member loan 645924 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Corinthian Colleges Inc	Debt-to-income ratio:	16.49%
Length of employment:	2 years	Location:	Kutztown, PA

Home town:
Current & past employers:	Corinthian Colleges Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,963.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 645971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645971	$7,000	$7,000	6.91%	1.00%	January 13, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645971. Member loan 645971 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	iStreamPlanet	Debt-to-income ratio:	19.52%
Length of employment:	3 years	Location:	Henderson, NV

Home town:
Current & past employers:	iStreamPlanet
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	63
Revolving Credit Balance:	$2,860.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit shows that you only owe $2800. What will you be using the rest of the money for?	I actually owe about $3000 on one card and about $4000 on another, bringing be to the total $7000 requested.

Member Payment Dependent Notes Series 646000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646000	$24,000	$24,000	8.88%	1.00%	January 18, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646000. Member loan 646000 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,375 / month
Current employer:	Montgomery County Public Schools	Debt-to-income ratio:	8.41%
Length of employment:	10+ years	Location:	Adamstown, MD

Home town:
Current & past employers:	Montgomery County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > My wife and I are completing construction on a passive solar home for ourselves and our two kids. The house sits on forty acres which is owned free and clear. I've had the same job for 17 years and my wife has had hers for 12 years. We both have excellent credit (mine above 820 and hers near 800) and treat our obligations very seriously. Our monthly expenses are quite modest compared to our income and we look forward to being debt free again in the near future. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Thanks for your interest. I do not have a mortgage or a HELOC. My wife and I are working on a house on land that my family has lived on and owned for three generations. My wife and I hold title free-and-clear to fifteen acres and are also on a deed for an adjacent 25 acres with with my Dad, Step-mom, Brother and Sister-in-Law. Zillow valuation is $353,000. We recently sold a house that we owned for 13 years to move closer to family and are elated to see our construction project nearing completion.
will you owe a mortgage on the new house once it is completed? If so, for what amount/monthly payments?	No, we will not owe a mortgage.
if you are mortgage free, why did you decide to use lending club at a rate close to 9% vs. a mortgage which may carry a rate half of that? Thanks!	Since the land has been in the family for generations we were hesitant to borrow against it. It would certainly have been cheaper to take out a conventional mortgage and we would easily have qualified, but it might have raised a few heckles in the family.
You state that you recently sold a home, that you had owned for 13 years; what did you do with the money from the sale of your home? Thank you. IBEW 595 retired.	We paid off the mortgage on that house and put the balance toward our current house project.
What portion of the home construction will this LC loan finance? Good luck with the process, Passive Solar construction is a great idea, and will save you money on utilities in the long run.	That seems like such a simple question but it is hard for me to answer. We have been investing in this project for seven years and have paid off the majority of the expenses already incurred. Rather than taking out a large loan we have opted to take out small loans, pay them off and then borrow again as needed. As we finish up, we will be making decisions that will determine the final cost. Regarding passive solar, we are thrilled with how the concrete floors heat up. The primary supplemental heating system is a wood boiler (and we are surrounded by trees- we can heat indefinitely just by burning the trees that die naturally) so we will have minimal heating expenses. Thanks for your interest and your well wishes.

Member Payment Dependent Notes Series 646023

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646023	$9,000	$9,000	5.42%	1.00%	January 13, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646023. Member loan 646023 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	U.S. Coast Guard	Debt-to-income ratio:	7.12%
Length of employment:	6 years	Location:	Norfolk, VA

Home town:
Current & past employers:	U.S. Coast Guard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I purchased a time share in the spring which has a ridiculous interest rate of 16%. I need a better rate. I am a Coast Guard LT with a very stable income, I am single and net 6K so payment is absolutely no problem. I provide automatic payments which ensure I pay the same exact time every month. .

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,061.00	Public Records On File:	0
Revolving Line Utilization:	8.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I would like to fund your loan, however, I was wondering if you could give a breakdown of your monthly expenses. Also, since you have a net income of $6000/month, how long do you expect to take to pay off this loan?	My monthly expenses are as follows(approx): Rent - $1000 Gas - $125 Food - $250 Insurance - $120 Cell phone - $85 Utilities(Cable/Elec/Gas/Ect) - $250 Misc spending money - $500 Car Loan - $520 Total Expenses - $1950 The remaining amount of disposable income left at the end of the month is put towards retirement and investment portfolios but I expect to reprioritize and have this paid off within a year or 2 with all things considered.
I apologize for the repeated questions, but I have one last question--could you break down your net income from the Coast Guard? I know military members have both Basic Pay and various other Allowances, so if you could show how your pay adds up using the table at http://www.dfas.mil/militarypay/militarypaytables/2011MilitaryPayTable1-4.pdf, that would be greatly appreciated. Thank you for the help, and thank you for serving our country!	Basic pay of $4887 with a housing allocation which is not taxable of $1644. I also have BAS which is a food allowance along with sea pay totalling $600 more. I net just under 6K a month.

Member Payment Dependent Notes Series 646031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646031	$24,000	$24,000	12.61%	1.00%	January 18, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646031. Member loan 646031 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	auld & associates, inc.	Debt-to-income ratio:	15.22%
Length of employment:	7 years	Location:	downingtown, PA

Home town:
Current & past employers:	auld & associates, inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I currently make aprox. $4000 per month net. My motgage is my main monthly expense which is about $1580. I have a live in fiance who pays for all utilities, cable, borough/county bills, etc. I do not have a monthly car payment as I use company vehicles. The only other monthly expenses i have are paying down these credit cards and other debts which I have and would like to combine into this one payment. My job is extremely stable, and I can all but guarantee you that I will not lose my job anytime soon and will most likely work here till I retire. Our company has grown each and every year that we have operated. We started in 2004 and now have aprox 50-60 employees. If you have any other questions, I will be happy to answer.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,673.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	i bought my house in Oct 07 and did 100 % financing on it. i recently refinanced it. I owe aprox 210,000. The market value of my property is aprox 218,000 - 224,000.
Please list balances, APRs, and monthly payments on the debt you intend to consolidate with this loan. thanks!	1) 6957.74 APR 11.9 Aprox 150 2) 9605.89 APR 12.0 253.00 3) 6599.45 APR 16.74 267.00 4) 2781.27 APR 23.99 Aprox 100 .... the loan is for only 24,000 so I may not be able to include the discover card at 2781.27???
CON??? Please elaborate on what you plan on using the requested funds for?	i have two previous personnal loans which i took out for home improvements and other things. i also have two credit cards that have high interest rates and balances. i am current on all payments and have real good credit, just would like to have one payment to get these paid off faster. I am not strapped financially, just makes sense to be able to save a few bucks doing it this way.
1)What is the major reason for the debt? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	It was a combination of a few things. I needed some for home repairs of different sorts and I also helped out a close friend with some of his legal fees that he had. He was out of work at the time and I did what I could to help out. I eventually expect him to pay me back what I gave him but he is just scraping by at the moment so I dont know when that will be. I also had some small credit card debt that I had paid off. I Have already cut up the credit cards and plan to cancel the accounts once paid in full. I dont plan on keeping this loan for the entire 5 years. I would like to get it paid off in half that time if I could. If this loan does go through successfully, it will be saving me a great deal of money each month compared to what I am paying now. I would like to put most of that right back towards this loan to get it paid off as quick as possible.
As a word of advice, you should definitely pay off the higher interest rate cards first and not bother to consolidate the ones that have lower interest rates than the LC loan.	I totally agree with you. However, if i can pay them all off, and just have this one payment monthly, that would be ideal.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I an currently Vice president of Auld and Associates Investigations, Inc. I handle all different tpes of things, mainly corporate investigations, oversee all surveillance operations, and handle all indepth due diligences for our top clients. I definitely do not plan on keeping the loan for the entire 5 year term. Ideally, I would like to have the loan paid off in half that time. What I plan on doing if the entire loan is not funded, is to get the higher APR debts paid off now, then i can work on the other ones. As I stated before, I am not strapped for cash right now, it just makes sense combining all my debt into this one payment to save money each month. Then with that extra money, I will be able to put a surplus of money back into the loan each month to get it paid off quicker. Also. I plan on putting extra money into my payment each time I work overtime or come into extra cash.

Member Payment Dependent Notes Series 646049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646049	$9,000	$9,000	16.77%	1.00%	January 13, 2011	January 23, 2016	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646049. Member loan 646049 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,369 / month
Current employer:	Arizona Dept of Corrections	Debt-to-income ratio:	15.59%
Length of employment:	10+ years	Location:	Mesa, AZ

Home town:
Current & past employers:	Arizona Dept of Corrections
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > I have submitted this request in an attempt to try to consolidate credit cards with rates of over 21%. The largest account would take me 20 years (!) to pay off even paying higher than the required minimun, which I have tried to be consistent in doing. In realizing this, I heard about the LendingClub option via Credit Karma while trying to get all information possible to reduce my debt.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	34
Revolving Credit Balance:	$10,978.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	the current balance of the mortgage loan is 195,857. No equity loan or refinance possible, only one loan on the home. Rate is at 8.9%. I've attempted to take advantage of the recent housing programs (such as HAMP) released in Sept '10 but lender stated they did not opt to participate. They also had no other options available for overfinanced loan. Value of home at approx. 135k. Thank you.
What do you do for the Arizona Dept of Corrections?	I have been employed with the Arizona Department of Corrections over 16 years. I've promoted through the ranks and currently hold the rank of Lieutenant. Currently I am assigned as the contract monitor for one of the private prisons which includes monitoring contract compliance as well as Department policies.
Hi, My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	The term I chose makes me completely comfortable in my repayment ability however due to the fact there IS no prepay penalty, at any chance possible I intend to pay more, however litttle that may be. I cannot anticipate how soon that will allow me to pay off the loan, though I don't foresee being able to do so before at least 3 years. Thank you.
Can you list for us your monthly expenses?	Yes...Monthly expenses are as follows: Mortgage: 1697.00. does not include insurance or property taxes. Utilities: 485.00 Car Payment: 290.00 Credit Cards: 400.00 After School child care: 120.00 Groceries/incidentals: $200-$300
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	Yes, I have a spouse. The expenses listed are what is paid from my income alone as I have the higher income. Health care premiums (for her and our children), auto insurance, homeowner's insurance, and credit obligations under her own name were not considered in my list of expenses. Our combined monthly NET income is $4170.
Is your mortgage loan a fixed rate at 8.9% or is it adjustable?	It is a fixed rate at 8.95919%

Member Payment Dependent Notes Series 646082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646082	$20,000	$20,000	9.62%	1.00%	January 12, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646082. Member loan 646082 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Charter Communications	Debt-to-income ratio:	8.70%
Length of employment:	3 years	Location:	Aurora, CO

Home town:
Current & past employers:	Charter Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I have been using credit for over 20 years. I don't missed payments nor have I ever made a late payment. I am simply looking for worthy alternatives to the big banks, I no longer feel they earn or deserve my money!

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,497.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Couple of questions: 1. ) Please list all your debts (all your open credit lines), APRs', outstanding balances, monthly payments for each, durations and please highlight the debt that is going to be paid-off/adjusted with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx	Thank you for your inquiry. I am not comfortable with sharing online all of the personal data you have requested but can offer the following for your consideration: My credit score is 752 as confirmed by Lending Club just today. I have only two credit cards. The balances outstanding are $8,900 and $10,500. These balances are a cumulation of past debt consolidations and a single major purchase needed in December. I currently pay 11.24% and 14.25% respectively on the balances. My combined minimum monthly payment is approximately $1,050.00 This consolidation loan will reduce my interest rate and reduce my monthly payment by a very health $400 a month.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	Thank you for your inquiry. My monthly net take home (after taxes, insurances and retirement contributions) is $4,490. Mortgage, utilities (phone, cable, internet, water, electric, gas) and insurance outflow is $2,135. The debt I am paying off with this loan will leave me with no debt other than the mortgage and the new loan. I have no car payment, child care expense, gym or other. I do live with another wage earner. Thanks
Do you have a mortgage? If so, what is the balance? Also, what is the current value of the property (use zillow.com for home values)	The mortgage is currently $238,000. According to Zillow the value of the property is $230,000. Our home mortgage was just refinanced 3 months ago to reduce the interest rate. We rolled closing costs into the new loan so as you see we are only slightly upside. Our market stablized earlier than the rest of the nation and is now showing strong signs of recovery.
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	Like many others, I learned some valuable lessons during the "Great Recession". The most important being feeling good living with less. This refreshing approach is one I will continue to follow. Over the past 36 months I have reduced my debt to lowest it has been in 15 years, I have also worked hard to increase my salary to the highest it has ever been in the 22 years of my career. I have a good career and a simple, stable, lifestyle. Accruing new debt and starting a new ugly downward financial cycle is not something I have any intention on doing.

Member Payment Dependent Notes Series 646160

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646160	$18,000	$18,000	17.88%	1.00%	January 18, 2011	January 23, 2016	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646160. Member loan 646160 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	US Federal Government	Debt-to-income ratio:	13.94%
Length of employment:	5 years	Location:	Washington, DC, DC

Home town:
Current & past employers:	US Federal Government
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	67
Revolving Credit Balance:	$4,479.00	Public Records On File:	0
Revolving Line Utilization:	89.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	I verified my income today!
can you verify your income? You will get a lot more people to invest if your income is verified.	I verified my income today!
Hi, My questions are: (1) What is your GS Pay Grade? and What is your brief job summary with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all $12K to $25K fund 100 pct. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	1) My GS Pay Grade is 9. 2) I expect to pay this loan off within 2-4 years. 3) I would accept a partial fund (you mentioned 60% which would be 10k) since i could pay off the student loan. because at least that would get the 10K. The unfunded amount as you mentioned could be relisted later.

Member Payment Dependent Notes Series 646187

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646187	$10,000	$10,000	6.91%	1.00%	January 18, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646187. Member loan 646187 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Superior Support Resources, Inc.	Debt-to-income ratio:	17.69%
Length of employment:	< 1 year	Location:	West Milwaukee, WI

Home town:
Current & past employers:	Superior Support Resources, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I'm trying to pay off a couple credit cards which I used during my unemployment last year. With the outrageous interest rate on them (~28%), every payment I make barely covers the interest. The monthly payment on this loan is much less than the minimums I currently pay on the credit cards. I know I'll be able to pay off this loan in less than the three years stated in the terms. I'm hoping to have this loan funded so I can save the hundreds (or thousands) of dollars I'd be handing over to the credit card companies and give it back to the LendingClub community.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,033.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	The two items I'm trying to consolidate and pay off are both credit cards. The first CC has a balance of $7,584 and an APR of 27.24%. The second CC has a balance of $1,883 and an APR of 28.99%. The only other debt I have are student loans which I don't currently pay on as I'm still taking classes. This loan will not be put towards my student loans - only to pay off my two CC's.
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. How much are you paying back now? 2. Your position at current company 3. Previous work experience 4. Itemized monthly expense 5. Anyone who you need to financially support, for example, your children. 6. Anyone who bring income into your household. Are they in debt? 7. Which degree are you pursuing? Thank you for answering my questions.	1. The two card total just under $9,500 and my monthly minimum payments are $250 on one card and $70 on the other. 2. I am currently the head of a help desk at my IT company for half of the work week and am contracted out to the county for the other half. 3. I have worked in retail through most of the 90's holding the positions of customer service, general warehouse worker, and floor manager. From 2000-2006, I worked at AT&T in many various departments including billing, phone line order creator, and team lead. I then worked two years at Brady Corporation (manufacturing company) in the IT department. I now work at an IT service provider doing what I described in answer #1. 4. Rent: $490. Electric/gas: ~$70-80. Cell phone: $70 (only phone, no landline). Car insurance: $50. (car is paid off) Credit Cards: minimums listed above. Gas: < $50 (I'm reimbursed well for mileage from work) Food/Misc.: $300 5. I am single and live on my own. No children. I only support myself. 6. Answered in #5. I provide the only income for my household. 7. I currently have an associates degree in IT networking. I am pursuing a bachelor degree in computer science and hope to be finished sometime in 2013 - planning classes around my current work schedule and am at a part time load. If there are any other questions, please ask them, especially if I didn't answer one to your satisfaction. Thank you for considering funding my loan.

Member Payment Dependent Notes Series 646218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646218	$12,000	$12,000	12.98%	1.00%	January 14, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646218. Member loan 646218 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	AT&T	Debt-to-income ratio:	7.76%
Length of employment:	3 years	Location:	San Marcos, CA

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > consolidate my debt

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	15	Months Since Last Delinquency:	10
Revolving Credit Balance:	$12,297.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for AT&T?	i'm field technician, i install and repair telephone and dsl lines for business and residential customers.

Member Payment Dependent Notes Series 646284

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646284	$15,250	$15,250	15.95%	1.00%	January 18, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646284. Member loan 646284 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,850 / month
Current employer:	Lightning Express Courier	Debt-to-income ratio:	18.91%
Length of employment:	2 years	Location:	Clearwater, FL

Home town:
Current & past employers:	Lightning Express Courier
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > This will be paid. Also please note that my percentage of available credit usage is below 5%. Thank you for your interest and do not hesitate to ask if you have any questions.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1980	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	43	Months Since Last Delinquency:	11
Revolving Credit Balance:	$1,950.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Total mortgages: $155,000 (1st and 2nd) 2. Home value: $165,000 (value has dropped $70,000 in the last 2 years)
what exactly do you want to use the home improvement funds for? what were your delinquincies in the past year?	1. Will use the funds to replace the flooring throughout the house, also to replace the A/C unit. 2. I have not had an delinquincies in the past year, (or ever :)
what are your current fixed monthly expenses?	Fixed monthly expenses: Mortgage 1038 Car Loan 232 Auto Ins 80 Phone 110 Water 40 Trash 25 Fuel 125 Food 200 Pet 50 Rent* 300 Lending Club 400 Total $2600 (net monthly income $3080) *Rent is for son in college Also keep in mind the income above is only my income. My wife also works and her income is higher than mine (almost 25 years teaching/school administration) Her income goes to savings/retirement plans and college expenses for our only child. Hope this helps.

Member Payment Dependent Notes Series 646327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646327	$20,000	$20,000	6.54%	1.00%	January 18, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646327. Member loan 646327 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Rush medical hospital	Debt-to-income ratio:	9.56%
Length of employment:	10+ years	Location:	chicago, IL

Home town:
Current & past employers:	Rush medical hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I work as a nurse and have been doing this for 11 years, I also work overtime so I make well over 100,000 a year. Also my husband makes great money. We just want to pay off some credit cards and start fresh. We are very good at paying off things on time montly. I don't like to be late. Hope we are fully funded

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	44
Revolving Credit Balance:	$18,158.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Rush medical hospital?	I have been a nurse at Rush for 11 years. I make great money.
Hi, have a few quick questions for you: - how much is your net take home pay? - how much you need to pay out per month for living expenses (inc. mortgage etc) - what does your husband do and how much he makes? - how much is your mortgage balance and home equilty loan etc? and how much is your home value (zillow is fine) - what was the reason of the delinquency 44 months ago? - Why do you have 3 credit inquiries in the last 3 months? Thanks a lot,	Type your answer here. Hi, my take home is 5000 each month, and my husband is 4000. I work overtime as a nurse so sometimes I make more then that but I put my norm. I have 3 inquires because I refinanced my house at a 3.7% rate. My expenses are about 4000 - 5000 per month including mortgage, food, bills etc... I really just want to pay some credit cards off because we got married and I placed it on the cards. I really don't want to pay interest.

Member Payment Dependent Notes Series 646396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646396	$15,000	$15,000	16.32%	1.00%	January 18, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646396. Member loan 646396 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	NCM Media Networks	Debt-to-income ratio:	9.25%
Length of employment:	4 years	Location:	Irondale, AL

Home town:
Current & past employers:	NCM Media Networks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I bought my home in 2005. It was built in 1957, and had recently undergone a few updates when I purchased it. Since then, I've done some support upgrades to the crawlspace of the home; installed a new 30yr guaranteed roof, and now am ready to replace the flooring in my home. This is why I'm seeking this loan. Borrower added on 01/11/11 > My sincere thanks for your consideration.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,594.00	Public Records On File:	1
Revolving Line Utilization:	81.90%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of my mortgage is $94k. There is no HELOC. The current market value as of 7/10 is $125k. .
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? Is the public record from 9-1/2 years ago a bankruptcy?	I live alone, and am the sole provider for my home. I am also the sole mortgage holder. And yes it was. I was in a bad business relationship at the time, and due to that and other issues I was dealing with, my attorney advised me that it was the best way to go given the issues that I was faced with at the time. I have had no other financial problems since then, and have been assured that this record will be removed from my credit report in Oct. or Nov. this year. Please feel free to contact me if you have any additional questions. Thank you for your consideration.

Member Payment Dependent Notes Series 646411

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646411	$21,000	$21,000	10.36%	1.00%	January 18, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646411. Member loan 646411 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Emerson Process Management	Debt-to-income ratio:	17.07%
Length of employment:	1 year	Location:	rancho Santa Margarita, CA

Home town:
Current & past employers:	Emerson Process Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 11/29/10 > Loan to pay off High Interest Wells Fargo Credit Card and Bank Of America Credit Card. Credit Card accounts will be closed once funded. Although I have been employed with Emerson for only 1 year I have worked with Emerson for the previous 3 years as a Project Manager/Automation Engineer for one of the local reps.

A credit bureau reported the following information about this borrower member on November 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,280.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the current rates and balances on the debt you are consolidating? Thanks.	Wells Fargo Credit Card = $6500 @ 21.6% Wells Fargo Line Of Credit = $6300 @ 11.0% Bank Of America Credit Card = $8700 @ 15.99% I will pay off the Wells Fargo and Bank of America credit cards and use the balance of this loan to pay down the Wells Fargo Line of Credit. The Wells Fargo Line of Credit is open ended. I would like get all the debt into one payment knowing that it has a fixed term of 5 years. My plan is to close all the credit accounts once paid off. The total minimum payment for all these accounts is $512.00. This is higher than monthly loan payment wold be.

Member Payment Dependent Notes Series 646503

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646503	$25,000	$25,000	12.61%	1.00%	January 18, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646503. Member loan 646503 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Chartis	Debt-to-income ratio:	10.59%
Length of employment:	9 years	Location:	EAST WINDSOR, NJ

Home town:
Current & past employers:	Chartis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > We are buying a second home for retirement to take advantage of low home prices. Borrower added on 01/08/11 > Thank you to all the investors and thank you to the retired Marine and all those who have served. We have received serveral very good questions. Here is a summary of the answers. We hope to receive 100% funding of this loan, however, we will take partial funding. We anticipate paying this loan over the 5 year term. The property we are purchasing is in Flagstaff, AZ. It is a foreclosed property in excellent condition with a Zillow est. value of $165K. Purchase price is $52,500. Our son lives in Flagstaff and he and a roommate will be renting the property from us, as well as maintaining it. There will be no mortgage on the property, as we currently have 2/3rds of the asking price in cash. We are looking to borrow the additional $25K to cover the remaining balance as well as any misc. costs. Our revolving credit balance is a bit overstated as we paid off $8K in December. We currently use 3 credit cards; two we pay off each month and use for our monthly expenses for ease of payment and to take advantage of the cash back. We carry a balance on one card of approx. $10K which has an APR of zero until the end of October. We budget $1K per month to pay that card off by then. Our primary residence mortgage balance is $239K; monthly payment $2808 includes property taxes and insurance. We have 9 years remaining on that mortgage. Zillow value is $290K. Thank you once again.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	50	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,991.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Chartis?	Hi: I am a Technical Services Manager in NYC. I manage loss control service programs for our largest national accounts and manage a staff of 6 managers. Together, we cover the eastern half of the U.S. My wife is a payroll manager at a company in Princeton Junction. Thanks for your interest.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, thanks for your interest. We have the opportunity to buy a foreclosed property and home from the bank. We will not be getting a mortgage on the new property. We have 2/3rd of the agreed upon price and want to finance the rest with this 5 year loan so we will be done with it. Our present home is valued at $290K on Zillow. We paid off our Home Equity loan a year or 2 ago. The current mortgage is $239K.
What is it you plan on using the requested funds for exactly?	Hi, thanks for your interest. We are buying a second home without a long term mortgage. We have about 2/3rd of the cost and want to borrow the last third to buy the home ang get it paid off in 5 years.
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	First and most importantly, thanks for your service. Sorry for the delay in responding - commuting to work today. Yes, barring a huge lottery win, we plan to pay the loan over the 5 year period. I have more than 5 years to retirement ??? gotta keep moving forward. The question on the partial funding depends on the numbers and the timing. There is a high probability that we would take the partial funding even if it is less than the 60%. We have a back-up plan to get the rest of the funds we need. Our offer has been accepted so we have to meet our commitment by closing. I don???t plan to resubmit after the 14 days since we may not get the funds in time for the closing.
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	Hi: We have about $13,000 on credit cards.The estimate on the credit report is a little high because we have our bills set up to pay electronically from the Discover cards to get points/cash back. We have 5 cars and 2 Harleys with only 1 car loan for about $6,000 that will be paid off in September 2011.
Still trying to get a feel for your outgoing expenses... 1. You're currently showing almost 18K in outstanding debt. I need you to itemize that -- who do you owe, what is the APR, and what is the minimum payment versus what you are actually paying each month? 2. How much do you owe on your mortgage on your first home, what is the interest rate, and what is your monthly payment? 3. It sounds like the foreclosed home you're trying to purchase costs 75K. What is the current market value appraisal for that property?	Sorry for the delay in responding. Busy day at work. The $18K is a little behind, we have paid off over $8K in December. We actually only carry a balance on one credit card of approx. $10K, which we are working to pay off. The other credit cards we have are discover cards, which we put our monthly utilities, cellphones, etc. on and pay off each month to take advantage of the cash back offers. We do not incur interest charges on those accounts. Current rate on the $10K is an introductory rate of zero % until the end of October 2011. Montly min. is $170, but we budget $1K montly to pay it off. We anticipate paying this off before then. Our mortgage balance is $239K on our primary residence. Interest rate is 4.67 and we have 9 years left. Monthly payment is $2,808 which includes our real estate taxes and insurance. Zillow has the est. value @ $290K. We negotiated the purchase price down to $52,500. We have approximately 2/3rds of the price ($30K), in cash and we requested the $25K loan to cover the balance, closing costs and incidentals. The zillow estimate on this property is $165,500.
Do you plan to rent out the new property? If so, what are you anticipating monthly rent to be? Are repairs necessary for the home to be moved into? What have you budgeted towards the repairs?	Our son currently lives in Flagstaff where the property is located and he and a roommate will be renting the property from us. We haven't decided how much to charge yet, but he currently pays $500-$600/month for rent and utilities, which should more than cover our investment. The property does not need any major repairs, mostly cosmetic other than replacing a window. We are have budgeting $1K initially for the window replacement and cosmetic repairs and maybe $2-3K over the next year to replace the carpeting and anyting else. Thank you for your interest.
Please forgive such an obvious question, but why not use a traditional secured loan with a much lower interest rate or use a HELOC on your current property?	Good question. We checked lending tree first but they have a minimum amount well above what we need. We wanted a short term loan so we will own the property in 5 years, well before I retire. We had a home equity line of credit and checked into that but we paid it down to zero a year or so ago, The bank closed it on us so that wasn't an option. We are closing at the end of January so this worked out well. We got an excellent price and don't mind paying some interest. I checked the IRS website and learned that interest on a second home is deductible,

Member Payment Dependent Notes Series 646550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646550	$25,000	$25,000	15.20%	1.00%	January 13, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646550. Member loan 646550 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	aramark	Debt-to-income ratio:	15.00%
Length of employment:	10+ years	Location:	staten island, NY

Home town:
Current & past employers:	aramark
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	49
Revolving Credit Balance:	$25,709.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Hi, I am a district manager I oversee 8 hospitals food service department. My goal is to pay back this loan asap realistically within the first 3 hrs. I was not aware of the statistics of being funded I will take it into confederation while my request is listed.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	hi, the balance of my mortgage is 290k and Home equity of 70k the value of my house is about 500k . Hope this answers your questions
Please list the balances, APRs, and monthly payments on the cards you would pay off with this loan. Thanks!	HI, 9300k @ 29.6% 13.7k @ 22.4
What was the delinquency 49 mo ago?	That card was open under my wifes name. It was stole identity we found out about it and paid it.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	Net income is 6530.00 that is a combine income with my wife. Mrtg 2100 (includes home insurance ) HE 400 car 300 ins. 200 unt. 325 (GAS AND ELECTRIC COMBINED) phone 175 (includes internet) all these items have been rounded off no gym and no childcare. hope this answers your question.
Please confirm that you plan to repay the loan over 3 years, not 3 hrs right?	On my previous post. I did say that my goal is to repay the loan ASAP and that i am looking to have it paid in approximately 3 yrs.

Member Payment Dependent Notes Series 646576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646576	$12,250	$12,250	6.91%	1.00%	January 18, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646576. Member loan 646576 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	School District of Oconee County	Debt-to-income ratio:	10.89%
Length of employment:	4 years	Location:	Pendleton, SC

Home town:
Current & past employers:	School District of Oconee County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > My wife and I have taken a hard look at our finances and wish to consolidate the consumer debt (credit cards) we've accrued. This debt is a product of juggling jobs and grad school. We are both making $40k each now as educators but the credit cards are really nagging us. I compared our balances and rates, did the math, and decided that this P2P loan would be our best bet for reducing credit card debt consistently. We have really cut discretionary spending and look forward to making a fresh start with this. Borrower added on 01/07/11 > Our overall mix of credit card debt comes to around $19,000 spread across four cards. The rates average to around 10%. We split this into two loans so we would have to separate bank drafts and a bit more flexibility. She has the smaller share and I have the larger share. Her loan is at https://www.lendingclub.com/browse/loanDetail.action?loan_id=646759 Borrower added on 01/09/11 > My wife's loan is halfway funded, with 9 days to go. We're looking good. My loan needs to pick up speed so that we can accomplish our goal of paying off ALL our credit cards and focusing on this more concentrated, disciplined method of payoff. Nine days left, investors...help us turn things around! We will not let you down. Borrower added on 01/13/11 > Wife's loan has been issued, so we will be paying off $7200 worth of these credit cards and making a monthly payment to LC of $155. This loan is the other piece of the puzzle...5 days left. I am slightly concerned over the slow funding, but hope that the next few days will see a spike. We need this one to go through as well in order for our plan to be the most effective. Borrower added on 01/15/11 > It doesn't look like this loan is going to get funded. This is disappointing, as we are looking for a fresh start. My wife is 7 weeks pregnant, we just went through a very rough patch as a family, and having hope to consolidate fully get shot down is a real kick in the teeth. I don't understand it...I see other loans for much larger sums, and much worse credit, get funded quickly.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,529.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the School District of Oconee County?	I am a school counselor, split between an elementary school and career center. I am also active in statewide and national education research groups, and am next year's president-elect of the state career guidance association. In addition, I'm currently working on my educational leadership PhD from Clemson U.
What are the current rates and balances on the debt you are consolidating? Thanks.	$9109.54 @ 9.9 $7509.27 @ 8.9 $1227.22 @ 16.9 (some of this is for PhD expenses and I have a 529 for those expenses, but I am counting it in the total amount of debt) $538.92 @ 13.24 $895.46 @ 17.24 I averaged that out (which isn't exactly how it should probably be done but it gave me something to compare with) to $19,280.41 @15.03%.

Member Payment Dependent Notes Series 646629

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646629	$24,000	$24,000	6.54%	1.00%	January 18, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646629. Member loan 646629 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,033 / month
Current employer:	Rock City Gardens	Debt-to-income ratio:	14.36%
Length of employment:	< 1 year	Location:	Merritt Island, FL

Home town:
Current & past employers:	Rock City Gardens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I made some poor spending decisions as a young adult and I'm trying my hardest to fix them. Currently i've become married and have started saving money and I hope this will help pull me up out of the hole i've dug.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,009.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Rock City Gardens and where did you work before that?	I am the General Manager of a small high end retail nursery. I help organize and manage not only the facility but the landscaping, containerscaping and maintence crews. Before this I was working with an established Commercial Landscape, Irrigation and Maintence firm. I was not only the Senior Project manager, in charge of estimating, building and monitoring projects but I also was a key person in setting up a branch in Tampa and Orlando areas.

Member Payment Dependent Notes Series 646690

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646690	$15,000	$15,000	8.88%	1.00%	January 18, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646690. Member loan 646690 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	us army	Debt-to-income ratio:	21.01%
Length of employment:	10+ years	Location:	dayton, OH

Home town:
Current & past employers:	us army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I started a home business using the money I saved while deployed in Afghanistan. I have come across a commercial property in the Dayton area that is up for auction that fits my wants and needs. As auctions are cash deals, I need addtional funds to secure the property that the business will be located in. Any help would be greatly appreciated.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,651.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) US Army Rank? Pay Grade? Enlisted ETS? (OfficerS ETS are "Indefinuite")? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 481 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	USMC Retired, Great questions, I am a Sergeant First Class (SFC) or what the Marine's call a "Gunny". I am on the promotion list for Master Sergeant (E-8). I am indefinite and expect to retire sometime around 2020, which would put me at 30 years active. I would consider a partial loan but need to see the terms and conditions. Thanks

Member Payment Dependent Notes Series 646759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646759	$7,500	$7,500	8.88%	1.00%	January 12, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646759. Member loan 646759 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	Anderson School District 5/ T.L. Hanna	Debt-to-income ratio:	16.07%
Length of employment:	6 years	Location:	Pendleton, SC

Home town:
Current & past employers:	Anderson School District 5/ T.L. Hanna
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > My husband and I have taken a hard look at our finances and wish to consolidate the consumer debt (credit cards) we've accrued. This debt is a product of juggling jobs and grad school. We are both making over $40k each now as educators but the credit cards are really nagging us. He compared our balances and rates, did the math, and decided that this P2P loan would be our best bet for reducing credit card debt consistently. We have really cut discretionary spending and look forward to making a fresh start with this. We have around $19k in CC debt with an average APR of 10%. His loan is at https://www.lendingclub.com/browse/loanDetail.action?loan_id=646576

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,553.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at H.L. Hanna High School? Are you a teacher, and if so, do you have tenure or are you in a tenure track program? Thank you for your help, and I look forward to funding your loan. Best of luck with the school season.	I am a teacher at T. L. Hanna High School. I do have tenure and seniority in my department.
Hello, I have some additional questions for you regarding your loan. (1) First, what is your net monthly income? (2) Second, could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Also, what sorts of debt are you consolidating, and what interest rates are you currently paying on that debt? (3) Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? (4) Since you chose to get a 5 year loan, how long do you expect to take to pay off the loan? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thank you for your help, and I look forward to funding your loan.	My husband and I will both be paying on the loan. We are consolidating some credit card debt in order to pay it off faster and save on interest. We plan to pay off the loan in less than five years. This will actually lower what we will be paying per month, so making the payment will not be an issue.
Thank you very much for your answers to my questions--I have just one more question: Since your credit report indicates that you only have about $1500 in credit card debt, are you going to be using your loan to pay off other types of debt as well? If so, how much and at what APR? Also, may I ask roughly what your monthly expenses are? I apologize for being repetitive on the issue--however, it is important for me to know how much free cash the people I lend to have so I can be sure that they will still be able to pay their loan even if something happens.	Some of the credit card debt is in my husband's name. I am not willing to list my monthly expenses; I think that's a bit intrusive in this type of situation.
Hi, can you tell us what the job situation of your husband is? Function, company and years? Thanks!	My husband is a continuing-contract school counselor.

Member Payment Dependent Notes Series 646764

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646764	$12,000	$12,000	6.17%	1.00%	January 18, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646764. Member loan 646764 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Arte Salon	Debt-to-income ratio:	15.23%
Length of employment:	10+ years	Location:	Astoria, NY

Home town:
Current & past employers:	Arte Salon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > Credit Card refinance.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,310.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have the following questions: 1. What do you do for a living (Arte Salon) 2. One Income or two income family 3. You are asking for 12K for CC refinancing, but your credit balance appears to be >16K. What balances/rates are you paying off, and what are you keeping? Thank you!	I apologize if you already received the answers to your questions. 1. I am a haistylist and also bartend part time. 2. I am living with my boyfriend so we split the bills. 3.I only asked for 12 because i just want to pay off the majority. I am keeping one card to keep my credit score high. Thank you for taking time out to ask. Hope I answered your questions.
Please break down your credit card obligations.	Well I have five credit cards. I pay all of them on time and pay more than the minumum. I am basically just looking to combined them. I will still have one with a balance but it would be easier to handle once I only have (if accepted) two bills a month. I also like the fact that this goes directly to people and not a bank. I hope I have answered your question. Thank you

Member Payment Dependent Notes Series 646782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646782	$10,500	$10,500	10.36%	1.00%	January 18, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646782. Member loan 646782 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	Nurse RX / American Mobile	Debt-to-income ratio:	23.94%
Length of employment:	2 years	Location:	fairfield, OH

Home town:
Current & past employers:	Nurse RX / American Mobile
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	7
Revolving Credit Balance:	$4,873.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1- Pediatric Registered Nurse with Nurses RX/ American Mobile. 2-3years relistically. 3- Not understanding this question

Member Payment Dependent Notes Series 646785

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646785	$6,000	$6,000	5.79%	1.00%	January 13, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646785. Member loan 646785 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Volvo of Edison Inc.	Debt-to-income ratio:	4.36%
Length of employment:	10+ years	Location:	Langhorne, PA

Home town:
Current & past employers:	Volvo of Edison Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$255.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. What is the combined income of your household? Please would you tell us about yourself, your work, and explain what exactly this loan is for. Please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact LC to have them verify your income (support@lendingclub.com or 1-866 754-4094, 8am-5pm Mon-Fri).	I made 76,000 in 2010 im and auto mechanic working on Volvos. My wife does not work. My wife is Filipino and we are visiting her family. I dont have any loans or high credit card amounts maybe $200, i did just buy the tickets so $2300 will go on a card. I would like to use the loan money to pay the balance off. We only have $2000 in savings. Payments will be automatically made. I would like to add more to the payments and pay off in half the time. I had a loan for vacation before almost 3 years ago $10,000 and paid off in 2 years. I rent and pay $1025 month.

Member Payment Dependent Notes Series 646792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646792	$16,000	$16,000	6.54%	1.00%	January 18, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646792. Member loan 646792 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Department of Defense	Debt-to-income ratio:	24.29%
Length of employment:	2 years	Location:	Norfolk, VA

Home town:
Current & past employers:	Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I was in the Navy for 25 years and I retired in 2009 and have been with my current employer ever since. I consistently pay all my bills. My annual income is 100,000 including my retainer from the Navy. About 1,500 a month plus an additional 500 a month is deposited into my Bank@LANTEC account from the Post 911 GI Bill. If you'd like to see a greater balance in the checking account., I can make that happen. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,238.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 646794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646794	$12,000	$12,000	8.88%	1.00%	January 13, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646794. Member loan 646794 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Carroll County Public Schools	Debt-to-income ratio:	15.42%
Length of employment:	7 years	Location:	westminster, MD

Home town:
Current & past employers:	Carroll County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > Similar to many, I have found myself in a position in which my credit card interest rates were raised significantly though I have never missed a payment. My debt has increased a good amount over the past three years due assisting to a loved one in financial trouble due to a job loss, not due to intentional overspending. That situation has thankfully been rectified. My credit rating is very important to me and this will be reflected in my faithful repayment. Thank you very much for your time and consideration. Borrower added on 01/10/11 > Correction*** My debt has increased a good amount over the past three years due to assisting a loved one in financial trouble because of their job loss, not due to intentional overspending. (I did not lose my job)

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,378.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the public school system and how secure is your job? Your credit report shows a revolving balance of $23k, but you've requested $12k for this loan. Can you please list all of your debts, including interest rates, balances, and monthly payments, and say which you will be paying off with this loan? Thanks.	I teach science. I am a National Board Certified teacher involved in many aspects outside of the classroom which gives me a good deal of job security. The remaining balances is due to emergency dental work above and beyond my dental insurance plan, and additional debt incurred over the past three years due to the unusual circumstances I described earlier. This balance has lower interest rates so I am not including it in my request. A summary of balances and interest rates follows: $160 at 0.0% - to be paid and closed this month $4,058 at 10.9% - min. payment $89 $6,670 at 8.9% - min. payment $188 $740 at 14.9% (Part of the loan I am requesting will help to pay off this amount) - min payment $23 The $12,000 I am requesting will pay off my largest balance which is approx. $11,200 with a minimum of $230 per month. My rate was raised gradually to 12.9% then jumped rapidly to 18.9% approximately 18 months ago though I have never missed a payment or been late the entire time I have been a card member. At this rate I am now paying over $160 a month in interest. As stated earlier, any remaining balance from my request will be used toward my 14.9% balance (this rate was also just raised though no missed or late payments). I do have a student loan that I am paying off as well. $201 per month at 3.9% interest rate - no missed or late payment during the life of the loan. My car is payed off and my utilities are minimal. I am very focused on returning to a debt free life so thank you for your interest.

Member Payment Dependent Notes Series 646795

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646795	$10,000	$10,000	15.57%	1.00%	January 13, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646795. Member loan 646795 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Noblis	Debt-to-income ratio:	10.64%
Length of employment:	2 years	Location:	Mclean, VA

Home town:
Current & past employers:	Noblis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I have bought houses and fixed them and then rented them out and then I refinanced. It has worked very well. I have a few deals under contract and these deals are good. So I been looking for money. I used this on my 1st house and it worked well. I am now on house 4. This is a great deal and failing is not an option. I am also a web designer for over 12 years, award winning, and I have a good job that I can pay this even if things dont work, but there is no question that they will work. I done it 3 times and it has worked very well. Please feel free to ask questions. Thank you, T.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	80
Revolving Credit Balance:	$4,478.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this loan intended to augment a down payment for a house?	no, its to totally buy the house, and I have rehab money and I plan on fixing it out, then renting it out and then refinance.

Member Payment Dependent Notes Series 646813

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646813	$6,400	$6,400	11.11%	1.00%	January 13, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646813. Member loan 646813 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	safeway	Debt-to-income ratio:	7.08%
Length of employment:	10+ years	Location:	PAYSON, AZ

Home town:
Current & past employers:	safeway
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,491.00	Public Records On File:	0
Revolving Line Utilization:	96.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for safeway?	The number one thing I do for Safeway is customer service. I have been with Safeway for 23 years and have worked in several areas of the store, from the bakery and deli, to frozen, dairy and general merchandise stocking. The majority of my experience is in the front office where I handle all aspects of the customer service desk, managing the front end, accounting procedures and deposits. I am also acting Dairy Department Manager and General Merchandise Manager in their absence.
Please list all of your debts, including interest rates, balances, and monthly payments, and say which you will be paying off with this loan. Thanks.	To be paid off: Capital one visa 15.9% $3900, Barclay mastercard $2500 13.49% (appox balances, accounts are already closed and I have been working at paying them off, would just like to do so at a lower rate with one easy monthly payment. To remain open: citibank 0% $1000, monthly payment $20, Bank of America 0% $400, monthly payment $15, I will pay off both with tax return check and keep cards for emergencies.
The listing is entitled "get outta debt." Please list the debts that you want to get outta. What steps have you already taken to reduce your debt?	2 high interest credit cards, approx $6500 total, cards have already been closed and I have been making $200 payments on each, would like to get them paid off at lower rate with one easy monthly payment.
Me again. Most college, university employees L C loans 100 pct fund over during full 14-days listing cycle. Simplified registration process offers 2 payment terms: 3-yrs (36-months), or 5-yrs (60-months). After loan issued you can email support@lendingclub.com. Request them to establish a higher $ monthly payment that automatically shortens loan's length to 12-months. CAVEAT: After higher $ monthly payment effective, Support later will NOT lower $ payment. Voluntarily higher $ monthly payment remains status quo (same) during loan's entire lifetime. Lender 505570 US Marine Corps Retired Va Beach, VA ..	I'm sorry I dont know what your question is but thanks for the information.
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	A lot of the debt I had accrued on credit cards was during the break-up of a nine year relationship. During that time I needed to buy my own house and there were purchases required to set-up basic living needs for myself and my son. I have been in my new house for just over a year now and don't have the need for any out of the ordinary purchases and therefore have no need to use credit. I have had these credit cards closed for some time now and just wish to pay them off at a lower rate with one easy monthly payment.
Me again. Sorry 'boutthat. I intended to send earlier email to another borrower who asked how to payoff loan quicker. Sent it to you by mistake.	No problem
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thank You! I understand completely. I work hard for my money too. I appreciate the opportunity you are giving me to get out of debt quicker and easier, I wont let you down.

Member Payment Dependent Notes Series 646833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646833	$1,000	$1,000	10.00%	1.00%	January 14, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646833. Member loan 646833 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$674 / month
Current employer:	Retired	Debt-to-income ratio:	22.70%
Length of employment:	n/a	Location:	fort worth, TX

Home town:
Current & past employers:	Retired
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,637.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 646871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646871	$10,000	$10,000	9.25%	1.00%	January 18, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646871. Member loan 646871 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	visting nurse service of new york	Debt-to-income ratio:	9.93%
Length of employment:	1 year	Location:	yonkers, NY

Home town:
Current & past employers:	visting nurse service of new york
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > Dental crisis expenses not covered by insurance and what is covered by insurance is only a 2,000 max- on my way to being promoted to a high level marketting position within the next 1 year and must take care of dental issues to perform confidently and effectively- Borrower added on 01/04/11 > dental crisis not enough covered by insurance and issue will only worsen-not only is my health t serious risk, but I am young man on my way to being promoted to a high level marketing position within the next 1-2 years and in order to perform at a high and effective/ confident level, I must take care of my severe dental crisis

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,996.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 646908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646908	$7,000	$7,000	9.62%	1.00%	January 14, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646908. Member loan 646908 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,275 / month
Current employer:	Morrison High School	Debt-to-income ratio:	22.69%
Length of employment:	9 years	Location:	Morrison, IL

Home town:
Current & past employers:	Morrison High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > Hard working English teacher-will be paying less for money owed, through this loan, and saving on interest. Borrower added on 01/04/11 > Will be paying less than I am now by consolidating with this loan. Have secure teaching position. Borrower added on 01/07/11 > Looking for alternative to credit card rates

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	18
Revolving Credit Balance:	$14,075.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 646950

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646950	$12,000	$12,000	9.62%	1.00%	January 14, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646950. Member loan 646950 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Fifth Third Bank	Debt-to-income ratio:	14.26%
Length of employment:	3 years	Location:	Fairfield, OH

Home town:
Current & past employers:	Fifth Third Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > This loan will be used to refinance the remaining balance of a private student loan. It's been paid ahead by $30,000 over the past three years, but I would like to lower the monthly payment on the remaining $12,000. I currently pay $550 a month, and have not missed or been late on any payments.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,136.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, interested in funding your loan but have a few questions. I see you work at a bank, what is it you do there? Also: Can't you get your financing cheaper there? Do you have any other debt such as CC debt? Thanks and the best of luck with your loan!	Hi, I'm in the Commercial IT department at the bank, working as a Quality Assurance Lead. I looked into getting a loan with the bank, but they are not currently offering personal loans. I also looked at a couple other banks, and found Lending Club to have the lowest interest rate. As far as other debt goes, I have a government student loan that is currently in repayment as well. It has a much lower principal and monthly payment and a fixed interest rate, so it has never been a problem. I also have a couple credit cards, but only one that I use regularly. For all the credit cards I have I always pay off the monthly balance to avoid accruing interest. Please let me know if you have any other questions, and thank you for considering funding my loan.

Member Payment Dependent Notes Series 646957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646957	$16,000	$16,000	12.23%	1.00%	January 18, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646957. Member loan 646957 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Blockbuster	Debt-to-income ratio:	6.94%
Length of employment:	10+ years	Location:	Pineville, NC

Home town:
Current & past employers:	Blockbuster
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I also have a part-time job that I work on Saturday and Sunday. This job makes me $1200+ a month. Borrower added on 01/06/11 > I also want to add, I will be lowering my monthly payments by about $100 by doing this. This will help me a lot more than that too. Thank you in advance for your funding and support!

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,102.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. I currently owe 193,000.00 and the home is valued at 220,000.00. I have no other mortgages on the home or equity lines on the home. I have a long story as to why I am trying to finance this but suffice it to say that it will help me immensely and I will be repaying the balance swiftly.
Please list the balances, APRs, and monthly payments for the debt you intend to consolidate with this loan. Thanks!	Type your answer here.I have one balance of 10,000.00 at 9.0 that I intend on paying off and a fee that I have to pay right now. This is a fine of sorts and has to be paid off.
What do you do at Blockbuster?	Type your answer here.I have been a store manager for 15 years. I oversee the daily operations of the store and am responsible for the stores overall performance.
Could you please verify your income with LendingClub? Thank you in advance!	Type your answer here.I do not know how to verify my income with lendingclub. I thought I had done that. I'm sorry for my ignorance here.
All the blockbuster in my town has closed. Why do you think your store is not going to close? Bankrupt video rental chain Blockbuster Inc plans to close 182 stores by the end of Q1 as it tries to find a way back on its feet. The largest U.S. video rental chain planned to close 72 stores by Jan. 1 and 110 more in the first quarter of 2011, according to documents filed in Manhattan???s bankruptcy court. Blockbuster filed for bankruptcy in September, weighed down by its debts and stung by video-on-demand and competitors such as mail-order pioneer Netflix Inc and Redbox Inc, a Coinstar Inc unit that rents movies through kiosks. Blockbuster has closed about 1,000 stores in recent years as it tries to cut costs, but still had about 2,900 in the United States when it filed for bankruptcy. The company is renegotiating leases with thousands of landlords, said Patricia Sullivan, a Blockbuster spokeswoman. She said the company will emerge from bankruptcy by the beginning of the second quarter of next year, with fewer but more profitable stores. The company entered bankruptcy with a plan that would put billionaire investor Carl Icahn and his hedge fund partners in control of the company when it emerges.	Type your answer here.I have been here for several years and the store I am in is very profitable for the company. It is not in their best interest to close this store, which is why I am here. I am tenured within the organization and my job is not in jeopardy.

Member Payment Dependent Notes Series 646992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646992	$6,000	$6,000	6.91%	1.00%	January 18, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646992. Member loan 646992 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Todd Powell	Debt-to-income ratio:	4.42%
Length of employment:	1 year	Location:	Sag Harbor, NY

Home town:
Current & past employers:	Todd Powell
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I am having a baby in a few months and am consolidating credit cards to get the lower interest. I will use the money saved to get a bigger house! I make a decent living and will pay this loan religously as it will now be my only one.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	19
Revolving Credit Balance:	$7,117.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 647072

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647072	$20,000	$20,000	18.25%	1.00%	January 18, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647072. Member loan 647072 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Olive Garden	Debt-to-income ratio:	16.95%
Length of employment:	7 years	Location:	Evergreen Park, IL

Home town:
Current & past employers:	Olive Garden
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	22
Revolving Credit Balance:	$18,702.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. Thank you!	62000
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all $12K to $25K fund 100 pct. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	restaurant manager
Me again. You answered 1 of my 3 questions. Omitted answers to questions were: (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all $12K to $25K fund 100 pct. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan	1-2 years it would be payed off more than likely. Would I accept a partially funded loan yes.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Discover 6000, and Visa, Harlem Furniture 2500, Buckle 1000, Capital One , Chase 1800, Bank of America 7500 and all of them would be paid off

Member Payment Dependent Notes Series 647160

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647160	$12,000	$12,000	9.62%	1.00%	January 18, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647160. Member loan 647160 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	AIG	Debt-to-income ratio:	16.42%
Length of employment:	< 1 year	Location:	Rego Park, NY

Home town:
Current & past employers:	AIG
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,008.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
A Lending club loan to payoff a lending club loan? Please explain.	The purpose of the loan that I am applying for is to reduce the interest rate on my current lending club loan.
Can you please tell us the amt. outstanding and interest rate for the current loan?	$12K @14.61%/17.33% APR

Member Payment Dependent Notes Series 647184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647184	$6,000	$6,000	16.69%	1.00%	January 12, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647184. Member loan 647184 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	St Lucie County School Board	Debt-to-income ratio:	12.18%
Length of employment:	3 years	Location:	Port St Lucie, FL

Home town:
Current & past employers:	St Lucie County School Board
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > This is to pay off two credit cards with higher intrest rates Borrower added on 01/05/11 > I guess I also should have said I only have these two cedit cards, and I am thankful I do not have debt that is higher than this. However, my APRs are high, and I would like to pay them off sooner than later. This loan will help me accomplish that goal. Thank you! Borrower added on 01/05/11 > Someone asked me the market value of my home... I checked zillow.com and it is estimated at $99,000, which is what it appraised for and also what I paid for it in July 2010

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	67
Revolving Credit Balance:	$6,389.00	Public Records On File:	0
Revolving Line Utilization:	99.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello... This is my first home purchase as I lived overseas doing humanitarian work in Bosnia and Croatia for seven years. I purchased the home in July 2010, so I still have quite the balance of $97,211.57. I do not have a home equity line of credit. I'm currently at work and I cannot access zillow from my work computer (I'm not slacking, I teach middle school language arts and they are writing essays today!). The house was appraised twice at $99,000 in July. I will check zillow when I get home and let you know.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1) I am a middle school language arts teacher. I am also team leader for my group of teacher, advisor for the National Junior Honors Society, Odyssey of the Mind coach, and I run the school's TV studio. I'm certified for middle school language arts and K-12 ESOL. I love my job - working with middle school students is the perfect fit for me :) 2) I do plan on paying off the loan before the three years. How much earlier, I really can't say at this point, but my goal would be by the two year mark.

Member Payment Dependent Notes Series 647266

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647266	$7,000	$7,000	12.23%	1.00%	January 12, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647266. Member loan 647266 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	ExxonMobil	Debt-to-income ratio:	22.15%
Length of employment:	10+ years	Location:	New Iberia, LA

Home town:
Current & past employers:	ExxonMobil
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I plan on paying off some higher interest rate loans.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51,367.00	Public Records On File:	0
Revolving Line Utilization:	97.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Total mortgage owed is ~155000. Market value on a conservative basis is around $220000

Member Payment Dependent Notes Series 647304

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647304	$4,500	$4,500	6.17%	1.00%	January 18, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647304. Member loan 647304 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Henkel Corp	Debt-to-income ratio:	6.70%
Length of employment:	5 years	Location:	FoNTaNA , CA

Home town:
Current & past employers:	Henkel Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I plan to purchase a vehicle.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	13
Revolving Credit Balance:	$981.00	Public Records On File:	0
Revolving Line Utilization:	8.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you please comment on the delinquency 13 months ago? Thanks.	I'm not sure what the delinquency was about, if anything I may have just forgotten to pay in time and when I was notified I paid it off.

Member Payment Dependent Notes Series 647439

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647439	$12,000	$12,000	5.42%	1.00%	January 18, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647439. Member loan 647439 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,576 / month
Current employer:	smithfield housing	Debt-to-income ratio:	4.41%
Length of employment:	10+ years	Location:	smithfield, NC

Home town:
Current & past employers:	smithfield housing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1976	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,172.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. What debts will you consolidate with this loan? Thank you.	Credit card debts an some medical bills
Hello. What is your job with smithfield housing and is it pretty secure during these tough economic times? Besides your mortgage and your loan request for $12,000 to cover medical bills, do you have any other debts? Wishing you the best in 2011.	Type your answer here. No other debts I have been employed at this job for 28 years. I am an Occupancy Specialist with Public Housing - very secure in these economic times.

Member Payment Dependent Notes Series 647453

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647453	$6,000	$6,000	9.25%	1.00%	January 12, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647453. Member loan 647453 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,232 / month
Current employer:	E-Z Rent-A-Car	Debt-to-income ratio:	14.74%
Length of employment:	< 1 year	Location:	Oviedo, FL

Home town:
Current & past employers:	E-Z Rent-A-Car
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I have two CC payments that while not astronomical, do deserve a bit of attention for the future. 20.99% and 14.24% APR is no way to go through life. I also want to tear up one of the cards and relinquish myself to the one debit, one credit card lifestyle.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,330.00	Public Records On File:	0
Revolving Line Utilization:	40.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 647537

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647537	$9,000	$9,000	15.57%	1.00%	January 13, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647537. Member loan 647537 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	walt disney world	Debt-to-income ratio:	10.66%
Length of employment:	3 years	Location:	brandon, FL

Home town:
Current & past employers:	walt disney world
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	17
Revolving Credit Balance:	$7,638.00	Public Records On File:	0
Revolving Line Utilization:	71.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell me the balances and interest rates on your credit cards and other loans?	juniper 1359.00 29.99 chase 178.00 29.99 walmart 139.00 22.90 union plus 802.00 22.99 capital one 424.00 24.90 home depot 526.00 26.99 aspire 2480.00 29.75 suntrust 4500.00 18.99

Member Payment Dependent Notes Series 647554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647554	$14,500	$14,500	15.57%	1.00%	January 12, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647554. Member loan 647554 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	MOORE COUNTY ROAD & BRIDGE	Debt-to-income ratio:	21.88%
Length of employment:	6 years	Location:	Dumas, TX

Home town:
Current & past employers:	MOORE COUNTY ROAD & BRIDGE
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,128.00	Public Records On File:	0
Revolving Line Utilization:	67.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 647574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647574	$5,000	$5,000	6.54%	1.00%	January 18, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647574. Member loan 647574 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	Dolphin Bay Resort& Spa	Debt-to-income ratio:	7.15%
Length of employment:	5 years	Location:	Pismo beach, CA

Home town:
Current & past employers:	Dolphin Bay Resort& Spa
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I will be consolidating my wifes credit card debt. Thank you for your time and i look forward to working with you!

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	80
Revolving Credit Balance:	$2,414.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Dolphin Bay Resort& Spa?	Thank you for your question, i valet vehicles and assist guest w/ their luggage. I have a very steady stream of income as i have been there five years this april.

Member Payment Dependent Notes Series 647730

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647730	$18,000	$18,000	12.98%	1.00%	January 14, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647730. Member loan 647730 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Surgi-Care	Debt-to-income ratio:	20.38%
Length of employment:	2 years	Location:	Milford, MA

Home town:
Current & past employers:	Surgi-Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > It is my desire to become debt free as quickly as possible. I am a hard working, reliable person who likes to learn, and I gain responsibility in every job. My work history is one of steady employment, raises, and all my job changes have been upward in pay and responsibility. I work in the medical arena for a company that has been around for 30 years and has grown in a slow and steady fashion. I'm consolidating my debt so I can make extra payments and stay focused. My budget is written down and gives me 1/3 of my pay for living - but I have a goal of lowering my expenses along with lowering my debt. Borrower added on 01/06/11 > I was asked about my job and my plan on paying down this obligation. My job is managing a medical office. Last year I got married and my debts are related to sibling / family issues so I don't want the old debts involved in my future life. My budget leaves at least $1000 a month for costs of living (based on two holiday weeks when our pay goes down.) I don't pay on a mortgage. My intention is to pay this loan off in 2 years or less. Any time I have money left over at the end of the month - which I anticipate will be fairly often - I intend to put it into paying on this loan. Please feel free to ask any questions. Borrower added on 01/07/11 > I want to thank everyone who invests in me as I realize this effort is coming from real people - and this represents both a vote of confidence in me and trust in my abilities. I take that very seriously and I am touched by so many people responding so quickly.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	39
Revolving Credit Balance:	$25,436.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1> I am a certified AHIMA medical coder (CCS-P) with more than 12 years in my field. I manage a medical office that does prosthetic and bracing work. 2> My aim is to complete this obligation in under two years. I think I can do that because I am married with no mortgage obligation. Anything left after bills are paid each month is going toward paying an extra payment on this loan. 3> I would accept a partially funded loan but would expect the terms might be different if the amount were lower. (i.e. lower interest on a substantially lower amount.) As background on my situation, I married last year and had been supporting my siblings until that point. I don't feel my prior debts should have anything to do with my marriage so I am not involving my spouse in paying off my bills. Unfortunately for my brother and sister, they are losing the family house at this point - but I can't continue to help out. I feel fully capable of achieving this goal whether I do it the long way with multiple bills or the short way with one payment to focus on.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	I have $16,703.24 in debt. It comes from 4 sources that used to have reasonable rates and, as of this year, have suddenly either become variable or raised their interest to 18 to 24%. This is down from an original amount of $43,000. I have been paying down my debt. It's just that I see a way to get rid of it quickly by focusing payments instead of having them spread out. I can give you the amounts and interest but not the minimal payment because I never pay the minimum. ALL the debts will be erased by the loan. If the loan doesn't fully fund, the higher interest ones will be paid off. $9130.27 is at 17.9% $4617.61 is at 22.3% $2760.19 is at 21.9 $ $195.17 % is at 18.9 % Every month I begin with $100 to everyone, then I add payments after making sure my car and any other debts are taken care off. Generally the larger accounts get $200 to $300 and the ones under a thousand get $100. As I said, it's been working but I see where I can finally finish the process quickly. To be honest, I am a bit impatient to move forward in my life without the old debt. It reminds me of sad times without options and days when I was boxed in and had no choices. Those days, thankfully, have passed.

Member Payment Dependent Notes Series 647918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647918	$12,000	$12,000	10.36%	1.00%	January 12, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647918. Member loan 647918 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,375 / month
Current employer:	Quiksilver	Debt-to-income ratio:	20.53%
Length of employment:	3 years	Location:	Long Beach, CA

Home town:
Current & past employers:	Quiksilver
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I have a couple credit cards that I'm carrying balances on with increasingly high APR rates. The credit balances are for various expenditures I incurred while taking a year off work to go back to college, unexpected trips due to family illnesses, car repairs, etc. Despite my good credit history (no defaults, no late payments!), my credit card lenders have increased my interest rate soon after the credit card act went into effect. Although I continue to make on-time monthly payments over twice the minimum due on my CC bill, I've hardly make a dent in my debt balance due to the current sky high interest rates I'm dealing with. Please note that I have a great and secure full time job, going 3+ years strong with my company. I have never had any issues paying my credit card bills on time. Nor have I ever defaulted on any of my debt. To be considered for a loan through LendingClub would be an ENORMOUS RELIEF to me as my interest rate would be drastically lowered and would help fast track me into paying my loan faster. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,597.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Quiksilver? Also, can you list the terms (amount and interest rate) of the cards you're looking to consolidate? Thank you!	Hi there. I am a apparel merchandiser. My role involves trend research, competitive analysis, planning, product development. Basically taking a design concept and eventually bringing to market a tangible good season after season. My two credit cards that I would like to consolidate are 1. $4600 with an 18.99% interest 2. $6900 with a 15.99% interest The interest rates hikes are killing me, they both use to be only 9.99%. I am currently making a combined payment of $500 on the 2 balances which are well over my minimum due and still live comfortably on a monthly budget that also affords me to pay off school loans as well as a car loan. However nearly $200 of $500 that goes directly interest charges which is a bit tough for me to swallow. thank you for your consideration
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	Hello there. I have not used my credit cards for nearly 6 months now and have gone as far to leaving the cards at home rather than carry them in my wallet. I haven't made any purchases unless its an absolutely a necessity (food, household stuff, etc). The plan is to shut both CC accounts down end of this month once I get the funds via Lending Club. Additionally I have a strict itemized budget in place to help me manage my spending. Just resorting to cash/debit cards if I need to purchase anything. let me know if you have any additional questions. thanks
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Hi there. Thank you so much for contributing to my loan and for your consideration. I am incredibly appreciative and grateful that you chose to fund my loan. I have a strict budget plan in place and will work hard to pay back every cent. Thank you again.

Member Payment Dependent Notes Series 647971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647971	$8,000	$8,000	13.72%	1.00%	January 13, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647971. Member loan 647971 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Teksystems	Debt-to-income ratio:	18.19%
Length of employment:	< 1 year	Location:	Marietta, GA

Home town:
Current & past employers:	Teksystems
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	6
Revolving Credit Balance:	$2,609.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. 144,070 2. 218,000 from zillow.com
What do you do at Teksystems and where did you work prior to that?	I'm a Teradata Data Base Administrator. Before that I was working in Eagan, MN at the USPS.

Member Payment Dependent Notes Series 647976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647976	$6,000	$6,000	6.54%	1.00%	January 18, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647976. Member loan 647976 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,700 / month
Current employer:	Joyce Engineering, Incorporated	Debt-to-income ratio:	17.49%
Length of employment:	8 years	Location:	Greensboro, NC

Home town:
Current & past employers:	Joyce Engineering, Incorporated
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > Used CC card for to help wife go back to school, She graduated and I would like to pay it off and cut it up. Thank you! Borrower added on 01/06/11 > My wife wanted to return to school, so with 2 small toddlers at home we made it happen. Over the course of the 3 years she was in school, and without her income, we made emergency and family purchases on the CC. Id like to pay that off now at a lower rate than 15% I have now, It would really feel good knowing that will be payed off in full in a few years. I chose 3 years over the 6 year loan because I want it paid back as quick as possible. Thank you! Borrower added on 01/06/11 > I would like to add, That I work in the engineering field. I have been with the same firm for a tad over 8 years now. My work is secure, and our firm predicts growth through 2011. Please dont hesitate to ask a question if you like. Thank you again!

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1968	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,534.00	Public Records On File:	1
Revolving Line Utilization:	41.90%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Joyce Engineering, Incorporated?	HI!, I have been with Joyce for 8 years now, I work in Civil Engineering. I specifically design and create engineering drawings In CADD. I also do Calculations for stormwater,setllment, gas emissions, etc. I also minored in enviromental science in school, and have been using that knowledege to do wetland and stream delineations / mitigation work for projects here on an as needed basis. Thank you! Please dont hesitate to ask anything, should you have any additional questions!
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hello, Thank you for the questions! Lets see, 1. My wifes name is the on the mortgage on our house, She built the house new 9 years ago and it was in her name before we were married, I never added my name to it, however My name was added to the deed. We currently enjoy a 4.6% rate which is good I feel. We do not have a Home equity credit line, although we looked into it a year ago as she was getting ready to graduate, and could have gotten one, I was not happy with the rate. Our Monthly Mortgage is 1500 +- a month. I do not know about Zillow.com?? But had the home appraised 1.5 years ago, for $301,000 when we were contesting our county tax increase. My wife has lived in it since building it 9 years ago, I have been here for a little over 8 years. I hope this answers your questions, please feel free to ask anything else!

Member Payment Dependent Notes Series 648006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648006	$6,125	$6,125	6.17%	1.00%	January 13, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648006. Member loan 648006 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Weissman Nowack Curry & Wilco, PC	Debt-to-income ratio:	12.92%
Length of employment:	10+ years	Location:	Lawrenceville, GA

Home town:
Current & past employers:	Weissman Nowack Curry & Wilco, PC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > Funds will pay off Chase Credit Card. I plan to pay off the Lending Club loan by paying $400 per month, rather than the minimum payment. My goal is to get completely debt free (including my mortgage) within the next 5 to 10 years.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,475.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Weissman Nowack Curry & Wilco, PC?	Type your answer here. I work as an "Administrative Assistant" who does legal secretarial work and paralegal work for two equity partners and one senior associate who specialize in litigation. Their focus is on land title problems, construction fraud or defect claims; mortgage fraud, and similar real estate related matters. I handle all dictation, correspondence, and legal filings; maintain a litigation database; court docketing; and edit the Georgia Real Estate Law Letter that is published by the firm.

Member Payment Dependent Notes Series 648081

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648081	$8,000	$8,000	9.62%	1.00%	January 12, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648081. Member loan 648081 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Austin Telco Federal Credit Union	Debt-to-income ratio:	24.57%
Length of employment:	3 years	Location:	Austin, TX

Home town:
Current & past employers:	Austin Telco Federal Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I have a credit card that has a 16% interest rate that I want to payoff in 3 years with less interest. Having a lower interest rate will save me money in the long run and also give me peace of mind. Borrower added on 01/06/11 > Also, I have never been late on any payments and have no history of deliquencies. I would never not make payments since I know how it can hurt your credit especially since I work at a financial institution.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,488.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Austin Telco Federal Credit Union and where did you work prior to that?	I am currently a Branch Manager and before that I worked for Wells Fargo as a Personal Banker.
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	I have a Wells Fargo Credit Card with about a balance of $5500 with a 16% interest rate and some charge cards from Best Buy and Kay with about $1200 total. I have another credit card but its interest rate is low as well. My other debt that I have are student loans with a very low interest rate so I am not consolidating those loans. I have an auto loan that I am on track to pay off in a few years. I have cut up the cards that I am consolidating my debt with so I won't accrue more debt. I am not closing the accounts since I know if you do that, it can affect my credit score.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	I understand and I will never miss a payment or back out of our agreement.

Member Payment Dependent Notes Series 648204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648204	$25,000	$25,000	14.46%	1.00%	January 12, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648204. Member loan 648204 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Tiffany & Co	Debt-to-income ratio:	3.84%
Length of employment:	10+ years	Location:	Union City, NJ

Home town:
Current & past employers:	Tiffany & Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > The house is a two familly house with two units. The monthly mortgage payments is $2385.60 I have just rented one of the units for a year their rent is $2500 therefore the mortgage is covered for 2011.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,761.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Tiffany & Co ?	I am an Executive Assistant
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I just bought the house and therefore it is too early to get a Home equity loan. The house needed some renovations before I am able to live there and before I could rent the second unit. It is a two family house. I already renovated the first floor and am in the process of renting it for a year for $2,500 The mortgage on the house is $2,385.60 and I owe $278,484.18. I hope this answers your questions. And thank you for your help if you decide to finance my loan.
Please provide a detailed loan description.	Current Principal Balance $278,484.18 Principal & Interest $1,454.54 Homeowner's Insurance(s) $97.75 MIP Mortgage Insurance $112.83 City Tax $720.48 02/01/2011 Scheduled Payment $2,385.60
Hi, My questions are: (1) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	I expect to pay this loan in a year or two. 1st with my tax return and second with the extra income I make by renting an extra room in my house. Extra income this year $18000. Extra income I hope to double thanks to the house renovations. I also live with two salaries, my husband's and mine.
Hi, have a few quick questions: 1) does the incom number includes your husband's income, if not how much does he make? 2) How much is the vaue of your house - is it close to the $270k you owe on it? 3) What kind of mortage do you have and how much % did you pay down? Thanks a lot,	No the posted income does not include my husband's His salary is about 70k The house was appraised for $303000 This is the amount I bought it for My mortgage is at standard 30 year mortgage and in put 10% down

Member Payment Dependent Notes Series 648219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648219	$25,000	$25,000	12.98%	1.00%	January 18, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648219. Member loan 648219 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,534 / month
Current employer:	APPTIS	Debt-to-income ratio:	3.47%
Length of employment:	10+ years	Location:	Arlington, VA

Home town:
Current & past employers:	APPTIS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,280.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is APPTIS? and What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Hi, APPTIS is a Government Contractor. You can see what we do on their website which is www.apptis.com. I work on a Contract for the Army. I am a Security Auditor which means that I run vulnerability assessments and try and help them patch things so that they don't get hacked into. I would like the whole 5 years but will take less if offered. Thank you for your information. I see you live in VA Beach. My Parents live there over near Virginia Beach General Hospital.
Hi, I am interested in funding your loan. Can you please tell me what is the total dollar amount owed on your credit cards and from any personal loan debts? Thanks, Ron	I owe $14,000.00 on one card and around $10,000.00 on another one and $1,900.00 on one. I have no other loans except for a mortgage.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I currently owe $420,000.00 on my home and it's value according to Zillow is $602,000.00.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	I have several credit cards. 1. BK of Am and the balance is $12,000.00 which I pay $350.00 on and the rate is 11% 2. Member one CU which is at $12,000.00 and the rate is also 11% and payment is $350.00 and Home Depot which is 21% and I owe $1900.00 and payment is currently $25.00. I have one more card which is BB&T and it is at $2,000.00 with an interest rate of 10%. One more which is Macy's and it is $2500.00. I realize these rates aren't bad but I am looking to try and put them together and lower the monthly payment. I am not in financial trouble just looking to consolidate. I have no late payments at all. I will pay off the BK of Am and Home Depot and almost all of the Member oNe. Thanks.
Why are you paying off lower interest debts with this higher interest loan? If you enroll in automatic payments for all of these debts, then there's no added convenience to consolidating them into this one loan. Of the debts you mentioned, which will you be paying off with this loan? Also, what is the interest rate on the Macy's card, and what is the loan term on the CU balance (how much time left do you have to pay it off)? What will you do to avoid accruing further debt going forward? Thanks.	I am paying off lower interest debts with a higher interest loan because the payments that I make each month to the credit cards is very high. This lowers my payments each month and also gives me a set date to have it paid off. The Macy's has no interest if paid off within one year but if not then it is 21%. The credit union balance is a credit card. I don't have any CU loans. I will not be using credit cards after this.
What is the amount of your current monthly mortgage payment? Include any second mortgages and HELOC. Are all mortgages at a fixed rate? If not, please elaborate. Thank you. IBEW 595 retired.	My mortgage is at $2375.73 and my HE is $902.28 per month. They are both fixed rate.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	I am sole wage earner. My NET is $6392.80 a month. No childcare, no car payments or gym costs. Mortgage 2375.73 HE 902.28 Utilities 500.00 Phone, internet, TV 230.00 food $600.00 Car insurance $220.00 Macy's 82.00 (furniture) CU Visa $410.00 BofA Visa $300.00 BBT Visa $70.00 Cell phones $130.00 Monthly Parking $70.00

Member Payment Dependent Notes Series 648324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648324	$4,500	$4,500	12.23%	1.00%	January 13, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648324. Member loan 648324 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,533 / month
Current employer:	Macy's	Debt-to-income ratio:	22.24%
Length of employment:	10+ years	Location:	VAN NUYS, CA

Home town:
Current & past employers:	Macy's
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	13
Revolving Credit Balance:	$14,210.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 648358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648358	$5,000	$5,000	9.99%	1.00%	January 12, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648358. Member loan 648358 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,100 / month
Current employer:	City of St. Petersburg	Debt-to-income ratio:	15.35%
Length of employment:	1 year	Location:	Tampa, FL

Home town:
Current & past employers:	City of St. Petersburg
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > This will be used to pay all of the deposits on my wedding. My future wife is just about to graduate from college and make the move in to the corporate world, but until she does, I'm the only one making a good salary.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,415.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the City of St. Petersburg and where did you work prior to that?	I''m a police officer in the city. I've worked there for over a year now in that capacity. Before that I worked for Toojays Deli, doing catering for over a year
Hi, My questions are: (1) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	This is my career and I plan on putting in my full 25 years for my full pension. I'm protected by a union, which also makes my job a little more secure then some.
Me again. I cannot discover relevent answer to my question: Hi, My questions are: (1) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA Your answer: --Sent at: Jan 07 2011 05:01:24 PST Member_829464 Answered, This is my career and I plan on putting in my full 25 years for my full pension. I'm protected by a union, which also makes my job a little more secure then some. What does being protected by union remotely have to do with how long you intend to services this loan before paid off? Lender 505570 US Marien Corps Retired	I expect it would take me a year to a year and a half to pay off, mostly based on how mucj overtime i get

Member Payment Dependent Notes Series 648421

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648421	$5,000	$5,000	10.74%	1.00%	January 18, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648421. Member loan 648421 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	n/a	Debt-to-income ratio:	15.89%
Length of employment:	1 year	Location:	Indialantic, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > I plan to use the funds to pay off my car loan and 2 credit cards. This will leave me with only 1 payment a month and will bring down my monthly payment. I thank you for your time.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	50
Revolving Credit Balance:	$2,297.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	I work for Just Good Movers.The owner is Gabe Miller. I am a Driver/Mover.

Member Payment Dependent Notes Series 648489

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648489	$12,500	$12,500	13.35%	1.00%	January 18, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648489. Member loan 648489 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Veterans Administration	Debt-to-income ratio:	17.88%
Length of employment:	3 years	Location:	sioux falls, SD

Home town:
Current & past employers:	Veterans Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I am a registered nurse who works for the government. I am employed full time. My credit score as per today's check is 736. I had initially applied for a larger loan but will consolidate credit card debt, eliminate this loan and continue to pay on my school loans as agreed. I have requested this loan for the longer term, but do not anticipate keeping it for the long term. My intent is to pay the loan in 2 yrs or less. I have a home with a mortgage with equity of >30K and have no other liens against my home other then the original mortgage. I have listed my income as my base gross income, this does not include bonus, overtime or perdeim that is paid to me when I travel for the government. My income verification has already been submitted to main office. Thank you.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	45	Months Since Last Delinquency:	10
Revolving Credit Balance:	$13,590.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	I only anticipate keeping loan for 2 years. I will entertain the 60 percent funding but have dropped my request from initial amt of 20k to current amt. This allows elimination of credit cards at high interest rate. I am a Registered Nurse working for the VA. I work ER, ICU and Recovery room. I travel the country caring for our Veterans and have never had a problem finding work. Thank you for your question and thank you for your service.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My home was recently appraised at 150K, my mortgage balance is 105800.00 There are no seconds or equity lines of credit against the home. thanks
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Visa: 3752.59 (29.99% apr); MC 3881.34 (16.90% apr); Bank of America closed end education note (19.98% apr). the b of a pmt is 415/mo, I pay 450 per mo; I have been paying bills in the smallest to largest plan and this mo paid off a card with a bal of 1900. So the above is what is left. With this loan I will pay the Visa, MC and the balance will go to b of a. I hope this answers your questions.

Member Payment Dependent Notes Series 648522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648522	$10,000	$10,000	9.99%	1.00%	January 18, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648522. Member loan 648522 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,704 / month
Current employer:	HP	Debt-to-income ratio:	14.05%
Length of employment:	5 years	Location:	Columbus, OH

Home town:
Current & past employers:	HP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > To pay off a 20.99% APR on my credit card so I can finally pay off some debt!

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	27
Revolving Credit Balance:	$22,644.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at HP?	I originally came from EDS, but HP bought us recently. So I am a software developer. Currently an Oracle developer the last 6 years.
Hi, My questions are: (1) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	My calculations show 28 months at the longest, but I will get a raise in Feb and will dump all of the "extra" money into the loan. My desire is to pay this off as soon as possible.
Hi, have 2 quick ones for you: 1) What is your take home pay? and the main living expenses 2) Are you the sole wage earner in your family 3) What was the reason of your delinquency 2 years ago?	1a) take home - $3,110 per month 1b) main expenses - $2,100 per month 2) Yes, sole wage earner 3) Sorry, I do not have recent credit report but do not recall anything major that happened two years ago. I did switch from using a PO Box to my main address, and I believe there was just a confusion on a store credit card that I hardly ever used. But if you could refresh my memory on the exact incident, I could provide a more detailed answer.

Member Payment Dependent Notes Series 648600

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648600	$5,000	$5,000	9.25%	1.00%	January 18, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648600. Member loan 648600 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Arlington ISD	Debt-to-income ratio:	22.46%
Length of employment:	10+ years	Location:	Fort Worth, TX

Home town:
Current & past employers:	Arlington ISD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > I am refinancing an existing high interest rate loan. I have a very stable job and a steady income. I have been a teacher for over 17 years. I always pay my bills on time.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,385.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 648603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648603	$6,000	$6,000	10.36%	1.00%	January 12, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648603. Member loan 648603 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Sonance	Debt-to-income ratio:	22.28%
Length of employment:	4 years	Location:	San Clemente, CA

Home town:
Current & past employers:	Sonance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > This is a loan to pay off some medical debt I have accured from Crohn' Disease. I have been at the same job for over 4 years and plan on staying here for awhile.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,229.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 648609

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648609	$5,000	$5,000	9.99%	1.00%	January 13, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648609. Member loan 648609 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Tom Nehl Truck Company	Debt-to-income ratio:	19.23%
Length of employment:	1 year	Location:	Jacksonville, FL

Home town:
Current & past employers:	Tom Nehl Truck Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > Two childhood friends grow up; one's a project manager, the other is a starving artist. I'm the former. Borrower added on 01/07/11 > Some details: My artistic partner has specialized in scene painting (theatre backdrops) for the past six years, in addition to doing mural and faux finishes for both residences and businesses. Unfortunately, Denver has two main extremes when it comes to artists: union workers and freelancers without painter's insurance. There's quite a bit of market share for us in the happy medium, especially since Denver's local economy is relatively unscathed from the housing crash.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,034.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 648667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648667	$3,600	$3,600	14.91%	1.00%	January 18, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648667. Member loan 648667 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	The Walt Disney Company	Debt-to-income ratio:	10.03%
Length of employment:	10+ years	Location:	Tujunga, CA

Home town:
Current & past employers:	The Walt Disney Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	21	Months Since Last Delinquency:	8
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 648686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648686	$8,000	$8,000	9.25%	1.00%	January 18, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648686. Member loan 648686 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,033 / month
Current employer:	MaestroSoft, Inc.	Debt-to-income ratio:	18.60%
Length of employment:	2 years	Location:	Seattle, WA

Home town:
Current & past employers:	MaestroSoft, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > After funding is received, I plan to lower the limits on my credit cards as part of my plan to stay debt-free.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	36
Revolving Credit Balance:	$20,832.00	Public Records On File:	0
Revolving Line Utilization:	70.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 648691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648691	$9,250	$9,250	9.62%	1.00%	January 18, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648691. Member loan 648691 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,708 / month
Current employer:	Colonial Heights Fire and EMS	Debt-to-income ratio:	19.69%
Length of employment:	4 years	Location:	Petersburg, VA

Home town:
Current & past employers:	Colonial Heights Fire and EMS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,510.00	Public Records On File:	0
Revolving Line Utilization:	80.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Your report shows 13,510 total revolving balance. What are the amounts and interest rates of the ones you plan to consolidate, and what are the ones you plan to leave outstanding? Thanks.	I have just shy of 11,500 between two credit card balances. One rate is 14% and the other is 21% because it was from balance transfers which makes the rate higher. The remaining 2,000 is 0% so we are going to continue to pay on those without consolidating. I put in to get 11,500; however this website only allowed me the amount shown. Hope this helps and thank you!
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	Medical bills have set us behind a good amount. My wife didn't have good insurance at the time of her pregnancy so that cost $10,000+ and I have been having ongoing back issues for 3 years which has taken a good amount of money as well. I just had back surgery though, and hopefully she won't be getting pregnant anytime soon, so medical bills, God willing, won't be that big a factor in the near future. In addition to that, I have read several books recently (one of which led me to this website) and have a much greater knowledge for wise spending, saving, and all around living life principles that I believe will help me in the future. Thank you for your interest in helping me!
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	The thought of not paying it back never crossed my mind. I take things like this very seriously and would never do something like that. Thank you very much for helping me with my loan!

Member Payment Dependent Notes Series 648818

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648818	$12,000	$12,000	10.36%	1.00%	January 13, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648818. Member loan 648818 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,333 / month
Current employer:	Johnson & Johnson/Animas Corporation	Debt-to-income ratio:	11.92%
Length of employment:	5 years	Location:	King of Prussia, PA

Home town:
Current & past employers:	Johnson & Johnson/Animas Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	20
Revolving Credit Balance:	$8,987.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at J&J? What are the balances and interest rates of the accounts you are going to pay off?	I'm a marketing product director for a medical device subsidiary. In addition to traditional marketing responsibilities, I work on cross-functional design teams with engineers and clinicians. I have an outstanding balance of nearly $9,000 on one account and $8,000 on the other account, both of which have 18% APR.
What was the reason for the 1 delinquency 20-months ago? Do you hold the title to your home under your *own* name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	In April 2009, I was 30 days past due on my credit card account because of my oversight. Up until that point I was handling and paying my bills manually but since then I have learned to use auto-deduct/auto-pay. Yes, title to my home is under my own name. Total mortgage balance is $240k. I do not owe any HELOC on my home. Zillow.com values my home at $301k.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Sir, here are my responses to your questions: (1) I am marketing product director at a medical device subsidiary and responsible for both brand marketing of existing products as well as working on cross-functional teams to design and develop next generation products (2) Realistically, I expect 2 years (3) Yes, I will accept the partially funded loan of 60 percent+. Thank you for your advice, your consideration, and well wishes. Thank you also for your service to our country.

Member Payment Dependent Notes Series 648883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648883	$14,400	$14,400	10.37%	1.00%	January 18, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648883. Member loan 648883 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,875 / month
Current employer:	Verizon Business	Debt-to-income ratio:	4.55%
Length of employment:	6 years	Location:	Alpharetta, GA

Home town:
Current & past employers:	Verizon Business
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > I am looking to consolidate some high interest credit cards. I have been paying on them regularly, more than the minimum, which is reflected in my credit report but the interest rates are killing me. Borrower added on 01/13/11 > Thanks to everyone who has invested so far. If anyone who has not invested has any questions I have not already answered please feel free to ask.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,604.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Verizon Business?	I am a Security Engineer with their MSS group. We essentially provide security services for 3rd parties. I am in implementations so I help turn the service up. Firewalls, Proxies and Intrusion Detection. (OH MY!)
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	I am not taking on new debt at all and have been paying it down regularly. I pay about 1000 a month towards this debt repayment and my credit report reflects that I pay more than the minimum on all my cards every month. I frequently pay more than 1000 when possible. I have about 14,000 spread across four credit cards. The interest rates vary from about 18 to 24 percent. When I do the numbers and see how much I am bleeding away on interest, it kills me, which is why I am looking into consolidating under a lower rate. My repayment will not slow but my interest payments certainly will. As I pay them off, I will be closing accounts. One card is closed completely, but with a balance I am still repaying. I plan to close all but one of the cards, but my credit score takes a hit whenever I do that, and I have been reluctant to. Once I have a loan, my debt ratio will be thrown out of whack for a while anyway, so it will be no big deal to close the remaining accounts since at least two of them will be at zero balance anyway, depending on the funding I get for this loan. This debt is the only one I have. I have no car loan, other personal loans, or a mortgage. (I am cosigner on my mother's mortgage but I am not responsible for the payments and it is in good standing.)
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	I understand completely. I have never defaulted on a debt, any debt, and I am not about to start now. Thanks for your support. Hopefully, in couple of years, I will be an investor here as well.
Comment: In my opinion, the only reason to cancel a credit card, is if a person is unable to control their spending. As you state, canceling a card lowers your credit rating; and also eliminates a potential source of funds that may be needed in a real emergency. If you are able to control your spending, there is, in my opinion, no reason to cancel a credit card. I am not a financial expert, and perhaps I am missing something. Good luck on your loan. IBEW 595 retired.	You may be right. My understanding was that having that much available credit can also be a ding against you if you are trying to get a car loan or a mortgage. The banks look at it as a potential for you to get in over your head. Truth be told, I just can't see a reason for having 4 cards UNLESS you are going to run them up and I refuse to use the cards that have the 20%+ rates so why not cancel those? I will still keep my main card and possibly another so that once I am paid off I can potentially play them against each other for a lower rate.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3..Are you the sole wage earner? Thanks.	I thought all of this was available already as I filled out quite a bit when I opened this account. I am the sole earner. I have no children. My GF lives with me to a degree, she still has her won place but we share food expenses frequently. I have ~800 in monthly expenses not including groceries and the credit card bills. Groceries vary based on who happens to pay for them. They are shared between my girlfriend and I but some months its all her and some it's all me. It just depends maybe another 600 if you include some meals out. 1000 for rent. My net is about 4700 a month. I have pared my expenses down the bone and as I said before I pay 1000 and frequently more a month to pay down my debt. As you can see I don't have huge expenses and I have good pay and I have worked at my current job for almost 7 years.

Member Payment Dependent Notes Series 648922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648922	$18,000	$18,000	14.91%	1.00%	January 18, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648922. Member loan 648922 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,867 / month
Current employer:	Hyatt Hotels	Debt-to-income ratio:	10.37%
Length of employment:	5 years	Location:	Stamford, CT

Home town:
Current & past employers:	Hyatt Hotels
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	58
Revolving Credit Balance:	$2,781.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Hyatt Hotels?	I work in accounting at one of the properties.
Hi, 1) Since this is a debt consolidation loan, could you please list your debts, interest rates, and the amount you pay every month? For example CC1, $2000 balance, 23.9% APR, and $200/month. Thanks in advance for answering my question. Sincerely, -LL Herndon, VA	Auto: $1,900 balance, 12.95% and $286.75/month. CC1: $3,800 balance, 29.99% and $150/month. CC2: $6,150 balance, 19.24% and $155/month. CC3: $2,150 balance, 23.99% and $100/month. Family Loan: $3,950, 0.0% and no minimum payment The family loan was to assist me when I was forced to sell my house at a $14,000 loss. I have repaid $10,000 in the last 2 years.
Hi, I am interested in financing your loan, but I would need a few more info: - how much is your net take home pay? are you the sole wage earner? - please tell me more about your main expenses per months, main type and amounts - what's happened to your house, why you were forced to sell? - what was the reason of the delinquancy 5.5 years ago? Thanks a lot,	My net take home is $55,500. I am the sole wage earner because we recently relocated due to a promotion I received. My wife will get a job soon as an Admin. Assistant (she has 2 interviews this week). My main expenses are just the basics - rent ($1,800), auto/life insurance (combined $150, internet ($30), cell phone ($70), storage ($100), groceries ($200). I sold my house so I could move to accept a promotion from my company. Unfortunately, I sold it in May, 09 when prices were weak. The primary reason for the loss on the sale was due to the realtor's fees.

Member Payment Dependent Notes Series 648957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648957	$20,000	$20,000	16.77%	1.00%	January 18, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648957. Member loan 648957 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	Cisco	Debt-to-income ratio:	9.20%
Length of employment:	5 years	Location:	Studio City, CA

Home town:
Current & past employers:	Cisco
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > I would like to consolidate several credit card loans and have a consistent payment every month. One of my smaller credit card banks just upped the minimum to 8%! I guess they are having problems, because I have never been late. I have a great job at Fortune 100 company. I am glad Lending club exists, and look forward to working with this group. Borrower added on 01/14/11 > Thank you very much to all investors and any pending Investors. I hope you pick other winners and continue to make a difference with Lending Club.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,223.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	1) I design large Voice/Data/Video networks for Public Sector. 2) I do not plan to take 5 years to repay the loan. I wanted to smooth out my finances with a lower monthly payment once I consolidate the loans. I would say, less than two years would be the "real term". I would take a loan that was not 100% funded, but it would need to be at least 80%. Thank you for the great advice, I think I will see where this loan goes and if it is not funded I will consider a lower interest loan with a smaller amount.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Owed: 545K Comparable Average 550K
Hi, have a few quick questions for you: - how much is your mortgage/home equity loan and how much is the fair value of your home (Zillow is ok as estimate)? also let me know what kind of mortgage do you have? - How much is your take home net pay? - How much are your monthly expenses (mortgage insurance, groceries etc) - are you the sole wage-earner in your family?	I am no t the sole wage earner, my wife works. My Base net salary is over 7K per month. An additional 30% of income is based on performance metrics. I plan to pay this off early (about 2 years max).
Hi, thanks a lot for your responses, in order to make an informed decision it would be great if you could answer my first and third questions. You have great income numbers but I need to see the full picture. thanks a lot	Amex 24.5% 17K owed Chase 23% 13K owed Capital one 6K 12% AMEX BLUE 5K 5% (special deal: balance transfer rate until paid off/never late so the rate is still in affect) BofA $11K 19%
Please list current credit card balances and interest rate you are currently paying on each card. Thank you. IBEW 595 retired.	Amex 24.5% 17K owed Chase 23% 13K owed Capital one 6K 12% AMEX BLUE 5K 5% (special deal: balance transfer rate until paid off/never late so the rate is still in affect) BofA $11K 19%
Given that you have a fairly high household income, why does it appear that your credit cards are currently almost maxed out? Thanks for the reply, and I look forward to investing in your loan.	Great question. I was an Expatriate for 4 Years in Asia-Pac. When Married my Wife did not take to the expatriate life and due to mental health issues we had to suddenly move. I was severely pummelled for breaking leases and car-leases and for all the normal stuff you buy when living long-term in a country. I had basically start over on the US and ran up some serious credit-debt. My wages are pretty darn good even without bonuses. However 30% of my salary if bonuses and I did not even list that to Lending Club. Why? Because the last two years bonuses have been horrible. My first 3 years 30-45K was the norm. BoFa and AMEX have been lowering my credit limit as I have paid off the credit cards. AMEX started at $50K and has chased me down all the way to the current level $17K. So I went from being one of AMEX's cherished customers (offering me black cards marketing BS) to being a big risk to them. They raised my rate as well about 18 months ago under a new formula change. As did other Banks. In fact I paid of Citibank and AT&T Universal and closed the accounts because of the way they raised my rates just because a car loan caused my credit card score to change. Out of principal Id id not want to keep those cards. BofA wanted to raise my rate, but offered to freeze my rate if I canceled the card. these three factors have contributed to make it look like I am maxed out. Now I am not in denial I know I am extended, but I can see the shore. I am laying out my cards so that you can see what you are investing in. Your help can make a huge difference for me. I will take less than two years to close this loan out. I want to help manage my cash flow so that I can pay off my loans a little faster. Positive things on the horizon: * I expect my bonuses to be back to 30+ K this year * I have 200K in my 401K (which shows a good history of saving and is pretty good for a 35 year old) * I have over 5000 options in with my employer *I have a great job that's it. I hope that we can all benefit from this transaction.
Please lists debts you currently have; the balances, and, interest rates you are currently paying on each debt. Thank you. IBEW 595 retired.	I thought I answered this... Amex 24.5% 17K owed Chase 23% 13K owed Capital one 6K 12% AMEX BLUE 5K 5% (special deal: balance transfer rate until paid off/never late so the rate is still in affect) BofA $11K 19%
How much is the value of your home (zillow) and how much you owe on your mortgage (including Home Equity line of credit etc). Also let me know the type of the mortgage. How much is you monthly "life" budget (including mortgage, commute, groceries etc) ? You seem to have a fantastic income and you still in more then $50k debt even though you said you paid back a bunch, what kind of changes are you making to get out of this over 2 years?	Zillow: $535K All Mortgage obligations $645K Purchase price $712K what did I already payoff (last two years)? My wife's car 2 credit cards about 25K on AMEX card I plan to stay put for 4 years, since the location is great and I don't spend much on travel and commuting. Once all my bills are paid I have $1300 left (this includes groceries etc) and I use the left-over mainly to pay highest interest Credit card (above the minimum) and replenish a $3K emergency fund, that I keep topped up for life's unexpected surprises. Low expenses: I live very close to my main customers and with WEBEX I don't travel too much. My Wife and I love to cook from scratch so that helps. We are in excellent health and health expenses are about $400 or less per year. What kind of changes am I making? *Continuing to not add to the debt. * I expect my options to be worth @ $25K in 1-2 years. * I calculate an extra $250 month thanks to this loan. * Economic conditions are improving, this affects bonuses for performance etc. * I am truly disgusted at how my debt piled up. Even had my bonuses measured up the last couple of years, I have to admit, I should have been more patient and saved more. Lesson learned (contributing to my ability to pay back Lending Club members): * When I repatriated I spent too much money and wanted to "get back to where I was" * I bought "too much house", if only my mortgage was $2k! * save for major purchases I hope my answers satisfy your concerns. I am very impressed with this process and look forward to being an investor sometime in the future.

Member Payment Dependent Notes Series 649006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649006	$20,000	$20,000	14.91%	1.00%	January 13, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649006. Member loan 649006 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	Dell Inc.	Debt-to-income ratio:	6.57%
Length of employment:	10+ years	Location:	Chapel Hill, NC

Home town:
Current & past employers:	Dell Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	26
Revolving Credit Balance:	$20,354.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Hi, (1) I am the program launch manager for Dell's server and interconnect business for Americas logistics. I've been in the position for 8+ years as its scope has grown. I help to ensure that our customers in North and South America get the highest customer experience possible if they need warranty support. (2) I plan to pay off the loan early. The exact timing will depend upon bonus/company performance pay out. The main reason for requesting loan is to get away from the large corporate companies that are so frustrating right now. (3) I would entertain a partially funded loan. Thank you.
What do you do at Dell Inc.?	Hi, I set up the warranty logistics for new server and interconnect programs at Dell for North and South America. I have been in this position for 8+ years as it has grown and continues to expand. Thanks.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, (1) We just moved. We have one loan for our house $413,000. (2) Our home appraised for $510,000 in May when we purchased it, which was terrific news since we bought it at $468,000. Thank you.
What are the balances and interest rates on the cards you plan to consolidate? Thanks.	Hi, I am really frustrated with the large financial companies. I have accounts with Discover (21%) and Am Ex (14%) that I want to eliminate. The balances grew while we were moving and had two mortgage payments for 7 months. We sold the Austin house three weeks ago, and we are trying to get back to normal. Thanks.

Member Payment Dependent Notes Series 649068

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649068	$12,500	$12,500	13.43%	1.00%	January 12, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649068. Member loan 649068 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	WMS Gaming	Debt-to-income ratio:	10.76%
Length of employment:	< 1 year	Location:	Reno, NV

Home town:
Current & past employers:	WMS Gaming
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > Refinancing some credit card debt to bring the rate down on a couple of cards, thereby reducing the cost. My goal is to be debt free in less than three years.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1984	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	11	Months Since Last Delinquency:	5
Revolving Credit Balance:	$15,005.00	Public Records On File:	0
Revolving Line Utilization:	62.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at WMS Gaming and where did you work prior to that?	I am a technical writer. I write manuals for a large-scale software system, provide training sessions on the software, and other support functions. Prior to my current employment, I worked at International Game Technology (IGT) for 11 years as both a technical writer and a member of their marketing department.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage is currently being refinanced through Wells Fargo for a value of $147,000. That will reduce my payment by about $200 a month, which will help with my goal of getting out of credit card debt in three years. The current market value as determined during that process is $126,000. I'm one of the many who are upside down right now, hoping that things get better in that regard. Thankfully, I never took out an equity loan when the value was higher. I hope this answers your question. Let me know if it does not.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I think I answered this already. This looks like a duplicate of a question I just responded to. Let me know if you didn't get the answer. Thanks.

Member Payment Dependent Notes Series 649069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649069	$6,600	$6,600	12.68%	1.00%	January 12, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649069. Member loan 649069 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	Core Physical Therapy	Debt-to-income ratio:	10.72%
Length of employment:	< 1 year	Location:	Renton, WA

Home town:
Current & past employers:	Core Physical Therapy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > Now that I have graduated college, I have a steady paycheck I can count on. Even while a full-time student, I was never unemployed and always paid bills on time. The incident that precipitated my financial state has been cleared up, and I am well on my way to better financial health.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,749.00	Public Records On File:	0
Revolving Line Utilization:	79.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Core Physical Therapy?	I am the office manager for one of the newer branches. I coordinate all aspects of patient care (doctor referrals, insurance verification, post-surgery plans of care) as well as manage therapist, aide, and staff schedules. Medical billing has recently been added to my list of duties as well.
I have the following questions: 1. What have the 2 credit inquiries in the past 6 months been for? 2. What are the balances/rates of the debt you are trying to pay off? 3. Can you please, list your monthly recurring expenses (rent/mortgage, utilities, car/transportation, insurance et al) Thank you!	(1) One of the credit inquiries is from the apartment complex during the application process we went through in order to rent. The other is from a card my fiance?? and I signed up for in order to get appliances for the (unfurnished) apartment. It has been paid off. (2) One debt is $4288 at 14.99%. One is $1561 at 10.99%. One is $401 and the last is $211, both at 17.99%. (3) Rent: $600. Utilities: $100. No transportation (I do not have a car, and office pays for my transit pass). Insurance: $100 (my reported income is after all taxes and deductions, including insurance). Groceries: $150. Rx medication: $80. I have been committing $250-$500 monthly to debt reduction and have considered that a monthly recurring expense.

Member Payment Dependent Notes Series 649089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649089	$24,000	$24,000	16.40%	1.00%	January 18, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649089. Member loan 649089 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	TNT CONCRETE INC	Debt-to-income ratio:	11.64%
Length of employment:	6 years	Location:	raphine, VA

Home town:
Current & past employers:	TNT CONCRETE INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > The loan from Lending Club will be very helpful to our family . Lending Club will help our family save money each month on what is spent out, and save hundreds on interest we would have paid. Please consider our family. Thank You,

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,348.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for TNT CONCRETE INC?	Type your answer here. My job for TNT CONCRETE INC is as following ; To sure the job gets done. TNT CONCRETE INC offers flat finished concrete. Flat work. Sidewalks, patios, driveways Curb & gutter Specialized in curb machines Rv pad Building pads Recreational pad (basketball ) Stamped Exposed aggregate And so much more... Residential -Commercial- New Construction- Agriculture Thank you.
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Type your answer here Sir, To be honest with you Sir, you have given me alot to think about and question myself ,Sir. Thank you,
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you. Your revolving credit balance is listed as only $7,348.	Type your answer here. chase visa $ 7100 maceys american express $ 4500 sams club $ 750 costco camerican express $3700 lowes $ 207 medical bills 5000
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Type your answer here. american express costco $ 2873 24.99% $ 400-500 mo sams clum $850 21 .99% $ 200-300 mo macys american express $ 4700 24.99% $400-500 mo lowes $ 850 14.99% $ 200 mo chase $ 7100 0% till 4-11 then 29.99% $ 400-500 mo medical $ 5100 balence $ 100 -200 month With Lending Clubs help, we will be 16.99% & 588.00 mo plus principal and No Credit Cards. They will be terminated. Thank You.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Type your answer here. This is what Lending Club will do for our family: lowes $ 200 14.99 % arp $800 paid in full american expresss macys $400-500 $ 4700 paid in full apr 24.99% sams club $200 $750 paid in full apr 21.99% coscatco american express $500 $2873.00 paid in full 24.99% apr chase $400-500 0 % arp till 4-1 $7100.00 paid in full 29.99 %apr medical bills $200 month $5000 paid in full cards will be canceled, medical bills will be caught up and all will be paid off. Thank You.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. balance is around 264,000 house and property is worth 450,000 +
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3..Are you the sole wage earner? Thanks.	Type your answer here. on a 4.3 scale $5826 house $1120 truck $ 556 chase $ 400 - 500 american express $ 400 - 500 sams clus $ 200-300 lowes $200 american express macys $400-500 insurance $175 month verizon $ 160 food $ 600 misc $ 200 electric $ 200 medical bills $ 100 -200 gas $400 Thank You
Are you the sole wage earner in your family?	Type your answer here. Yes . Thank You.

Member Payment Dependent Notes Series 649199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649199	$6,000	$6,000	11.11%	1.00%	January 12, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649199. Member loan 649199 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	AT&T	Debt-to-income ratio:	7.32%
Length of employment:	10+ years	Location:	Pascoag, RI

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	68
Revolving Credit Balance:	$267.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at AT&T?	I am a manager in our Indirect Retail Channel.
What debt are you attempting to consolidate? At what interest rate is this debt? Thanks.	I want to consolidate my credit cards. There are serveral the highest being 17%.

Member Payment Dependent Notes Series 649221

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649221	$17,500	$17,500	15.28%	1.00%	January 18, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649221. Member loan 649221 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Buck Supply and Distribution	Debt-to-income ratio:	18.38%
Length of employment:	6 years	Location:	peru, NY

Home town:
Current & past employers:	Buck Supply and Distribution
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > Trying to consolidate my debt to one monthly payment instead of making three payments. Currently make a payment to Bank of America for $200/month ($5,600 total) and Citi for $150/month ($5,300 total) for credit card debt that was incurred during the last few years, when I owned a small business that failed during the recession. I also have a tax debt ($3,900 total) from that same business, that I make monthly payments on of $150. I am trying to get back to being debt free in the next 60 months, like I was for the first few years I owned my business after college. Also trying to simplify my monthly bill paying process, by combining 3 payments to 1 so I can concentrate on paying a little extra monthly on the one payment to meet my debt free goal faster .

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,827.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Buck Supply and Distribution?	I am a Furniture Specialist that performs outside sales, office space planing (via CAD design), and the project management of the installations.

Member Payment Dependent Notes Series 649256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649256	$10,000	$10,000	16.40%	1.00%	January 13, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649256. Member loan 649256 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Spartan Solutions Inc	Debt-to-income ratio:	7.94%
Length of employment:	4 years	Location:	edison, NJ

Home town:
Current & past employers:	Spartan Solutions Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,015.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please characterize the debt you are planning to refinance. How will the amounts/payments/interest change when you get this loan?	I have 5 credits open with an average monthly payments of $200 dollars, couple of credits are more than 25% APR .I want to payoff all cards and it will be easier to maintain 1 loan than five

Member Payment Dependent Notes Series 649273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649273	$5,600	$5,600	11.11%	1.00%	January 12, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649273. Member loan 649273 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Sherlocks-Baker Street Pub	Debt-to-income ratio:	4.63%
Length of employment:	< 1 year	Location:	Sugar Land , TX

Home town:
Current & past employers:	Sherlocks-Baker Street Pub
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > I have a credit score of about 750. I make payments on time. I usually pay my balances off each month. I only have about $1200 in bills each month. I plan to use this loan to also improve my credit. I have a great job. My management has a lot of respect for me. I have been in the industry for many years now and I am very good at my job. I have a few things I want to purchase. Thanks! Borrower added on 01/10/11 > I don't like to bounce jobs either. My last job I was employed at for over 4 years. I left to try a better opportunity.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	11
Revolving Credit Balance:	$1,967.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Sherlocks-Baker Street Pub and where did you work before that?	I am currently a waitress at Baker St. My previous jobs were Olives Martini Bar for a duration of 2 years and Pappasitos Cantina for 4 years.

Member Payment Dependent Notes Series 649279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649279	$7,000	$7,000	11.11%	1.00%	January 18, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649279. Member loan 649279 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,042 / month
Current employer:	verizon	Debt-to-income ratio:	13.90%
Length of employment:	5 years	Location:	BALTIMORE, MD

Home town:
Current & past employers:	verizon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > this loan will be used to pay down a few credit cards that have higher interest. Borrower added on 01/14/11 > in 2006-2007 i changed jobs and it was a big blow to my income .the public record is for a bill that i went to court for and paid in full with an agreement.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	44
Revolving Credit Balance:	$5,450.00	Public Records On File:	1
Revolving Line Utilization:	35.20%	Months Since Last Record:	37
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at verizon?	Type your answer here.i am a outside service tech for verizon corp. i am a core worker not contractor. we work on the poles and underground utilities
What are the current rates and balances on the debt you are consolidating? Thanks.	Type your answer have; usaa 18.5% ----------3700.00 capital one 16%------600.00 mecu 13% ----------1000.00 a small loan 8% -----600.00 some was car repair and some holiday i just prefer to keep every thing under one lender

Member Payment Dependent Notes Series 649310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649310	$16,000	$16,000	14.54%	1.00%	January 18, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649310. Member loan 649310 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,708 / month
Current employer:	Bernards	Debt-to-income ratio:	18.64%
Length of employment:	4 years	Location:	Claremont, CA

Home town:
Current & past employers:	Bernards
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > Loan will be used to consolidate credit card debt. The loan will be paid in less then two years.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	35
Revolving Credit Balance:	$16,700.00	Public Records On File:	0
Revolving Line Utilization:	80.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Member 608819, Here's the break down: 1) CC#1= $9,000 @ 30% CC#2=$ 7,000 @ 29% Loan will be used to consolidate CC debt to avoid paying high interest rate on debt. Other Debt: - I currently have a car loan, projected to be completely paid at years end, bal of $8,000. This was a 5 1/2 year car loan with B of A. - 15 year student loan, with Sallie Mae, projected to be paid off 2015. Current balance to date is $10,800.00 2) Both Credit Cards will be closed. 3) I will pay this loan off in less than two years. I'm projecting 16 months to be exact.
What do you do at Bernards? who was your last employer? for how long?	I am a Project Engineer. The main objective of my position is to meet construction project budgets and schedules. I'm currently working on a two year school modernization project in Southern California. I have been with Bernards 4 ?? years. Prior to Bernards, I worked for a general contractor as a Field Engineer for two years.
Who/what is Bernards? And what is your position with Bernards?	Bernards provides construction services (Bernards.com). There are two sides to Bernards- General Contracting & Construction Management. For the last 4 1/2 years, I have worked in the Construction Management side as a Project Engineer. I work with Architects, Contractors, Engineers and Owners through out the construction process to insure that projects are finish on time and within budget.

Member Payment Dependent Notes Series 649339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649339	$6,500	$6,500	15.65%	1.00%	January 13, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649339. Member loan 649339 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	InvestWIse Financial	Debt-to-income ratio:	13.69%
Length of employment:	2 years	Location:	Clarkston, MI

Home town:
Current & past employers:	InvestWIse Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > Loan can be collateralized by this purchase. The funds will be used to purchase a collectible Rolex wristwatch which has a serial number and can be indentified as collateral on the loan agreement. This watch has an incredibly high resale value. In fact, pre-owned models of this watch are selling at or near retail cost of the new model.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,963.00	Public Records On File:	1
Revolving Line Utilization:	79.50%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for InvestWIse Financial?	I am the Vice President, Retirement Plan Services. In that role, I am responsible for all marketing, sales and client services of our Retirement Plan Division (401(k) and Profit Sharing Plans). Prior to joining InvestWise, I was the top consultant at a large institutional advisory firm. I acceted the position at InvestWise to become and equity shareholder in the business. My career is secure and I am well on my way to becoming quite successful. Thanks for your consideration.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The mortgage is about $120k and the home is worth roughly $175k.
I just wanted to clarify; this loan is being used to pay off a wrist watch?	That is correct. A 2010 Rolex.
What is Investwise Financial? What do you do form them?	As independent 401(k) consultants, we are dedicated to helping business owners and executives improve the effectiveness of their retirement plans, while providing informative educational opportunities to assist your employees in preparing for their retirement. Equally important to our clients is the ability to help improve their fiduciary processes through this tailored approach. InvestWise Financial combines the considerable experience and talent of our highly qualified consultants, with some of the resources of the nation's largest and most trusted providers. Our role is to conduct effective research and analysis to continuously recommend the most appropriate solutions for your organization, followed by a total commitment to service excellence in managing your retirement plan to allow you to focus on your core business. I am the Vice President, Retirement Plan Services. IN that role, I am responsible for all marketing, sales and client services of our Retirement Plan Division. Prior to joining InvestWise, I was the top consultant at a large institutional advisory firm. I acceted the position at InvestWise to become and equity shareholder in the business. Thanks for your consideration.

Member Payment Dependent Notes Series 649348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649348	$10,000	$10,000	12.68%	1.00%	January 12, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649348. Member loan 649348 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Tetra Tech Inc	Debt-to-income ratio:	24.92%
Length of employment:	3 years	Location:	Lorton, VA

Home town:
Current & past employers:	Tetra Tech Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > With my credit card rates going from 15 to 21%, this looks like a better deal; lower interest and single bill. I will be able to strengthen my financials.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,765.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Tetra Tech Inc?	I am System Support Specialist
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	This loan will basically wipe out my 4 credit cards balance, which ranges from 2500 to 3500. Further, I also want to pay off the loan of about 3500 that I had taken from lending club about 18 months ago at higher rate, as the rate has gone down a lot. As I mentioned, I am just trying to consolidate all my debts to one single debt, with better interest rate. My job primarily is as Tech Support, in the IT department.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of mortgage is approx. 285,000. As per zillow, the current market value of the house is 384,000.

Member Payment Dependent Notes Series 649352

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649352	$7,000	$7,000	13.43%	1.00%	January 12, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649352. Member loan 649352 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Sdge	Debt-to-income ratio:	11.68%
Length of employment:	3 years	Location:	Lemon Grove, CA

Home town:
Current & past employers:	Sdge
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,105.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Sdge and what do you do there?	Type your answer here.its san diego gas and electric. the utility company for san diego. I read meters.
Two things: 1. Tell me more about the "toy hauler" and what you will use it for. 2. What is your profession? Are you an employee, a business owner, or a contract worker?	The toy hauler will be used to haul toys! Motorcycles, etc. Then i will turn around and sell it since I'm getting a really good deal for it. I'm an employee for San Diego Gas and Electric. I'm a meter reader and have been employed since March 2008.
can you verify your income?	Yes I can verify my income. My paychecks average around 1200 depending on how much overtime I put in. My credit is excellent, and that's how the way I aim to keep it.

Member Payment Dependent Notes Series 649414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649414	$4,000	$4,000	6.92%	1.00%	January 12, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649414. Member loan 649414 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	mercuru insurance	Debt-to-income ratio:	18.60%
Length of employment:	4 years	Location:	WHITTIER, CA

Home town:
Current & past employers:	mercuru insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > Personal stephanie j

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,696.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for mercuru insurance?	Process insurance claims.
I have the following questions: 1. Are there other income earners in the household? Presumably $2,333 / month is one income 2. What are you buying with the 4K? 3. What are the balances/rates for the 6K you currently have in debt? How much do you pay per month on that debt? Thank you!	1. Yes there is other income.2. Repairs for the home I share share with my parents.3.1000 is best buy no interest for another 16 months. The 5000 is 12% Apr. I pay anywhere from $150 to $300.

Member Payment Dependent Notes Series 649440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649440	$9,000	$9,000	13.06%	1.00%	January 13, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649440. Member loan 649440 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	n/a	Debt-to-income ratio:	11.46%
Length of employment:	10+ years	Location:	KIRKLAND, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	48
Revolving Credit Balance:	$7,806.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 649467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649467	$3,600	$3,600	14.91%	1.00%	January 12, 2011	January 23, 2016	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649467. Member loan 649467 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Commonwealth of Massachusetts	Debt-to-income ratio:	3.04%
Length of employment:	3 years	Location:	Westport, MA

Home town:
Current & past employers:	Commonwealth of Massachusetts
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	15
Revolving Credit Balance:	$2,551.00	Public Records On File:	0
Revolving Line Utilization:	37.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 649472

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649472	$4,000	$4,000	6.92%	1.00%	January 12, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649472. Member loan 649472 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	IPPC Pharmacy	Debt-to-income ratio:	14.76%
Length of employment:	6 years	Location:	Howell, NJ

Home town:
Current & past employers:	IPPC Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > My boyfriend and I both have very stable, secure jobs in the health care industry. His son will be moving in with us within a month because his mother is moving out of state, so we have to rent a larger home. We did not plan on moving and having to come up with a security deposit on a larger home on such short notice, so we could use some extra cash for the move and deposit/1st months rent soon. We each make around $50000 annually and will have no problem paying back this loan.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,772.00	Public Records On File:	0
Revolving Line Utilization:	63.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at IPPC Pharmacy?	I am a data entry technician in a long term care setting and I also manage 24 group home accounts.
Have you provided Lending Club with your future address and related contact information?	As well as having my cell and work contact info, where they could contact me anytime, I will provide my new address as soon as we sign a lease. (We are currently looking at 2 different homes and want to make sure we pick the one that is right for his son, as he will be attending a new school in a new area)

Member Payment Dependent Notes Series 649483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649483	$1,475	$1,475	5.79%	1.00%	January 13, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649483. Member loan 649483 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,417 / month
Current employer:	Deloitte	Debt-to-income ratio:	10.30%
Length of employment:	< 1 year	Location:	Parlin, NJ

Home town:
Current & past employers:	Deloitte
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,500.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Deloitte, and where did you work prior to that?	Senior Consultant. Prior Deloitte I worked for KPMG (3 years).

Member Payment Dependent Notes Series 649498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649498	$3,250	$3,250	10.00%	1.00%	January 12, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649498. Member loan 649498 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Hartline, Dacus, Barger, Dreyer & Kern	Debt-to-income ratio:	23.06%
Length of employment:	9 years	Location:	dallas, TX

Home town:
Current & past employers:	Hartline, Dacus, Barger, Dreyer & Kern
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > Please note that I only inputted my salary for the loan application. I did not include my husband's salary. Thanks

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	81
Revolving Credit Balance:	$21,232.00	Public Records On File:	0
Revolving Line Utilization:	37.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Hartline, Dacus, Barger, Dreyer & Kern?	I am a paralegal. Thanks.
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	Except for one credit card, all of my current debt is at no interest for the next 10-15 months. The cards with no interest will not be consolidated. The amount I recieve from this loan will go towards the card that has a low interest rate, however, I do not know the exact interest amount. The steps I have taken to not accrue futher debt is to not purchase new items and take an aggressive action to pay off current items. Thanks.

Member Payment Dependent Notes Series 649578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649578	$10,000	$10,000	18.62%	1.00%	January 12, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649578. Member loan 649578 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,907 / month
Current employer:	Dept. of Veterans Affairs	Debt-to-income ratio:	8.63%
Length of employment:	9 years	Location:	Candler, NC

Home town:
Current & past employers:	Dept. of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,353.00	Public Records On File:	0
Revolving Line Utilization:	94.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Type your answer here.Thank you for your trust! 1. I am a SC Disabled Veteran, who after 911 chose to serve again. At the VAMC I refund payments for newly SC Vets, assist those who can't pay their medical bills with waiver/write-offs;other customer service related work. 2. I can afford to pay the higher pmt per month & pay off loan in 36 months...I am working to have more cash flow per month, with the intention of being totally free of all debt as quickly as I can! 3. I appreciate your sharing how the process works, I suppose if I did not get the entire loan request, depending on what money I would actually receive, I would accept the lesser & then reapply later. My concern is that reading the fine print, since I live in NC, it don't think my loan can be issued...so this will be a moot point. Thank you for your Service to our country and williness to help me!
What do you do for the Dept. of Veterans Affairs?	Type your answer here. I am a USAF SC Veteran who after 911 chose to find a way to serve again. I work at the VA Medical Ctr in Asheville, NC. I do customer service (wear many hats) help those who can't pay for their medical bills get help with waivers/write-offs; refund money to those who get newly upgraded as a Service Connected Disability or increase in their Disability % rating.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Type your answer here. I will be glad to do that on Monday, I can fax a copy of my last LES pay stubb, which verifies my annual salary. I will not get a increase in pay for two years due to the recent decision made by the President. I don't mind making that contribution to help shift our economy. I get $243 per month that is not considered income or taxable as my SC Disability, but I included that in my income, so my annual salary is $43964.00 with VA & $243.00 = $46,880.00.
Please verify your income with Lending Club and I will help fund your loan. Thanks!	Type your answer here. Thanks so much, I will fax them on Monday my pay info & a number they can call to verify the info I submit.
You made a remark in one of your earlier answers I quote "My concern is that reading the fine print, since I live in NC, it don't think my loan can be issued...so this will be a moot point." I don't think living in NC keeps you from receiving a loan. I quote from LC%u2019s Help/Borrowing Introduction/Eligibility Rules " At this time, we are not accepting loan applications from the following 8 States: Iowa, Idaho, Indiana, Maine, Mississippi, North Dakota, Nebraska, and Tennessee.%u201D So as you can see, I think you can accept a loan in NC. Have a great day and I hope your loan fully funds. Thank you!	Type your answer here. I do so hope that you are correct & I have emailed to the member support & have not yet gotten a response. I appreciate your time in responding. Thank you!
What are the credit card balances and interest rates associated with each that you are attempting to consolidate? Thank you for your service to this country.	Type your answer here. My original request would have paid off off several credit card amounts ranging up to 4k. with varing interest rates now up to 22%. I have great payment history just economy driven jacked the rates upward. I have a small bank loan with a $2430 balance that I intend to pay off. The balance would have paid off & closed out 3 other small accts. I now will need to access which ones will benefit me the most to pay off & then apply that pmt to pay down other accts. My goal is to be in your position as a investor as soon as I can. Thank you!

Member Payment Dependent Notes Series 649586

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649586	$4,900	$4,900	12.68%	1.00%	January 13, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649586. Member loan 649586 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,042 / month
Current employer:	Cincinnati Children's Hospital Medical Center	Debt-to-income ratio:	16.83%
Length of employment:	< 1 year	Location:	FAIRBORN, OH

Home town:
Current & past employers:	Cincinnati Children's Hospital Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > This loan will be used to consolidate credit card debt acquired during college. I am now a Research Assistant at the Cincinnati Children's Hospital Medical Center and although I have not been here for very long, I plan to stay and make a career here. Borrower added on 01/10/11 > I am able to make the credit card payments now, so after consolidating and lowering the interest and payments, they will be much easier to handle.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,935.00	Public Records On File:	0
Revolving Line Utilization:	92.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 649593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649593	$8,000	$8,000	12.68%	1.00%	January 18, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649593. Member loan 649593 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	IBM	Debt-to-income ratio:	11.04%
Length of employment:	5 years	Location:	Austin, TX

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,805.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Hello, here is the info you requested: (1) System Engineer: The following are some of the things I do for IBM. - I provide support for Microsoft Applications and Operating Systems on IBM servers. - Provide technical solutions for Infrastructure. - Escalation point for technical related issues. - Provide in depth analysis of server performace. (2) 3-4 years, but chose 5 years just in case.
What do you do for IBM?	Hello, here is the info you requested: (1) System Engineer: The following are some of the things I do for IBM. - I provide support for Microsoft Applications and Operating Systems on IBM servers. - Provide technical solutions for Infrastructure. - Escalation point for technical related issues. - Provide in depth analysis of server performace.
You are requesting more money than you need to pay off your revolving debt. What do you intend to use the rest of the funds for?	Hello, part of my dept will be the up coming surgery for my dog. She is scheduled for surgery next week for her torn ACL in her knee.

Member Payment Dependent Notes Series 649602

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649602	$5,000	$5,000	10.37%	1.00%	January 14, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649602. Member loan 649602 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	State of Calif.	Debt-to-income ratio:	13.36%
Length of employment:	10+ years	Location:	Elk Grove, CA

Home town:
Current & past employers:	State of Calif.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,324.00	Public Records On File:	0
Revolving Line Utilization:	72.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Your loan type is listed as 'other' and you haven't provided a description so lenders don't know what you plan to use the loan for. Can you describe what you plan to use this loan for? Art	I plan on using the loan for some repairs on my house. I also need some big repairs on my vehicle.
What do you do for the State of Calif.?	I work for a emergency services dept.

Member Payment Dependent Notes Series 649603

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649603	$6,000	$6,000	13.06%	1.00%	January 13, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649603. Member loan 649603 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,758 / month
Current employer:	Arcata Assoc.	Debt-to-income ratio:	2.31%
Length of employment:	< 1 year	Location:	Ocala, FL

Home town:
Current & past employers:	Arcata Assoc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > We currently have a loan at 139% interest. Lending Club is giving us an opportunity to pay down this loan with more reasonable rates. With newly additional income availability and the potential for Lending Clubs services, our debt to income ratio will be significantly reduced. We are also interested in the investment program that Lending Club offers, and are seriously considering investing into it.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	55
Revolving Credit Balance:	$2,381.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Arcata Assoc. and where did you work prior to that?	This is a highly skilled government position involving electronic monitoring and mainenance of classified military activities... Previous employment was Sunair Electronics in which I was involved with electronic repair of electronic communication equipment for 3 years. I optained a new job because previous employer relocated to out of area. Prior to that, I was an electronic technician for the local county school system for 11 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The mortgage balance is approx $128,000, though FHA. The current market value is approx $98,000. We do not have HELOC. Thank you for your consideration.
I am interested in funding your loan, but prior to doing so I would like to see your response to the following items: 1. Itemize your monthly expenses. 2. List the loans (principal and associated interest rate) to be consolidated. 3. Identify the one credit inquiries shown as occurring in the last six months. Thank you in advance for your response.	1) Our itemize expenses are approx. 2200 with all utilities and loans. 2) The principal and interest are: Cash Call 2400 rate 139% Credit Cards 2600 rate of 24.24% 3) Credit inquiry was employment related.

Member Payment Dependent Notes Series 649673

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649673	$10,000	$10,000	14.91%	1.00%	January 14, 2011	January 21, 2016	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649673. Member loan 649673 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Total Metal Services	Debt-to-income ratio:	17.42%
Length of employment:	5 years	Location:	Detroit, MI

Home town:
Current & past employers:	Total Metal Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > The primary purpose of my loan is to pay off my credit cards so I can have low or no monthly payments on them and to pay down the arrears on my child support which will decrease my weekly payments. I should save approximately $700.00 per month.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	27
Revolving Credit Balance:	$5,731.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Total Metal Services and what do you do there?	Type your answer here. Total Metal Services is a steel and metal transportation company and I am a driver for the company.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. The total balance of my mortgage loans is approximately $44,000.
And what is the value of your home?	The value of my home is $41,500

Member Payment Dependent Notes Series 649682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649682	$10,000	$10,000	18.62%	1.00%	January 14, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649682. Member loan 649682 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	n/a	Debt-to-income ratio:	4.46%
Length of employment:	n/a	Location:	STUART, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > THIS LOAN IS TO COVER SOME HOME REPAIR; PAY OFF 2 CREDIT CARDS-SAVING ME A GREAT DEAL OF MONEY; GET SOME DENTAL WORK DONE; PREPAY HOME INSURANCE, SAVING ME HUNDREDS PER MONTH.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	24
Revolving Credit Balance:	$4,012.00	Public Records On File:	0
Revolving Line Utilization:	97.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	social security; antique sales; consulying
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Glad to verify $30,052.80 of income
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Under our name. 2. Have a reverse mortgage of $115,000 (e)--no payments due 3. $150,000

Member Payment Dependent Notes Series 649708

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649708	$4,000	$4,000	10.74%	1.00%	January 12, 2011	January 22, 2014	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649708. Member loan 649708 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,200 / month
Current employer:	United States Navy	Debt-to-income ratio:	19.36%
Length of employment:	1 year	Location:	Flint, MI

Home town:
Current & past employers:	United States Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > I am trying to buy a harley that is forsale on ebay. The auction ends in a few days. Borrower added on 01/08/11 > Cool beans I am little over 10% of the way there. Show me the money...... Borrower added on 01/08/11 > Just waiting to verify my bank account.....I am really excited about this whole concept. Thanks for investing in me! Borrower added on 01/09/11 > Awsome!! I am at 15%...I can't wait to ride my new harley this spring after deployment!! Borrower added on 01/10/11 > Nice I am almost at 25% and with 11 days left I think I will make it......Keep showing me the money!! Borrower added on 01/10/11 > Oh cool I wake up and it got funded another 10% in the past 8 hours...AWSOME!!! I can't wait to get come back home and ride that bike this will be AWSOME!!! Borrower added on 01/11/11 > cool beans again folks!!! I am one third of the way done!!! Please keep it up!! I WAAAY geeked about this!

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	16
Revolving Credit Balance:	$2,943.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 649786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649786	$3,000	$3,000	5.42%	1.00%	January 18, 2011	January 22, 2014	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649786. Member loan 649786 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,500 / month
Current employer:	n/a	Debt-to-income ratio:	6.53%
Length of employment:	n/a	Location:	joplin, MO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > consoldation loans Borrower added on 01/11/11 > i have too high interest rates and want to reduce to lower interest rate

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1966	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	54
Revolving Credit Balance:	$3,940.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 649918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649918	$4,000	$4,000	10.37%	1.00%	January 14, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649918. Member loan 649918 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Walmart	Debt-to-income ratio:	15.58%
Length of employment:	8 years	Location:	Auburn, WA

Home town:
Current & past employers:	Walmart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	50
Revolving Credit Balance:	$10,597.00	Public Records On File:	1
Revolving Line Utilization:	58.20%	Months Since Last Record:	55
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 649929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649929	$7,000	$7,000	10.74%	1.00%	January 13, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649929. Member loan 649929 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	Pacific Marine Credit Union	Debt-to-income ratio:	17.24%
Length of employment:	10+ years	Location:	Oceanside, CA

Home town:
Current & past employers:	Pacific Marine Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,010.00	Public Records On File:	0
Revolving Line Utilization:	98.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 650007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650007	$4,050	$4,050	7.29%	1.00%	January 18, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650007. Member loan 650007 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	n/a	Debt-to-income ratio:	0.75%
Length of employment:	n/a	Location:	ladylake, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > im buying a 2005 honda shadow aero, book value is over 5,000. from a private owner in florida,, im placeing 1,000. deposit on it, and borrowing the balance 3,900. from lending club,,, Borrower added on 01/11/11 > thier are no more detials,im buying a motorcycle for 4,900. im putting a 1000. deposit dowm and borrowing 3,900 from lending club Borrower added on 01/15/11 > I DIDNT REALIZE, WHAT YOU WERE LOOKING FOR, IM RETIRED WITH AN 8.3 CREDIT RATEING, I ALLREADY BOUGHT THE MOTORCYCLE, (GOOD BUY) AND IM LOOKING TO REPLACE MY SAVEINGS , WITH AN EASY 84.00 PER MONTH PAYMENT, THE BIKE IS VALUED AT 5 TO 6 THOUSAND DOLLARS, SO I DIDNT WANT TO LOSE IT,

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,129.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. What is the combined income of your household? Please would you tell us about yourself, your employment status. How many miles on this motorcycle? Have you taken it for a test drive? Why is it being sold? Please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact LC to have them verify your income (support@lendingclub.com or 1-866-754-4094, 8am-5pm Pacific Time Mon-Fri).	I ANSWERED ALL YOUR QUESTIONS WITH DETIAL AND LENDING CLUB SENT IT BACK TO ME SAYING I GAVE TOO MUCH INFORMATION, I WENT INTO DETIAL HOW I MAKE 35,000.00 PER YEAR WITH MY S,S AND PENSION, I EXPLAINED THAT I BOUGHT THE BIKE YESTERDAY WITH MY OWN SAVINGS AND WOULD LIKE TO REPLACE IT WITH A LOAN FROM LENDING CLUB. I HAVE AN 8.5 CREDIT RATEING WITH MY T,R,W, I DONT KNOW WHAT ELSE TO DO. IF THIS DOSENT GO THROUGH THEN ILL GO TO MY OWN BANK , AND PAY 8.9 PERCENT THANKS DAVID ADEE.

Member Payment Dependent Notes Series 650008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650008	$9,000	$9,000	10.00%	1.00%	January 18, 2011	January 22, 2014	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650008. Member loan 650008 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Continental Mills	Debt-to-income ratio:	13.61%
Length of employment:	3 years	Location:	Palm springs , CA

Home town:
Current & past employers:	Continental Mills
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > With this loan i'm going to pay off my credit cards and live on only cash to also building up my saving per month.

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	56
Revolving Credit Balance:	$9,038.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	Significant other has been out of work for year, just got a job in the past month. looking with this to help build up cash/saving and slowly but earlier than term. Holidays & other things like car breaking down has added other cash flow difficulty. 1. Net Monthly income: 4025.45. Then i net ~7,000 bonus every end of March for past 3 years. 2. a rent/utilities: ~1000 b. Car: 417 c. insurance: 93 d. phone: 60 e. internet: job pays. f. Food: ~ 1000, trying to get down to 800 g. gym: 40 h. student loan: 225 3. I have 3 credit cards: I will be paying off a. & c. with loan and b. with my next pay check. a. 16.99: 6000.00 a. 17.99: 900.00 c. 14.99: 2800.00 4. I was the sole wage earner in a house of 3 for a year and things built up on us. significant other just started working again about a month ago.
Could you please tell us what happened 56 months ago at your last delinquency? What steps have you taken to ensure this loan will not become delinquent? Thank you.	This was with my student loan company. They let me take a break on paying for 6 month because i was laid off from WaMu. The student loan company made me reapply and setup the loan that i had with them. I mailed in my auto pay form as they told me 3 times and they never set me up on auto pay. I assumed the payments would start to come out, but they never did and i never recieved a pmt due letter because i was previously setup as auto pay. I have disputed this with all of the credit bureaus and transunion is the only bureau that hasn't taken it off. My equifax score is 732 & my experian score is 741. I learned from that experience that i need to make sure all of my debts get paid on time until they are paid and not expect that the company is going to do the best for me. Now i have an excel spreadsheet ofeverything needs to be paid and what date, i go through it about 2 x week to make sure everything that i owe is actually being taken out. Even if it's auto pay i make sure it comes out when it's suppose to or i call the company. Thanks

Member Payment Dependent Notes Series 650013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650013	$16,000	$16,000	15.28%	1.00%	January 14, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650013. Member loan 650013 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Duke energy	Debt-to-income ratio:	17.53%
Length of employment:	10+ years	Location:	Kannapolis, NC

Home town:
Current & past employers:	Duke energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > Debt consolidation needed Borrower added on 01/10/11 > Debt consolidation needed to make monthly payments more affordable

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	59
Revolving Credit Balance:	$5,992.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.My first mortgage balance is $126k and my heloc is $50k. The current market value of my home is approximate. $260k, which is low due to overflow in this low economic market. I currently have a low rate and would prefer not to touch my equity at this point.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 454 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, IF loan 60 pct funded, will you accept a partially funded loan? (Fund pace quickens wqhen loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or to list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Type your answer here.I work for a local power company. Their a rumors of paupers due to a possible merger. If my job is eliminated, I would receive a severance package large enough to payoff all debt, including this loan. I own another property that is currently on the market. There is no mortgage on this property and if it sells prior to this loan being paid off, I intend to use the funds from the sale to payoff whatever balance is left on this loan. I would accept a 60percent funding if that is the best I can get, but of course would prefer 100 percent funding.
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Type your answer here.I think I have already answered your question and submitted my answer. However. If you did not receive my response just let me know and I'll be glad to answer again.
HI, I'm interested in funding your loan, but I have a few questions first. 1) How much do you owe on your home? Mortgage HELOCs 2) How much is your home currently worth? Please use zillow.com for a free estimate. 3) Since this is a debt consolidation loan, could you please list your debts, interest rates, and the amount you pay every month? For instance CC1 $2000 balance 23.9% APR, $200/ month. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	Type your answer here. My first mortgage is $126K and my HELOC is $50K. My house was just appraised at $260K which is about $100K low in th economic market. I plan to use this loan to pay off CC1, $4K, $127/mo; CC2 $3300, 140/mo.; CC3 2300, $87/mo., CC4 $600, 67/mo.( all interest rates on these cards range from 18% on the lowest to 24% on the highest) I also have revolving cards in the amount of $3K, @ 18% with pmts totaling $200 mo; any money that is left after all this is paid off is going to go to purchase a marker for my mother's grave. Even though I have equity in my home, I do not want to use it unless it is an emergency because I would not get the true value right now.
Me again. I am long time DRIP (Dividend Reinvestment Plan) investor in NC Headquarted BOTH Duke Power and Progress Energy (formerly NC Power and Light). Previously had two seperate DRIP accounts in Old Spice and Proctor and Gamble. Proctor and Gamble bought Old Spice. Result for DRIP investors was now have two seperate DRIP accounts in Proctor and Gamble. Not sure if Duke Power and Progress Energy merger will result in another two DRIPS in same company situation. Couple years ago Duke Power jettisioned what is now stand alone Sempra Energy. Logical result is for Duke Power to consolidate electric generating capabilities by purchasing another NC electric utility. Merger creates electricity generating utility serving fast growth states NC, SC and FL. Lender 505570 U S Marine Corps Retired	Type your answer here.Glad to hear from you again. I have a cousin who is retired from the Marine Corps. We call him Major Dad! I'm not sure if you are asking me about DRIP as a result of the pending merger, or just making an informational statement. If there is anything you need to know regarding the merger, let me know and I'll try to answer for you.

Member Payment Dependent Notes Series 650098

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650098	$15,000	$15,000	15.65%	1.00%	January 12, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650098. Member loan 650098 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	In Networks	Debt-to-income ratio:	4.23%
Length of employment:	1 year	Location:	Mountain View, CA

Home town:
Current & past employers:	In Networks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > I spent a couple years working on a startup but it failed. The problem is that I financed much of it using my credit cards. Today, I have a very stable leadership position at a successful company, with a competitive salary and stock plan. While I am on track to eventually pay off the credit card debt on my own, this loan will help me accelerate the process and thereby save me money on interest and fees. Given my strong credit scores (I always pay on time) and my new job, investing here is a sure way for you to make money -- and help an entrepreneur at the same time.

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,765.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 650128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650128	$7,000	$7,000	10.74%	1.00%	January 14, 2011	January 22, 2016	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650128. Member loan 650128 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Clark County School District	Debt-to-income ratio:	17.57%
Length of employment:	2 years	Location:	Las vegas, NV

Home town:
Current & past employers:	Clark County School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > Thanks for your interest. Funding needed to help pay the difference of how much my vehicle is currently worth, and what I owe so I can be even again. My credit is superb and I never miss payments. I will be getting $8000+ back on my tax return later this year and wish to pay off most my loan with that money. I have worked as a Full-Time 3rd grade teacher for 2 years, and have been employed by CCSD for almost 4 years now (was a substitute teacher beforehand), with a monthly gross income of $3500. My monthly bills are as follows: Rent: $810/mo Car: $220/mo Utilities: $150/mo Student Loan: $40/mo Groceries/Eating: $300/mo

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,394.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	Thanks again for the interest, its much appreciated! (1) - I am a full time 3rd grade teacher with CCSD in Las Vegas, and have been employed for 4 years (2 Full time, and 2 as a substitute while I was finishing my degree). (2) - I expect to fully repay the loan within a year, preferably when I get my tax return for the first time homebuyers credit (which I am guessing will be sometime in April or May). If any unexpected expenses come up, I would easily be able to pay the monthly amount on the loan, and it would be paid off at the earliest available time in that situation. Again thanks for the interest!
Member, Please explain your $6,394 of revolving credit. Thanks, Star Man	Thank you for your interest! I was in a controlling relationship that ended a year ago. He bought a house a year and a half ago and decided that I would furnish it. So we bought a refrigerator, a bedroom set, washer and dryer and other house things on my credit card since I did not plan these expenses. I have been paying extra on it to reduce it.
I don't understand why you need another loan to cover the negative equity in your current car. Could you please explain this?	Thank you for your interest! I found a great car deal that has my monthly payments at 220. They were 420 before. I need this loan because the car company wouldn't finance my negative equity on my trade in. I wanted a smaller more economical car for a lower monthly payment and lower insurance. I had an SUV before.

Member Payment Dependent Notes Series 650245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650245	$5,000	$5,000	16.77%	1.00%	January 18, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650245. Member loan 650245 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Reese Vet Clinic	Debt-to-income ratio:	12.31%
Length of employment:	2 years	Location:	GRAND BLANC, MI

Home town:
Current & past employers:	Reese Vet Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > Loan for purchase of Investment Property / To reduce rental costs

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	31	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	26
Revolving Credit Balance:	$2,216.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 650268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650268	$6,000	$6,000	7.29%	1.00%	January 18, 2011	January 22, 2016	January 22, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650268. Member loan 650268 was requested on January 8, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Port of Tacoma	Debt-to-income ratio:	7.76%
Length of employment:	7 years	Location:	Tacoma, WA

Home town:
Current & past employers:	Port of Tacoma
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > Looking to finance a recent move and expansion of my existing dental manufacturing business. In business since 1996

A credit bureau reported the following information about this borrower member on January 8, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	38
Revolving Credit Balance:	$4,039.00	Public Records On File:	0
Revolving Line Utilization:	14.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 650446

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650446	$15,000	$15,000	13.43%	1.00%	January 18, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650446. Member loan 650446 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	T-Mobile	Debt-to-income ratio:	12.69%
Length of employment:	4 years	Location:	OVERLAND PARK, KS

Home town:
Current & past employers:	T-Mobile
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,960.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 650502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650502	$8,000	$8,000	9.63%	1.00%	January 18, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650502. Member loan 650502 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Amc theatres	Debt-to-income ratio:	11.32%
Length of employment:	2 years	Location:	Overland Park, KS

Home town:
Current & past employers:	Amc theatres
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > This is so that I can pay off my higher interest rate credit cards. Some of which are at 30%. I would like to pay them all off and pay a lower interest rate.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	38
Revolving Credit Balance:	$4,780.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much debt in total do you own on your credit card? Do you intend to use all 8000 for debt consolidation or do you intend to use part of the 8000 for something else?	The total balance on my credit cards is $8264. All of the $8000 will go towards paying them off.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Please list your loan amounts & interest rates that you will be paying off. 4.Are you the sole wage earner? Thanks.	1. $2480 2. Mortgage: $570, HOA dues: $ 120, Car/home insurance: $115, Utilities: $80, Cable/internet: $100, Student loan: $235, Phone: $40, Home equity LOC(obtained when house was purchased to pay the 20% downpayment): $125, Food: $250. 3. Chase CC: $2778 @32%, Best Buy CC: $1200 @24%, Barclay card: $799 @23%, UMB CC: $2400 @9%, & UMB LOC: $507 @33%. The remaining $320 will be applied to the Lending Club fees. 4. Yes, I am the sole wage earner.

Member Payment Dependent Notes Series 650515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650515	$8,000	$8,000	10.37%	1.00%	January 18, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650515. Member loan 650515 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	L3 Stratis	Debt-to-income ratio:	11.32%
Length of employment:	3 years	Location:	Sterling, VA

Home town:
Current & past employers:	L3 Stratis
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	22
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide details on your business and the purpose of this loan.	Type your answer here.Hello, The purpose of this loan will be used for marketing and purchasing additional equipments to support the business services and portfolio. Thanks
What do you do at L3 Stratis and you make 10k per month in salary. Also what is the nature of the bussiness you want to creat/expand?	Nature of business is security consulting that includes cloud computing and training.

Member Payment Dependent Notes Series 650553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650553	$14,000	$14,000	16.40%	1.00%	January 14, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650553. Member loan 650553 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	US Army	Debt-to-income ratio:	5.42%
Length of employment:	10+ years	Location:	Yelm, WA

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > When I returned from a deployment in Afghanistan in Sept 10, I focused all my efforts on paying off high interest cc debt. I am a SSG in the Army and have been in for 15 years. I plan to stay in at least 5 more until I am eligible to retire. My current credit cards as follows: Bank of America--4441.98---21.99% Chase---3439.26---20.24% Chase (formerly WaMu)---1476.10--17.24% USAA---2810.54---11.9% Military Star---1354.39---9.99% Home Depot---849---0% intro rate (ending in 2 months at which point it will be 16.99%) All totalled, my current debt is $14371.43 My total monthly payments are $529. I would like to consolidate all of my debt into 1 payment to the Lending Club for $494. With a loan of 13,300 (after fees) I will be able to pay off all my credit cards, leaving around $1000 on my USAA card. I want to also look into cancelling the Home Depot Card as well as the WaMu card, but I don't want to make my credit any worse in doing so. My current monthly expenses are as follows: Mortgage: 1429 Phone/Internet/ Cable-144 Electric-210 (during the winter) Home Security-40 Waste--25 Life and Auto Ins-100 Cell-73 Wife's student loans-94 Smith Bros--34 Gas-400 Groceries-600 (We are continually trying to lower our grocery bill) Savings-400 Extra Credit Card Payments--500 When I pay off the majority of my debt, I will still be able to pay the additional 500 to my lending club loan every month. I plan to pay it off in less than half the time. Thank you for considering funding my loan. Please ask any questions you may have.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,082.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
SSgt, Hi, My questions are: (1) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; 454 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, IF loan 60 pct funded, will you accept a partially funded loan? (Fund pace quickens wqhen loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you are automatically eligible to relist loan for unfunded $ amount or to list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Sir, My intent is to pay off the loan between 1 1/2 to 2 years. I currently pay $500 on top of my minimum credit card payments and therefore plan to continue paying this on top of my loan payment. In regards to your second question I will accept a partially funded loan based on how much funding I can received. P.S. Thanks for your service
Just cut up all non-emergency and worst rewards Credit Cards. No need to cancel. Later can ask your best ones to raise limit before canceling the others.	Thanks for the tip.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance of our mortgage loan is $206,000 and we have no HELOC owed on our home. The current zillow estimate on our home is $181,000. Our neighborhood has taken a hard hit in the housing market but improvements that we have made such as ladscaping the backyard, bathroom and kitchen upgrades and putting in a new patio should bring the value up. Thank you for your time in considering our loan.
Be sure to pay the home depot card before that intro rate expires. They don't just start charging interest, they immediately charge all the back interest they missed when you were getting 0%.	Thanks for the tip.
Does you spouse work and if so what is her income? Any dependents such as children?	My spouse is not currently employed. She is a stay at home mother for our 1 and 8 year old daughters. She is using this time at home to further her education as an online student which is paid for completely through my GI Bill.
Hey, no questions, just a suggestion. You might want to consider not paying off ANY of the USAA and Military Star cards with this loan, as they both have a lower APR than this loan. You would end up saving more money if you just payed off the higher-APR debts, and kept those two accounts as is. If the loan is fully funded, a better path would just be to send the extra $3000 back in a high first payment on this loan (or you could decline the loan offer and reapply for a smaller one, saving even more money). Also, you are correct that canceling credit cards usually lowers your credit score. What many people do is simply physically destroy the cards, but leave the accounts open, thus preventing themselves from acquiring more debt but keeping the positive accounts on their credit record.	Thanks for the advice.
Thanks for providing all of this very detailed information in advance. If all borrowers did this, it would make it much easier for lenders. I'll be funding this loan, and good luck getting it fully funded. Also, thank you for your service. By the way, why not leave $1000 on your Military Star account rather than the USAA card, since it has a slightly lower interest rate?	Thank you for funding our loan and also for the advice about our cards.
HI, I'm interested in funding your loan, but I have a few questions. 1) How much do you owe on your home? Mortgage HELOCs 2) How much is your home currently worth? Use zillow.com for a free estimate. Thanks in advance for answering all my questions. Sincerely, -LL Herndon, VA	We currently owe $206,423 on our home and according to zillow.com our home is currently valued at $181,000. However, we have made substantial improvements to our house to include landscaping the backyard, putting in a patio and kitchen and bathroom improvememts that should help make up the difference between owed and value. We do not have any mortgage HELOC. Thank you for your time and consideration of funding our loan.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 491 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same as 100 pct funded loan APR. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Sir, I am currently a Staff Sergeant Platoon Sergeant in Field Artillery. I intend to pay off this loan between 1 1/2 and 2 years. I currently pay about $500 on top of my minimum credit card payments and intend to put this towards paying off this loan. I am willing to accept a partially funded loan if it will be enough to cover the current balance of my high interest credit cards. I hope this answered your questions to your satisfaction.
DO you have any other loans apart from CC loans ? If you have spousal income please specify approx ? How much do you owe on your mortgage include any 2nd or heloc? What is the current market value of your house? What is your monthly budget (including family)? Please itemize What have you changed in your life style to keep from racking up $9K in debt? Can you submit documentation and get your income verified through lending club? It increases confidence in lenders and will fund your loan faster	We have my wifes' student loans from before we were married. She has no income as she is stay at home mom of our 2 children as well as an online student. We are using my GI Bill to pay for all of her classes now. We have no car loans or other loans. We currently owe 206,423 on our mortgage with no 2nd or HELOC's. Zillow estimates our house at 181,000, but that does not take into account any improvements we have made. Our monthly budget is listed as an add-on to our loan information. Could you be more specific about what other information you need? Some changes that we have made is changing to a cash budget. My wife and I are allowed $20/week each for spending money. We only use cash for groceries and gas. We stay home on the weekends, as well as not going out to dinner. We have removed all of the credit cards from our wallets. We both have "triggers" for spending that we have recognized and now avoid. Really, we have recognized mistakes we have made and we committed ourselves to be debt free in 2 years or less. I was unaware that I could submit documentation for income verification, unless specifically requested by Lending Club. I will look into how to do that. Thank you for your time and consideration in funding our loan.
SSgt, me again. Marine Corps initially providing $250; probably another $250 before listing fully funds. FYI: Reply optional. Initially pay as much $ as possible toward the credit card with HIGHEST APR pct interest rate; pay minimum payments other cards. When highest APR pct interest rate card paid off, pay everything toward card the next highest rate. Debt snowballing saves most $ interest; pays off debts fastest. Example: Paying $1,000 per month three credit cards. Card No 1 $4,250 balance at 15.99 APR pct. Minimum payment 2% X $4,250 balance. Pay $85 per month. Card No 2 $4,750 balance at 17.99 APR pct. Minimum payment is 2% X $4,750 balance. Pay $95 per month. Card No 3 $10,000 balance at 19.99 APR pct. Pay $820 per month this debt ($1,000 minus $95, minus $85). When highest APR pct interest rate card paid off, apply $820 (slightly more when card balance paid off) PLUS $95 per month minimum you paid to card next highest APR pct interest rate. Apply $915 per month to card until card paidoff. When paid off, apply $915 per month PLUS $85 minimum were paying to card lowest APR pct balance. Apply $1,000 per month to that card until paidoff. When last card paidoff, you are FREE of CC debts. Important; Do not payoff credit cards with interest rates LOWER than this loan's interest rate. Semper Fidelis, Lender 505570 USMC-RETIRED Virginia Beach, Va 01.11.2011	Sir, Thank you again for your advice. I truly appreciate your support and funding in our loan.
SSgt, Contact USAA, every time I have gone on deployment they reduce my interest rate to 4% for the length of the deployment. I believe all banks are required to do it, but USAA is the only one that voluntarily tells me that they will do it. I believe it is can be done retroactively as well. That may save you money. Good luck.	Thank you so much for the support and the advice. I will look into that. Thanks for your service.
Great detail on the loan, thank you for providing all the information I don't have a lot but here's another $25! I wish all the loan apps were as complete as yours. Thank you for your service!	I appreciate your support. I wanted to have some transparency and lay it all out for you investors. I'm glad that it makes you feel comfortable enough to fund my loan. Thank you.

Member Payment Dependent Notes Series 650560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650560	$7,000	$7,000	7.29%	1.00%	January 18, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650560. Member loan 650560 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,015 / month
Current employer:	U.S. Department of Treasury	Debt-to-income ratio:	8.00%
Length of employment:	4 years	Location:	Dublin, CA

Home town:
Current & past employers:	U.S. Department of Treasury
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > Hard working individual with a stable job will use loan proceeds to consolidate outstanding credit cards balances. Borrower added on 01/14/11 > 1) Net monthly income - $4,432 2) All expenses (allocated): Rent - $1,124 Utilities- 84 Groceries 293 Auto (including fuel) 201 Cell Phone 52 Cable/Internet 64 Personal care items 82 Entertainment/dining 93 Sales tax 65 3) Previously answered 4) No

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	75
Revolving Credit Balance:	$16,587.00	Public Records On File:	0
Revolving Line Utilization:	40.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the current rates and balances on the debt you are consolidating? Thanks.	Thank you for the inquiry. The balances are $2,042 and $5,510, the current rates are 19.99% and 16.24% (APR) ; respectively.

Member Payment Dependent Notes Series 650601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650601	$1,500	$1,500	10.37%	1.00%	January 14, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650601. Member loan 650601 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Oracle USA, Inc	Debt-to-income ratio:	5.60%
Length of employment:	< 1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Oracle USA, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > I have been working for over three years to pay off my debt and repair my credit. I only buy clothes at thrift stores, paid cash for my old, beat-up car, and don't go out to eat. I am down to student loans (currently a part-time student, thus in deferrment) and this last credit card, which decided recently to jack up my APR to 29.99%. Feh to them. I have an excellent 3/4 time job which is very stable, and plan to make the same payment to Lending Club as I was already making to my CC company - which is to say double the Lending Club payments. I've moved my credit score up almost 300 points in three years. I'm going to keep going until I'm debt-free and at a 750.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	37
Revolving Credit Balance:	$1,431.00	Public Records On File:	0
Revolving Line Utilization:	71.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 650667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650667	$1,000	$1,000	10.37%	1.00%	January 12, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650667. Member loan 650667 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,275 / month
Current employer:	San Bernardino City Unified SchoolDistri	Debt-to-income ratio:	8.09%
Length of employment:	10+ years	Location:	Yucaipa, CA

Home town:
Current & past employers:	San Bernardino City Unified SchoolDistri
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > I am applying for a loan, because I have become a new foster parent and need some money to prepare for the expenses of 2 children. These expenses include a new crib, diaper changing table, 2 new car seats, plus clothing and toys and child care when I'm at work. I will be reinbursed for these expenses eventually from my agency, but it takes 6 weeks before I will receive any financial help for the children. Thank you! Borrower added on 01/09/11 > I believe I am a good borrower because I pay all my bills on time. I've been with my current job, for over 15 years. I have enough surplus in my monthly check to pay my monthly payments and I will be receiving a monthly check from fostercare of $636 for each child. I am not a foster parent for the money. I am a foster parent, because I love children, but I had to put in the amount of money I will receive, so I can confirm that I will be able to repay the loan.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,849.00	Public Records On File:	0
Revolving Line Utilization:	84.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the San Bernardino City Unified SchoolDistrict?	I am a Speech Therapist, and I work with middle school students to help improve their speech and language skills.
So you will get $636.00 for each child monthly. How much will it cost you for daycare for each child while you work?	The 10 month old baby will cost $130.00 a week, or $520 a month and the 2 year old boy will cost $60 a week, or $240 a month, for a total of $760 a month. These children will also be spending the week-ends with their Grandma, so it will help reduce the cost of food for me on the week-ends.

Member Payment Dependent Notes Series 650679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650679	$12,000	$12,000	12.68%	1.00%	January 18, 2011	January 23, 2016	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650679. Member loan 650679 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,615 / month
Current employer:	Peter Kiewit Sons	Debt-to-income ratio:	18.20%
Length of employment:	5 years	Location:	Baltimore, MD

Home town:
Current & past employers:	Peter Kiewit Sons
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,098.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	closing out 3 credit cards with an average of $3500 that each have about 30% interest. I've never missed a payment in 10 years...

Member Payment Dependent Notes Series 650697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650697	$5,700	$5,700	7.66%	1.00%	January 18, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650697. Member loan 650697 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	D'lush	Debt-to-income ratio:	7.46%
Length of employment:	10+ years	Location:	San Diego, CA

Home town:
Current & past employers:	D'lush
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > During the middle of last year, I carried a high balance on my credit cards (with the whole hearted intention to pay them off). From a ratio standpoint, my debt/credit was about 50-60% but my limits were reduced, resulting in a higher debt/credit ratio (70-80%) :(. In order to protect my credit score, I took out a personal loan with an extremely high a.p.r. :...( (in order to wipe out that ratio completely), (and a monthly payment of approximately $200/mo) It's time for me to strike back, and pay the current loan that I have off, and give the interest to those who believe in me ;) Thanks for taking the time to read this.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,591.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is D'lush and what do you do there?	CriticalMiss, First off thank you for your interest in the company that I belong to. In a literal sense, D'lush is a specialty beverage shop. In a deeper sense, D'lush is a vibrant lifestyle brand that appeals mainly to the young and young at heart. I think 2 methods to paint the picture more accurately would be: 1. visit our website: dlush.com 2. Google the word: dlush As for my professional responsibilities, I am one of the general managers of the company. My job is to ensure optimal performance from a service, sales and systems standpoint. My personal mission both 'on the field/off the field' is to continually improve myself, and inspire those above/beneath me to do the same. I hope this was a sufficient answer to your question CriticalMiss :)
Please break down your debit obligations.	Member_582956, I think you mean debt obligations, right? Expenses Monthly Breakdown Rent: $350.00 Cable/Internet/Utilities: +/-$80.00 Phone Bill: +/-$90.00 Car Payment: $250.00 Insurance: $80.00 Gas: +/-$130.00 Credit Card Minimums: +/-$60.00* *always pay more ;) Loan to be refinanced payment: $200* *apr is extremely high on this loan so the Lending Club loan ($177/mo) would override this payment Food (eating out/groceries): +/-$300.00 IRA: $150.00 Everything else goes to paying off excessive debt... I hope this sufficiently answers your question Member_582956 :)

Member Payment Dependent Notes Series 650699

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650699	$2,100	$2,100	17.14%	1.00%	January 12, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650699. Member loan 650699 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	1125 memorex dr	Debt-to-income ratio:	3.42%
Length of employment:	10+ years	Location:	santa clara, CA

Home town:
Current & past employers:	1125 memorex dr
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > need to consolidate debt to one monthly payment Borrower added on 01/09/11 > need to consulidate debt to one monthly payment

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	30
Revolving Credit Balance:	$7,229.00	Public Records On File:	0
Revolving Line Utilization:	97.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job and how stable is it? Your credit report shows $7200 in revolving debt, but this loan is for only $2100. Can you please list all of your debts, including interest rates, balances, and monthly payments, and say which of those you'll be paying off with this loan?	Type your answer here. discover 4889.00 31% chase 1456.00 31% orchard 943.00 31% will pay off chase and orchard. Working ont plan with discover to pay off in two or three years.

Member Payment Dependent Notes Series 650748

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650748	$20,000	$20,000	14.17%	1.00%	January 14, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650748. Member loan 650748 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Bank of America	Debt-to-income ratio:	16.93%
Length of employment:	7 years	Location:	Seffner, FL

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > Our Video Production business is growing to a second city. We now have offices in 2 locations. Funds will be used for: - Purchasing new camera equipment. (Camera equipment is good collateral to repay the loan, it does not lose value quickly) - Office Expansion The following reasons make me a good borrower: - Never missed a payment on a single loan or credit card, ever. - Annual household income besides business income is $110,000 (Job is very stable with a Fortune 500 company) - Minimal debt and low monthly bill expenses. - Accounts receivable for the video production company already equal $47,000 for 2011. We book corporate events, weddings, etc in advance and require a retainer to obtain our services. Retainers are non-refundable so our cancellation rate is near zero. - 2 Company locations to help support loan payments. - Excellent company history, open almost 5 years.

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,355.00	Public Records On File:	0
Revolving Line Utilization:	78.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 650821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650821	$8,400	$8,400	14.91%	1.00%	January 13, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650821. Member loan 650821 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,762 / month
Current employer:	nslij franklin hospital	Debt-to-income ratio:	3.48%
Length of employment:	3 years	Location:	QUEENS VILLAGE, NY

Home town:
Current & past employers:	nslij franklin hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > this loan is to fund the equity for my coop apartment Borrower added on 01/11/11 > i am a good borrower because i am very responsible. I hate being late fro anything at all so therefore i do not make late payments. my monthly budget is $1,500. My current job is in the healthcare field and is very stable.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,759.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for a living?	I currently work in a hospital as a unit secretary.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected35-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	I am a full time employee working as a unit secretary at franklin hospital, one of the northshore long island jewish hospitals in new york. My job description involves: transcribing doctors orders, attending to the telephone, entering patients tests into the computers, filing etc. I've been working there for 3 years. I intend to use the full 3years/36 months to repay this loan.

Member Payment Dependent Notes Series 650882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650882	$2,400	$2,400	12.68%	1.00%	January 13, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650882. Member loan 650882 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,000 / month
Current employer:	Old Navy	Debt-to-income ratio:	7.00%
Length of employment:	< 1 year	Location:	IRVINE, CA

Home town:
Current & past employers:	Old Navy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,340.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 650922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
650922	$3,600	$3,600	10.00%	1.00%	January 13, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 650922. Member loan 650922 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,521 / month
Current employer:	U.S. Trust, Bank of America	Debt-to-income ratio:	14.29%
Length of employment:	3 years	Location:	Charlotte, NC

Home town:
Current & past employers:	U.S. Trust, Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/09/11 > I work in the financial industry and graduated with my MBA in 2009. I have been financially independent since the age of 18 and was forced to take on some extra credit card debt in graduate school. I have a good job and have had no problems making my payments, but I would like to consolidate me debt into one place. Thank you for your help!

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	75
Revolving Credit Balance:	$7,839.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 651014

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651014	$9,000	$9,000	18.25%	1.00%	January 14, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651014. Member loan 651014 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	hosp. of st. raphael	Debt-to-income ratio:	19.21%
Length of employment:	10+ years	Location:	hamden, CT

Home town:
Current & past employers:	hosp. of st. raphael
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > debt consolidation from a personal loan Borrower added on 01/11/11 > what is a note to lenders?

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	56	Months Since Last Delinquency:	26
Revolving Credit Balance:	$12,308.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	balance on home is 200000 qn will be paid off in 10 years. Home value is 300000-325000..

Member Payment Dependent Notes Series 651097

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651097	$5,000	$5,000	7.29%	1.00%	January 18, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651097. Member loan 651097 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	University of Redlands	Debt-to-income ratio:	6.77%
Length of employment:	10+ years	Location:	Yucaipa, CA

Home town:
Current & past employers:	University of Redlands
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,415.00	Public Records On File:	0
Revolving Line Utilization:	10.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651235

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651235	$5,000	$5,000	10.37%	1.00%	January 18, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651235. Member loan 651235 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	ford motor company	Debt-to-income ratio:	0.78%
Length of employment:	10+ years	Location:	newport, MN

Home town:
Current & past employers:	ford motor company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	4
Revolving Credit Balance:	$1,087.00	Public Records On File:	0
Revolving Line Utilization:	23.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 651345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651345	$5,000	$5,000	14.17%	1.00%	January 12, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651345. Member loan 651345 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Liberty Tax Service	Debt-to-income ratio:	20.40%
Length of employment:	n/a	Location:	Aberdeen, WA

Home town:
Current & past employers:	Liberty Tax Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I am currently working on my masters degree in accounting and working as a tax preparer. My wife is a full time teacher. We have been homeowners for well over a year and have always paid on time. We do not have any credit or income problems. We currently have one car and it is time to buy another one. We have had a Lending Club personal loan also for almost 2 years and have NEVER been late on any payment. Our credit profile is great, and we would just like to get another vehicle. If you have any questions regarding this offer please don't hesitate to ask. Thanks.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	57
Revolving Credit Balance:	$6,644.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is $132,000 NO HELOC at all. No second mortgage. Market value of home is right at balance of mortgage, about $132,000. Zillow put the market price at $122,000. I feel that's low, but this is a crazy real estate market. Thanks, Josh

Member Payment Dependent Notes Series 651394

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651394	$1,200	$1,200	10.74%	1.00%	January 14, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651394. Member loan 651394 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Ventura County HSA	Debt-to-income ratio:	1.89%
Length of employment:	10+ years	Location:	Ventura, CA

Home town:
Current & past employers:	Ventura County HSA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > I work as a computer tech for many years. We recently a storm that took down a tree that damaged a fence and squashed a gazebo. am responsible for the fence and need to fix it before it causes more damage have tied it up for now. i also need to get the gazebo (<Sears)< taken apart and moved out of the yard as it is crushed. -- and the rest of the eucaliptus tree cut up too. i recently took my son on a trip for his graduation and this happened last month. Between the trip Christmas and my daughter's birthday was unprepared for this damage and the associated costs. i can easily pay the monthly loan payment. i am a real person just needing a bit of help until Feb tax returns. i can prove my income with a w2 when they come or with my Dec paycheck that shows year to date salary info. Thank you to anyone who funds this loan you will not be disappointed. f this was March instead of January would not be needing the help but only need help to get past Feb with these added expenses. Please call ior email if you have any questions? Thank you Robin Borrower added on 01/11/11 > Thanks to all investors that have take a piece of my loan, and taken the loan to 90% funded. I am still waiting to receive the debit charge in order to verify my bank acct. I am happily surprised at this process and very thankful as well... Again, please let me know any questions you may have if you are thinking of investing in my loan... R

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	26
Revolving Credit Balance:	$1,284.00	Public Records On File:	1
Revolving Line Utilization:	62.80%	Months Since Last Record:	27
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651423

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651423	$3,000	$3,000	5.79%	1.00%	January 13, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651423. Member loan 651423 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,032 / month
Current employer:	National Geospatial Intelligence Agency	Debt-to-income ratio:	10.62%
Length of employment:	10+ years	Location:	Germantown, MD

Home town:
Current & past employers:	National Geospatial Intelligence Agency
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,936.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you earn $10,000 a month,why do you need to borrow $3000?	I have been helping out a dear friend that has no health insurance through tough times with medical bills, plus bills on my own. This loan will help me keep my own finances in order for the time being.

Member Payment Dependent Notes Series 651424

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651424	$2,000	$2,000	9.63%	1.00%	January 13, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651424. Member loan 651424 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Mayo Clinic	Debt-to-income ratio:	21.74%
Length of employment:	8 years	Location:	Rochester, MN

Home town:
Current & past employers:	Mayo Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > I am paying off a credit card where I owe $2000. I want that credit card account cleared.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,008.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651495	$6,000	$6,000	10.37%	1.00%	January 18, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651495. Member loan 651495 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,917 / month
Current employer:	Warnaco Inc.	Debt-to-income ratio:	13.91%
Length of employment:	3 years	Location:	Stamford, CT

Home town:
Current & past employers:	Warnaco Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	23
Revolving Credit Balance:	$13,613.00	Public Records On File:	0
Revolving Line Utilization:	35.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 651535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651535	$8,000	$8,000	6.92%	1.00%	January 18, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651535. Member loan 651535 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,433 / month
Current employer:	ELECTRIC BOAT	Debt-to-income ratio:	8.04%
Length of employment:	10+ years	Location:	pawcatuck, CT

Home town:
Current & past employers:	ELECTRIC BOAT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > LOOKING TO PURCHASE A 2002 SUGARSAND JETBOAT. I HAVE EXCELLENT CREDIT AND CREDIT HISTORY. I HAVE BEEN EMPLOYED BY THE SAME COMPANY FOR 28.5 YRS.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,240.00	Public Records On File:	0
Revolving Line Utilization:	10.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. I want to fund your loan, but wanted a little bit more info. I see you have 2 credit inquiries in the last 6 months. What were they about? Also, you have 43 lines of credit (!). Why are there so many, and what types are they? How come you can't use any of them to fund this small loan? Thanks.	Thanks for your interest. The 2 inquiries were probably for an auto that I purchased in July. I was not aware of the amount of lines of credit that you say I have. I have various credit cards (Visa, Discover, AExpress), dept cards (Best Buy, Home Depot) and line of credit against my checking account. These accounts would not be the used for this type of purchase. Thanks again Henry

Member Payment Dependent Notes Series 651549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651549	$2,300	$2,300	11.11%	1.00%	January 13, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651549. Member loan 651549 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,160 / month
Current employer:	Ran Tech Engineering & Aerospace, Inc.	Debt-to-income ratio:	22.22%
Length of employment:	< 1 year	Location:	Milwaukie, OR

Home town:
Current & past employers:	Ran Tech Engineering & Aerospace, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > This loan will help me help someone else that is in need that is not in any position to borrow money, to give them a leg up so to speak, and help their life be a little better. I call it a three way win, you win, I win, and the person I'm trying to help wins:) I can be depended on to pay the loan back because I'm never late, and my job is stable. I work full time. Thank you for helping.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	73
Revolving Credit Balance:	$1,339.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 651578

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651578	$7,200	$7,200	13.80%	1.00%	January 14, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651578. Member loan 651578 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	US Postal Service	Debt-to-income ratio:	22.59%
Length of employment:	3 years	Location:	NEBO, NC

Home town:
Current & past employers:	US Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I will be using this money to help me consolidate my current debt. Thank you very much for considering funding this loan.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	52
Revolving Credit Balance:	$2,894.00	Public Records On File:	0
Revolving Line Utilization:	36.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hi and thanks for your questions. #1. I have been a city mail carrier with the US Postal Service for 3 years and 5 months. #2. I intend to go the full 5 years. -Thanks for considering this loan!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Sure, I owe $72000 on my mortgage and it is valued around $90000. Thanks for your interest in my loan.

Member Payment Dependent Notes Series 651601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651601	$8,000	$8,000	13.80%	1.00%	January 12, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651601. Member loan 651601 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	McKeever's Enterprise	Debt-to-income ratio:	20.13%
Length of employment:	10+ years	Location:	Independence, MO

Home town:
Current & past employers:	McKeever's Enterprise
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,860.00	Public Records On File:	0
Revolving Line Utilization:	53.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	cc#1 1598.00 @ 13.9% $15.00 cc#2 3721.00 @ 12.74 $57.00 cc#3 1286.00 @ 8.99 $23.00 cc#4 463.00 @24.0% $15.00 cc#5 470.00 @19.9% $20.00 Close accounts on all but #3 3 years

Member Payment Dependent Notes Series 651632

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651632	$3,600	$3,600	13.80%	1.00%	January 14, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651632. Member loan 651632 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Interactive Motion Technologies	Debt-to-income ratio:	13.87%
Length of employment:	5 years	Location:	Waltham, MA

Home town:
Current & past employers:	Interactive Motion Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	55
Revolving Credit Balance:	$1,526.00	Public Records On File:	0
Revolving Line Utilization:	66.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Interactive Motion Technologies?	My title is Production manager, I am the head of Production, Shipping, and Customer Service. I also am an Engineering assistant.
What is this loan going to be used for? What is your job and how stable is it? Can you explain the delinquency on your credit report from 55 months ago? Thanks.	Hi, I will be using this loan for a new macbook pro computer for music production, dj'ing and also for two business I've started where I sell blueprints. I am working for Interactive Motion Technologies, I am the production manager, the customer service manager, and Shipping manager. I also do some engineering for the company. I have been there for over 5 years and have worked my way up to a very stable position. The delinquency on my credit report was from when a girlfriend of mine lost her job suddenly. It was too much to handle at the time and I had trouble paying bills. Please let me know if you have any other questions. Thank you
What caused the delinquency 55 months ago? What steps are taken to stop a reoccurence?	My girlfriend at the time lost her job, and I was taking care of her. It was too much to handle at the time on my salary. After taking the bus 3 hours each way to work, and taking bath's in water cooked on the stove I made sure that was never going to happen again. I have since become the production manager, customer service manager and head of shipping at my company. I have been working my tail off to make sure I never get back into the same position again. Thanks.
For what will the loan proceeds be used?	I am going to buy a new Macbook Pro computer. I have a few side businesses that I desperately need a computer for.

Member Payment Dependent Notes Series 651668

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651668	$1,500	$1,500	10.00%	1.00%	January 12, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651668. Member loan 651668 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	West Virginia University	Debt-to-income ratio:	11.07%
Length of employment:	1 year	Location:	Morgantown, WV

Home town:
Current & past employers:	West Virginia University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > There's not much to my loan. I'm a young professional who is just starting out. I had a dental issue that my insurance did not cover. And, as I have just started my financial career, I did not yet have a good emergency fund. So, I had to put it on a credit card. My credit card just has a really high interest rate (which doesn't usually matter as I always pay my balance), so I am looking for a way to save a little money. I know I could do a balance transfer with another credit card, but I do not want another credit card! Borrower added on 01/11/11 > Also, I could pay it off more quickly and not have to worry about the interest rate, but I also have two student loans I'm paying on at the same time.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,169.00	Public Records On File:	0
Revolving Line Utilization:	19.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 651704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651704	$5,500	$5,500	14.91%	1.00%	January 12, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651704. Member loan 651704 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,808 / month
Current employer:	Toddler Town Daycare LLC	Debt-to-income ratio:	18.30%
Length of employment:	2 years	Location:	Massena, NY

Home town:
Current & past employers:	Toddler Town Daycare LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > I moved out of my parent's house last year, and with that came a lot of spending that I hadn't counted on. I would really like to get my debts paid off so I can enjoy my new situation instead of constantly worrying about my credit card bills. I have a good job working at a daycare center which I will have been at for 3 years in April, and I am very responsible when it comes to paying my bills on time. Please consider lending to me, it would mean a great deal to me!

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2007	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,637.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your monthly payment look like for your current credit cards? (Sorry if someone else has asked already and you haven't gotten around to answering it.) Thanks!	Currently my minimum payments on my credit cards are around $150-$200, though I usually end up paying closer to $300 just to make some kind of a dent in the balances, being that the interest rates are so crazy high.

Member Payment Dependent Notes Series 651711

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651711	$6,000	$6,000	10.00%	1.00%	January 18, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651711. Member loan 651711 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	METRO TERMINALS CORP	Debt-to-income ratio:	21.88%
Length of employment:	7 years	Location:	FLUSHING, NY

Home town:
Current & past employers:	METRO TERMINALS CORP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > In 2006 I purchase a home in Costa Rica for $6,000. It was more like a gift from a good friend. I borrowed from my 401K for the purchase and renovated home for a total $29K (4 loans, paid back 1), balance now $11K which I will finish pay in Dec 2011, May 2012 and March 2013. My current 401k balance without the loans is 40K. My home value if sold today is about 65K. Even though my credit show high balances, I always pay my bills on time. In fact the high balance is mostly due to my student loan. Please review my credit for verification. This loan is intended for my home repairs and renovation. Thank you.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,382.00	Public Records On File:	0
Revolving Line Utilization:	81.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651723

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651723	$6,000	$6,000	10.74%	1.00%	January 14, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651723. Member loan 651723 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Pogressive Insurance	Debt-to-income ratio:	18.11%
Length of employment:	1 year	Location:	Painesville, OH

Home town:
Current & past employers:	Pogressive Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > My plan to use the funds ------------------------------- I plan to pay off one credit card completely that has a current balance of $2,318.74. I plan on using the rest of the money to pay down the other credit card I own which has a balance of $5,849.42

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,167.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 651737

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651737	$6,000	$6,000	12.23%	1.00%	January 12, 2011	January 24, 2014	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651737. Member loan 651737 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,883 / month
Current employer:	Denver Public School District	Debt-to-income ratio:	1.96%
Length of employment:	3 years	Location:	Westminster, CO

Home town:
Current & past employers:	Denver Public School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > This loan will allow me to consolidate my debt which will put me in a better position to go back to college to get my degree in psychology with an emphasis on Autism. Thank you for your consideration. Borrower added on 12/31/10 > Using this loan to consolidate my debts will enable me to be in a more secure situation allowing me to go back to college in a more fiscally responsible manner. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	47
Revolving Credit Balance:	$442.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the reason for the delinquency 47 months ago? What steps were taken to avoid a reoccurence?	Delinquency 47 months ago was due to myself and my family hospicing my mother at home during her final 6 months and getting laid off shortly before she died.

Member Payment Dependent Notes Series 651738

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651738	$2,500	$2,500	14.91%	1.00%	January 12, 2011	January 24, 2016	January 24, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651738. Member loan 651738 was requested on January 10, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,900 / month
Current employer:	United States Air Force	Debt-to-income ratio:	21.17%
Length of employment:	3 years	Location:	Tucson, AZ

Home town:
Current & past employers:	United States Air Force
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/10/11 > I will be using these funds to purchase a commuting bike to go to and from work and school. This bike is a 2008 Ninja 250R (small bike but does what I need it to do, not a sport toy bike) with only 100 miles on it which was my close friend's who is now deploying and will no longer need it. I currently am a weather forecaster for the United States Air Force, I have a 6 year enlistment contract and currently am nearing my 3 year mark. I also plan on remaining in after my contract is up. I am a mature young adult (25 years old) and have had a few car loans before that I have paid off with never a late payment as well as have rented, managed utilities, credit cards, etc in a fiscally responsible and prudent manner. I live with a roommate below my means with rent averaging $500 or less a month. I am also currently working on finishing my bachelors in Fashion Merchandising at the local community college, PIMA. As a investor myself I understand that concern can be involved and risk. I assure you that financing me will be the best bank for your buck as far as return and payment on time. Thank you. Zach

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,611.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) USAF Rank? Pay Grade? ETS? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes loan 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hi, and thank you for your prior service. 1) E-3 going on E-4 in March this year with an ETS of Oct 28, 2014 2)With the loan not being such a huge loan Im not sure realistically I will carry it the full 5 years, I would say 2-3 years is more realistic. Hope this helps. Thank you.

Member Payment Dependent Notes Series 651778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651778	$9,500	$9,500	10.00%	1.00%	January 18, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651778. Member loan 651778 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	duke energy	Debt-to-income ratio:	7.64%
Length of employment:	10+ years	Location:	Sherrills Ford, NC

Home town:
Current & past employers:	duke energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I have a very stable job in the power generating field where I work as a production supervisor and look foward to working with all of you. I promise you this loan will always be in good standing. If you have any questions please ask. Thanks in advance! Borrower added on 01/13/11 > I plan on paying this loan off as quick as possible and any extra money I have will go to paying this loan off.

A credit bureau reported the following information about this borrower member on January 10, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,879.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the debts you wish to consolidate; and the balances and interest rates you are currently paying on each debt. Thank you. IBEW 595 retired.	I have a visa with 6000 at 14.99%. I have a loan with citi for 2900 at 16% where i got the transmission and motor replaced in my truck and a loan to BOA for 800 at 16% also. I have some cash saved up to pay off some other small bills. My goal is to get out of debt as quick as possible. The visa card with the 6000 on it has already been cut up and threw in the boiler at work. I can promise you that I will never miss a payment or ever be late. This money is coming straight out of my check.
What are your monthly payments on the loans and cards that you mentioned?	The amounts that I pay are 147,250, and 60. I am also paying off a couple other loans that I have with cash that I have saved up. My goal is to limit the number of things I am paying for and get out of debt as quick as possible.
Do you hold the title to your home under your *own* name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	Me and my long time girlfriend have a home together. We owe 58000 on our home and it is valued at 115000. I also have 3.5 acres of land that has a well and septic already on the property that I owe 28000 on and it is value at 40000. This is why I am trying so hard to pay off all of my bills because I hope to build my dream home on this property some day.

Member Payment Dependent Notes Series 651913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651913	$4,000	$4,000	14.17%	1.00%	January 18, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651913. Member loan 651913 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	12.93%
Length of employment:	n/a	Location:	Struthers, OH

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,649.00	Public Records On File:	1
Revolving Line Utilization:	55.20%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe 60000, and was just appraised at 90000
How long have you been at your current job? Who is your employer? Also, what will you be purchasing with this loan?	I am widowed and on Railroad Retirement for over a year and a half. Husband employed for 51 years.

Member Payment Dependent Notes Series 651937

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651937	$5,025	$5,025	13.43%	1.00%	January 13, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651937. Member loan 651937 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Ziff Davis Enterprise	Debt-to-income ratio:	8.22%
Length of employment:	2 years	Location:	Peabody, MA

Home town:
Current & past employers:	Ziff Davis Enterprise
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > To consolidate several credit cards and car payments.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	50
Revolving Credit Balance:	$4,132.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	CC#1= $1010.00@23.24% - about $45-$55/mo CC#2= $1340.83@18.24% - about $45-$55/mo CC#3= $161.30@0%(for first year) - $25/mo CC#4 = $175.87@14% - $40/mo Car Loan= $1000@14.4% - $267/mo Other debt is school loan at $160/mo. Once I receive this loan I plan on paying off my credit cards and car loan that way I am only responsible for one bill per month as opposed to 4-5. I plan to keep this loan for about 2-3 months, paying off large portions at a time ($500 per month and then Income check to finish it off). Thank you for your questions.
What caused the last delinquency 50 months ago?	That last delinquency 50 months ago was when I was laid off and in college at the same time. Prior to that I had no income which led to a couple delinquencies, but once I found a job again I called my debtors and paid off my delinquencies and I have yet to make a late payment on ANY of my accounts since. I have worked hard to make sure I never miss a payment. The reason for this loan is just to simplify my payments and have 1 payment and not 5. Hope that answers your question.

Member Payment Dependent Notes Series 651991

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
651991	$12,000	$12,000	13.06%	1.00%	January 14, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 651991. Member loan 651991 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,083 / month
Current employer:	FactSet Research Systems Inc	Debt-to-income ratio:	8.83%
Length of employment:	3 years	Location:	Bronx, NY

Home town:
Current & past employers:	FactSet Research Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,516.00	Public Records On File:	0
Revolving Line Utilization:	89.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Hi, I just purchased my home 6 months ago and unfortunately had a situation where I was closing ???any day now??? and my lease ended 6 weeks prior to close. Since my closest relative is over 500 miles away, and many of my friends were on vacation or allergic to my cat, I had to prevent myself use my credit cards for my living situation. Now that I am in my home and settled, I made a goal to be completely debt free by New Year???s 2014. I have a balance of $9,946 on my student loans with a payment of $143/mo. I also have a Rooms-To-Go loan interest free furniture loan balance of $859 with a minimum payment of $83.13 which I will pay off by October this year. These amounts are not being consolidated. I really want the loan to make my goal of paying off all debt besides my mortgage and student loans completely in three years more manageable without depleting my savings since I live on my own away from family. I intend to repay the loan over a period of about 30-36 months to keep my goal of paying off existing debt without accumulating additional debt reasonable. I intend to keep my credit cards open, since closing them would adversely reflect on my credit scores, but to only use them for emergencies or to pay off any balances immediately as I have done in the past. My credit cards to be consolidated are as follows: CC#1 = 2100 @ 14.24% - 48/Mo. CC#2 = 4299 @ 16.24% - 105/Mo. CC#3 = 5600 @ 13.24% - 119/ Mo. The payments listed are the minimum payments, which are quite manageable, although I would obviously need to pay significantly more on each card to accomplish my goal. Thank you!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, I just purchased my home 6 months ago for $150K and currently my loan balance is for $134K. I do not have a home equity line of credit. The home was appraised for $150K at the time of purchase and since then, the market value has remained stable. Thank you!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, I just purchased my home 6 months ago for $150K and currently my loan balance is for $134K. I do not have a home equity line of credit. The home was appraised for $150K at the time of purchase and since then, the market value has remained stable. Thank you!
DO you have any other loans apart from CC loans ? If you have spousal income please specify approx ? How much do you owe on your mortgage include any 2nd or heloc? What is the current market value of your house? What is your monthly budget (including family)? Please itemize What have you changed in your life style to keep from racking up $13K in debt? Can you submit documentation and get your income verified through lending club? It increases confidence in lenders and will fund your loan faster	Hi, While I'm not certain how to have my income verified, I'm more than happy to do it if that is necessary. I checked the FAQ's and it said the LendingClub team review team would have to send a request with instructions to verify my income and I was unable to find a way to request instructions for that. I???m not certain if anyone can recommend any steps I can take to help with verifying my income, but so far that option has not been made available to me. My income on file is currently $73K/year and I am single (not divorced/widowed). I only have one mortgage with an outstanding balance of $134K and it was appraised at $150K. My Gross income is approximately $5200/mo and I take home a little more than $3000/mo after taxes (federal, state, city), medical/dental/optical premiums, insurance, etc. My mortgage payment is $810.68. My Maintenance fees are $735.67. My student loans are $143/mo. My cable bill is $175/mo. Electricity is ~$125/mo. I allot $200/mo to savings and $200/mo to groceries/misc. With the exception of a small fraction of the remainder, I use the balance of my funds to pay down my debt balance, which currently stands at $12K. Even now my credit scores are above 700, as I check my scores regularly and I am typically strong at managing my debt. I had an unfortunate home buying experience that caused me to accumulate more debt than I would have wanted since my lease ended six weeks before I was able to close. I was set to close ???any day now??? for six full weeks and my closest family members are about 500 miles away. I did not have the option to extend my lease and had to seek hotels since could not guarantee how long I would be staying anywhere plus pay moving costs for a move into storage as well as into my new home along with storage costs. I am seeking this loan to help me to pay off this one-time accumulated debt in my 3 year time frame in a manageable fashion without depleting my existing savings. Aside from my installment loans, I'd like to return to a pattern of having no balance on my credit cards and using them for planned expenses where I save up the money to pay them off or down in advance, or use them in the rare event that an emergency rises. I can afford to pay the amounts designated by the bank and due on my bill; however, I am uncomfortable with lingering debt and just want to be able to achieve my goal of being debt free in three years in a much more manageable fashion. Thank you!

Member Payment Dependent Notes Series 652021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652021	$6,000	$6,000	16.40%	1.00%	January 14, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652021. Member loan 652021 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	accenture	Debt-to-income ratio:	15.77%
Length of employment:	5 years	Location:	WEST RIVER, MD

Home town:
Current & past employers:	accenture
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > Debt Consolidation

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	37	Months Since Last Delinquency:	2
Revolving Credit Balance:	$17,101.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total owed on my home is $300k and the current market value is $485k.

Member Payment Dependent Notes Series 652022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652022	$7,750	$7,750	16.40%	1.00%	January 18, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652022. Member loan 652022 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	autopartsource	Debt-to-income ratio:	21.60%
Length of employment:	10+ years	Location:	fremont, CA

Home town:
Current & past employers:	autopartsource
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	40
Revolving Credit Balance:	$17,958.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I owe on multiple credit cards. Bank of America - $8700 24% interest, Target Visa $4400 24% interest, HSBC, $1800 (not sure the interst, I think 14-15%) and Discover $1500 at 0% now but 20.99% after my first 6 months which I am 2 months into. I would pay off Target, HSBC and Discover.... As for my job, I am the District Sales Manager for an automotive manufaturer.

Member Payment Dependent Notes Series 652080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652080	$5,500	$5,500	17.14%	1.00%	January 14, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652080. Member loan 652080 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	wellsfargo bank	Debt-to-income ratio:	9.77%
Length of employment:	5 years	Location:	El cajon, CA

Home town:
Current & past employers:	wellsfargo bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I'm planning on using the funds to pay off my credit cards since they're charging me so much interest. I'm trying to save for medical school so that I don't have to pull out so much in the future. I always pay my bills on time thanks for your help. My job is really stable right now, I'm going through training for manager so thank you Borrower added on 01/12/11 > Oh, and I forgot my budget is around 500 a month because I won't have any other bills to pay for except for this loan. Thank you so much, paying every month and nothing goes down because the interest is so high, its giving me a headache hehe. Borrower added on 01/12/11 > Thank you so much this means a lot to me

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,301.00	Public Records On File:	0
Revolving Line Utilization:	91.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at wellsfargo bank?	I'm a lead teller in the service side, right below the derive manager. I help them out by training tellers, help customers and reviewing accounts to make sure they're in the right products and making sure we don't take losses. ;)
When do you plan on starting med school? Do you plan on saving up to actually pay part of the cost up front, or will you take out student loans for the entire cost of school? Also, please list all of your current debts, including interest rates, balances, and monthly payments that you will be paying off with this loan. Thanks.	Hopefully next year, my parents actually have a savings for me that I also put it when I was younger, it's enough for the first two years I'll probably pull out loans for the rest. I have about 7 credit card and one loan 6 of the credit card the interest is from 19 to 25 percent the other one is low cause I work at wells Fargo so I get a lower rate , with the loan that I current have the interest is way too about 24percent . It stated that it will automatically take out I think about 340 each month .
Why do you need to borrow 10k to consolidate a 5k debt? Do you have any other debt that's not stated?	Actually it's about 8k in debt. That's all I have.
Can you actually list the particular debts you mentioned? For example, "Bank of America CC, $2000, 19%, $20/mo." Are you paying off all of these debts? Why pay off the lower interest Wells Fargo card? Also, if you're borrowing $10k and paying off around $8k, what will you do with the rest of the funds?	Capital one 1473, 18%, 37/mo. Chase 1462 15% 31/mo. Chase 472 18% 11/mo. Target 486 25% 25/mo. Wellsfargo 670 8% 25/mo.Those are the major credit cards I want to pay off using this loan since its 5500. Thank you!
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Capital one 1473, 18%, 37/mo. Chase 1462 15% 31/mo. Chase 472 18% 11/mo. Target 486 25% 25/mo. Wellsfargo 670 8% 25/mo.Those are the major credit cards I want to pay off using this loan since its 5500. Thank you! 5500 is enough to pay for all of these credit card.

Member Payment Dependent Notes Series 652128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652128	$5,000	$5,000	14.54%	1.00%	January 14, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652128. Member loan 652128 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,500 / month
Current employer:	n/a	Debt-to-income ratio:	2.15%
Length of employment:	< 1 year	Location:	Lake worth, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > I will be cutting down my current interest on the credit card that i am currently paying with Bank of America.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	24
Revolving Credit Balance:	$2,191.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. I look forward to funding your loan but would like you to answer a few questions. 1. What do you do at your current job and who is your employer? 2. What are the interest rates and balances on your credit cards? Thank you.	I sell home security systems through a small alarm company called FL Guard. Our license is through Vision security and we use all our equipment through GEneral Electric. It's commission based mostly, and I've been doing it for 4 years feeding my family of 3 very well doing so. My interest is in around 24%. Bank of America shot it up when I was late on a payment.

Member Payment Dependent Notes Series 652172

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652172	$9,600	$9,600	16.02%	1.00%	January 18, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652172. Member loan 652172 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Chili's	Debt-to-income ratio:	12.35%
Length of employment:	< 1 year	Location:	Carbondale, IL

Home town:
Current & past employers:	Chili's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > Over the last few years i have incurred alot of unexpected expenses in which i was forced to use a credit card to cover and now because of high interest rates i feel as if i will never be a ble to pay down the balance. I plan on using these funds to pay off off these high interest credit cards. I always make my payments and on time it's just that all im able to pay is the minimum balance which is just barely enough to cover the interest and will take me several years to pay off. With this loan i will be able to pay off all of my credit card debt and instead of sending several different large payments to the credit card companies i will be able make one much smaller payment each month which will help me with my monthly expenses. Im currently paying over four hundred dollars per month on these credit cards and with this loan i will be paying much less and have extra money each month to save and cover expenses. Thank you sincerely for helping me with my situation.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,729.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 652315

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652315	$6,000	$6,000	11.11%	1.00%	January 13, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652315. Member loan 652315 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Blue Goose Cantina	Debt-to-income ratio:	15.63%
Length of employment:	9 years	Location:	Allen, TX

Home town:
Current & past employers:	Blue Goose Cantina
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,811.00	Public Records On File:	0
Revolving Line Utilization:	52.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 652371

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652371	$5,550	$5,550	10.37%	1.00%	January 18, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652371. Member loan 652371 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,200 / month
Current employer:	KSU Foundation	Debt-to-income ratio:	5.08%
Length of employment:	2 years	Location:	Manhattan , KS

Home town:
Current & past employers:	KSU Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I plan on using borrowed funds to payoff my current credit card debt as well as a personal loan. By consolidating these debts I will be able to lower my monthly payments and reduce my outgoing funds by about $170.00 a month. Having these extra funds will enable me to contribute to my savings account as well as pay my loan off earlier. I am currently employed with a Land Grand Grant University fundraising foundation and feel very secure in the stability of my job. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,892.00	Public Records On File:	1
Revolving Line Utilization:	70.50%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Type your answer here. Thank you for your interest, I'm happy to answer your questions the best I can. 1) I am not listed on our home mortgage nor do I pay toward the mortgage in turn I pay for all groceries and non-food household items which comes to $300 - $350 a month. I know that this is a bit of an unusual arrangement but it works best for us. 2)My husband holds our mortgage 3) We do not have a HELOC 4) zillow.com lists our home at $129,470 5) We have lived in our home for 8 years. Again thank you and please let me know if you have anymore questions.
Can you please explain the Public Records on File?	Type your answer here. I'm sorry, I'm not sure I understand your question.

Member Payment Dependent Notes Series 652433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652433	$10,000	$10,000	13.80%	1.00%	January 18, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652433. Member loan 652433 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Little Bear School	Debt-to-income ratio:	14.90%
Length of employment:	6 years	Location:	Alameda, CA

Home town:
Current & past employers:	Little Bear School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,897.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	Between my husband and myself, we have the following credit card debts: CC1: 2441 @ 22.99 - 70/mo CC2: 2389 @ 16.99 - 30/mo CC3: 1870 @ 27.24 - 61/mo CC4: 1650 @ 29.99 - 57/mo CC5: 720 @ 29.99 - 25/mo CC6: 300 @ 29.99 - 10/mo plus a couple of store credit cards with balances of less than $100 but each with a 29.99%APR. We also have a 25,000 + car loan with Honda ($450/mo). We figured we'd use this loan to pay off the high interest rate cards and put a bit toward the car loan. Once paid off, we'll put away the high rate cards and use the lower rate ones for emergencies ONLY. We plan to take the full 36 months to pay off the loan, as this is much less time than it would take us through the CC companies. Also, my husband's income was not included in my original statement of income. There was no place to list our household income, which is approximately $80,000. Thank you for considering our loan.
What do you do for Little Bear School and how stable is your job? Same question for your husband. Also, what is your husband's credit score range?	I am the director of the school, and my husband is a head teacher. Our jobs are very stable. I've been there for 6 years, he has been there for 8. His credit score is around 650, probably because most of our cards are in his name.
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. The reasons that you accumulated this debt. 2. Itemized monthly expense 3. Anyone who you need to financially support, for example, your children. Thank you for answering my questions.	The debt came about because we were living slightly beyond our means, and credit card companies kept sending us cards. We were not yet the responsible people we are today, and we kept accepting them, until we realized we were getting in over our heads. We are much better off now financially, but were looking at years and years of paying down our debt. This loan will cut that time significantly, while increasing our monthly payments only slightly. Besides the credit card bills (itemized in an earlier response) we pay 2600 in rent, approximately 450 for our car payment, and about 100 for utilities. We currently support ourselves, our two children (1 and 6) and two puppies. Thank you for considering our loan.

Member Payment Dependent Notes Series 652507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652507	$5,000	$5,000	13.06%	1.00%	January 18, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652507. Member loan 652507 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,916 / month
Current employer:	Nanny	Debt-to-income ratio:	21.56%
Length of employment:	1 year	Location:	Frederick, MD

Home town:
Current & past employers:	Nanny
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,012.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Allison Russo and what do you do there?	She is my employer I am a nanny
Please list all the debts, their individual amounts, and interest rates that would be effected by this loan. What do you do at Allison Russo? Who was your last employer? How long did you work there?	Allison Russo is my employer I am a nanny I have worked for her for a year. My previous employer was a woman named Abbie Wathan. I was her nanny as well and worked for her for about a year also.

Member Payment Dependent Notes Series 652517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652517	$10,000	$10,000	12.68%	1.00%	January 18, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652517. Member loan 652517 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	The Guys in the Booth	Debt-to-income ratio:	9.48%
Length of employment:	< 1 year	Location:	Minneapolis, MN

Home town:
Current & past employers:	The Guys in the Booth
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > I am an iPhone/iPad app developer in need of cash to invest in proven, ROI-positive advertising. Because I am only charged for this advertising when it actually results in the sale of an app, and the cost of an ad is less than the margin on a sale, I am able to earn a 40% return over 90 days on any money invested in this way. I just need capital -- which is why I'm here. My household budget is 5K/month and my credit is good -- I simply do not have sufficient reserve cash on hand to fully take advantage of the opportunity in front of me.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	23
Revolving Credit Balance:	$3,279.00	Public Records On File:	0
Revolving Line Utilization:	39.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. The balance on the mortgage is approximately $194K 2. Zillow lists the value of the home at $171K.
Could you comment what has bee delinquency in last two years	Close to two years ago, (Feb 2009) I had one credit card payment that was over 30 days late. I believe the problem was that I mistakenly thought I had already closed the account. When I realized my error, I promptly paid the bill and closed the account shortly thereafter. Other than that, all my accounts have been current for the last 24 months.

Member Payment Dependent Notes Series 652559

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652559	$1,200	$1,200	7.29%	1.00%	January 14, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652559. Member loan 652559 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Banfield	Debt-to-income ratio:	26.83%
Length of employment:	< 1 year	Location:	Westville, NJ

Home town:
Current & past employers:	Banfield
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > My current credit card interest rate is 22%, and has a minimum monthly payment of $85. Each month the finance charges are $55 or more, so my payments aren't helping bring the principle balance down. I will pay this loan off sooner than the 3 year term offered.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,662.00	Public Records On File:	0
Revolving Line Utilization:	60.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 652604

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652604	$4,000	$4,000	14.54%	1.00%	January 18, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652604. Member loan 652604 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	n/a	Debt-to-income ratio:	2.09%
Length of employment:	2 years	Location:	chicago, IL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,213.00	Public Records On File:	0
Revolving Line Utilization:	64.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Reliable Express Transport

Member Payment Dependent Notes Series 652727

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652727	$4,000	$4,000	9.63%	1.00%	January 18, 2011	January 25, 2016	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652727. Member loan 652727 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Duke University Hospital	Debt-to-income ratio:	2.43%
Length of employment:	3 years	Location:	Cary, NC

Home town:
Current & past employers:	Duke University Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/11/11 > Trying to get some extra money for our 2011 wedding expenses. Also would like to pay off some high interest credit cards. I have a stable job as an RN and am a reliable, on time bill payer. Borrower added on 01/13/11 > Thank you for all who have funded so far. Please let me know if there are any questions you have for me!

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,407.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 652782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652782	$5,500	$5,500	6.92%	1.00%	January 18, 2011	January 25, 2014	January 25, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652782. Member loan 652782 was requested on January 11, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	ET Horn	Debt-to-income ratio:	16.83%
Length of employment:	3 years	Location:	Buena Park, CA

Home town:
Current & past employers:	ET Horn
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I'm looking to consolidate my high interest credit card debt. I just ran my credit report a few days ago and it was 729. I have a stable job at a company that continues to grow and hires in this economy. I've never missed a credit card payment and I always pay more than the minimum.

A credit bureau reported the following information about this borrower member on January 11, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,241.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current interest rate and amounts owed on the debt you wish to consolidate?	It is 17.99%
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	Hello- 1)Purpose is to solely consolidate my credit card debt and I pay 400-600 per month. This loan will close all my credit cards. My low APR% have been paid off 2)This debt was incurred during my college years and during my unemployment. 3)I'm a Buyer 4)I've been a Buyer for 4-5 years 5) Car payment-$355 Cell-60$ Rent to my mom-$380 Fuel-$200-$250 Car insurance-$500 every 6 months 6)I dont have to support anyone else 7) I live at home and I'm not married, so i dont have any other financial burdens I hope this answers all your questions and alleviates your concerns.

Member Payment Dependent Notes Series 652885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652885	$5,000	$5,000	15.65%	1.00%	January 14, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652885. Member loan 652885 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Matthews tire co llc.	Debt-to-income ratio:	0.23%
Length of employment:	3 years	Location:	Finksburg, MD

Home town:
Current & past employers:	Matthews tire co llc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > buying an inclosed car trailer

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	41
Revolving Credit Balance:	$675.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The curent owed on my house is 280,000. The value of it is 380,000.

Member Payment Dependent Notes Series 652960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
652960	$9,000	$9,000	17.14%	1.00%	January 18, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 652960. Member loan 652960 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	United States Air Force DOD	Debt-to-income ratio:	20.16%
Length of employment:	10+ years	Location:	Layton, UT

Home town:
Current & past employers:	United States Air Force DOD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > Hello Members. My wife and I are trying to consolodate all our bills so we can finally move into a place of our own. I was divored in 2002 and accumulated most of the debt from the marriage. I am trying to get things going to move on with my life and marriage. I am a 23 year employee of the Federal Government. I currently work at Hill AFB in Utah as a special weapons mechanic. I am an honest and hard working person. I am asking that you please give my application serious thought. I will not let you down. Thank you for your time.......

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,662.00	Public Records On File:	1
Revolving Line Utilization:	46.30%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you identify and give a brief comment on the 1 public record on file from 95 months ago?	Sure, here you go: Almost 8 years ago I had to file Bankruptcy due to my divorce. My ex-wife and I made roughly the same monthly income, and when we divorced, i was kinda between a rock and a hard place. I do not have any family members that could help financially or I would have done that. Than you.......
HI Chuck, Since this is a debt consolidation loan, could you please list your debts, interest rates, and the amount you pay every month? For example CC1 $2200 balance, 23.9% APR, $200/month. Thanks in advance for answering my question. Sincerely, -LL Herndon, VA	Wells Fargo Financial, $6000, 29%, $200.00/month Layton Financial, $1500, 27%, $115.00/month Security Financial, $1500, 29%, $145.00/month American General, $5200, 29%, $220.00/month CC1, $2000, 24%, $85.00/month CC2, $1500, 17.4%, $65.00/month CC3, $350, 24%, $25.00/month CC4, $1500, 24%, $70.00/month Select Comfort 1, $2300.00, 19%, $85.00/month Select Comfort 2, $2250.00, 19%, $85.00/month Best Buy, $200.00, 17%, $30.00/month As you can see i am running in place going nowhere fast in HIGH intrest debt. I hope this helps.......
Is your current wife employed? If so, what is her monthly income?	Yes she does work. her take home salary is $1700.00 a month.
man, chuck, why the two select comfort beds? can you also tell me about the wells fargo financial? why did you borrow $6k from them? thanks	The first bed my wife and I bought for ourselves due to my shoulder pain from years of sports and her Scoliosis in her spine. The second bed was for my mother in law due to her dissability (100% dissability) due to a fall a few years ago that left her partially paralized. my wife and I are the primary care takers for her due to her situation. My wifes father died years ago due to heart problems and left them struggling financially for years. I got the loan from Wells Fargo to pay off her Mothers trailer home. We have our financial issues due to helping her mother out financially. I applied for this loan so I can pay off some bills so we can finally move out and get our own place. take care, Chuck.......
Which of your listed debts do you plan to pay off with this loan?	I want to pay off American General, Layton Finance and Security Finance. I originally applied for 20K due to my liabilities being over 19K, but Lending club would only allow me 9K max. I hope this helps. Know where else I could try for another 10K?? Have a great weekend.......
Hi there, I'm not understanding why you are looking for $9,000.00 when your outstanding liabilities amount to well over $19,000.00. What exactly were you planning on paying off with this loan? Thanks in advance for your answer and good luck!	Lending club will not let me file for a loan more than $9000. It sucks, I know. I had applied for 20K but they said no-go :( I want to pay off American General, Layton Finance and Security finance. Know where else I could get another 10K?? LOL. Maybe I should have my wife try on Lending club as well? Let me know what you think.......
Hi borrower. I am interested in funding a portion of your loan. My questions are: (1) IF active duty military: Rank? Pay Grade? ETS? IF DoD civilian: GS/WG Pay Grade? (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Hi, thanks for your interest. I am prior active duty Air Force. I am now Federal Civil Service working on the Minuteman III ICBM. I am a WG 10 Step 5. My Service Credit date is 18 Sept. 1988. I also get Environmental Differential Pay for working on exsplosives. It is an extra 1.80 am hour every day. We work 4 ten hour shifts, 40 a week, 80 per pay period. I hope this helps.......l
Thanks for reply concerning what you do at work, but you omitted answering question (2) Lending Club loans feature NO prepayment penalty. You initially selected 5-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr?	I intend on having it paid within 3 years.......

Member Payment Dependent Notes Series 653096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653096	$8,000	$8,000	13.43%	1.00%	January 18, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653096. Member loan 653096 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	brierley electric	Debt-to-income ratio:	11.22%
Length of employment:	8 years	Location:	mcdonough, GA

Home town:
Current & past employers:	brierley electric
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,944.00	Public Records On File:	1
Revolving Line Utilization:	57.60%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	128000.00 some were in there please don'tquote me. I have added 1500 sqft therefore its value should be around 180000.00 to 200000.00.
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? Is the public record from 8 years ago a bankruptcy?	No.
What do you do for brierley electric?	Master electrician. (forman)

Member Payment Dependent Notes Series 653139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653139	$2,000	$2,000	13.06%	1.00%	January 14, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653139. Member loan 653139 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	General Parts/CARQUEST	Debt-to-income ratio:	24.83%
Length of employment:	10+ years	Location:	Knightdale , NC

Home town:
Current & past employers:	General Parts/CARQUEST
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > I need the loan to pay off medical bills before it hit my credit report. The hospital payment plan is more than what I can afford a month. I need to pay off soon so that I do not mess up my credit report up. I have been with my job for 11 years and make all my payments on time.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,411.00	Public Records On File:	0
Revolving Line Utilization:	85.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance is around $103,000 and it is worth around $111,000. I purchased my home in 2007 for around 108,000. I have no HELOC on my home.
What do you do at General Parts/CARQUEST ?	I am a Customer Support Administrator in the IT department.

Member Payment Dependent Notes Series 653166

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653166	$5,000	$5,000	12.68%	1.00%	January 18, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653166. Member loan 653166 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	BJC Healthcare	Debt-to-income ratio:	6.65%
Length of employment:	6 years	Location:	FREEBURG, IL

Home town:
Current & past employers:	BJC Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,410.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	147,000 for mortgage HELOC 25,000. Current market value is 152,000

Member Payment Dependent Notes Series 653227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653227	$2,850	$2,850	9.63%	1.00%	January 18, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653227. Member loan 653227 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,348 / month
Current employer:	Adam Kriveloff	Debt-to-income ratio:	18.62%
Length of employment:	10+ years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Adam Kriveloff
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I plan to have this loan paid in less than three years with bonuses I receive every few months. Thank you all! Borrower added on 01/13/11 > I cut the credit card this loan will be paying a few weeks ago, no chance i'll be using it again. I am trying to save instead of spending. Borrower added on 01/14/11 > Never missed a payment on any of my bills. Have been referred to as an upstanding citizen because of my credit history. Borrower added on 01/14/11 > Most payments I make will be more than the minimum. Borrower added on 01/15/11 > My landlord lowered my rent $60. in order for me to stay as his tenant because I am trust worthy and responsible and a good tenant is hard to find.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,587.00	Public Records On File:	0
Revolving Line Utilization:	52.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, What do you do for a living at Adam Kriveloff? Thank you,Steve	The company name is actually P.I.E. Facilities, it's a life insurance agency. I'm one of two administrative assistants, soon to be just just me. Have been for almost 11 years now. You can check our website www.pieofny.com.

Member Payment Dependent Notes Series 653281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653281	$1,000	$1,000	5.79%	1.00%	January 18, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653281. Member loan 653281 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Echelon properties	Debt-to-income ratio:	2.12%
Length of employment:	1 year	Location:	loveland, CO

Home town:
Current & past employers:	Echelon properties
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > Using to repair vehicle after engine failure. I have a stable job and always pay my bills on time.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,178.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 653363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653363	$3,000	$3,000	7.29%	1.00%	January 18, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653363. Member loan 653363 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Compusearch	Debt-to-income ratio:	4.27%
Length of employment:	2 years	Location:	Fairfax, VA

Home town:
Current & past employers:	Compusearch
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > My girlfriend's car (Chevy Monte Carlo SS) has been sitting on the curb for 6 months and counting. We will have to perform routine maintenance replacements for wires, spark plugs & coils, replace a few sensors that have gone bad, as well as attend to more advanced problems; namely a coolant leak and misfiring in the engine. The car will have to go into a shop, but our only option is to have it towed there since the car will not go faster that 25-30MPH. We severely need the funds to make all repairs necessary so she has a safe and reliable mode of transportation.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$514.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 653370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653370	$12,000	$12,000	13.06%	1.00%	January 18, 2011	January 26, 2014	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653370. Member loan 653370 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,450 / month
Current employer:	Arthur J Gallagher Risk Management	Debt-to-income ratio:	17.71%
Length of employment:	1 year	Location:	Hanford, CA

Home town:
Current & past employers:	Arthur J Gallagher Risk Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > To refinance some high interest credit cards. Borrower added on 01/12/11 > I work in insurance and I work two jobs and have been in the insurance industry for 10 years.

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,041.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the interest rates and balances on your CC debt? Will all of the money from this loan go towards CC debt or what else will it be used for?	This will pay off two credit cards one at 26.99% interest balance $2,200 and one at 16.24% balance $6,600, neither of which work with me on the interest rates. There will be approximately $2,600 left after paying these two off and it will just about pay off one at 13%, the rest of that one I can pay off with cash (that balance is $3,000) it is about even interest rate but will give me a three year payoff on all three vs the extra long credit card minimum payment time. No money will be used for anything else other than credit card balances. Debt free is the goal.

Member Payment Dependent Notes Series 653576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653576	$8,000	$8,000	17.14%	1.00%	January 18, 2011	January 26, 2016	January 26, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653576. Member loan 653576 was requested on January 12, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Career Education Corporation	Debt-to-income ratio:	20.99%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	Career Education Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/12/11 > Hello! I have a stable job and have never made a late payment in my life. I made some tough choices while getting my master's degree, and used credit cards to pay for things like rent and food. I didn't realize at the time that even when you pay your bills on time, the interest rate could hike up to astronomical levels. I would love nothing more than to free myself of these and pay them off. I know it's a 5 year loan, but I bet with a little more each month I can pay it off much sooner. Thank you! Borrower added on 01/13/11 > This would be paying off a Citi Bank credit card that, despite never being late, is at 29.99%, with a balance of $2700. The second card I have is a Chase bank card, at a little over $5000. The interest rate on this one is a only a little higher, but I went for also trying to pay this off this way because having a consolidated, single payment would really help me plan my budget (I know it might not sound like a big deal, but it does help me). Minimum payments are $90 and $140 respectively. I read that I should leave credit cards open if they're paid off, but I do plan on cutting up the cards. So I'll have the accounts to help with improving my credit score, but will never - and I mean ever! - be using these things again. Once I landed a job (thankfully soon after graduating) I've been really good about keeping a budget. The only card in my wallet is my bank card. I'm a librarian at a university. It's a fun job! Like any other recent graduate, my debt is wrapped up in my student loans. They're at $80K. I'd like to be able to pay off these credit cards in 4-5 years with this loan, then I can use the money towards paying that down (currently just making minimums on student loans). Borrower added on 01/13/11 > I don't think I quite understood how detailed some wanted me to be, so here's a quick breakdown of my entire life: To be consolidated: 1 Citi bank card, just under 30% interest rate, 1 Chase bank card, interest rate just a little higher than this loan I think, totaling about $8000. Other, unrelated debt I'm paying off: 1 AMEX card, locked 3% interest rate from a promotion, over $6000. Paying off higher interest stuff first, so just making minimum payments (about $140). Paying off a smaller $1500 card with tax return and savings - So that one is dead in 1-2 weeks, whenever the direct deposit comes in. Finally, the big one - student loan debt totalling more than $80k. All the credit card debt I racked up in grad school while getting my master's degree. I really did start at $0. I wish I didn't have to, but I did. These past couple months my girlfriend's been helping me make a budget, I got rid of my car (at least $150 in savings every month, plus $700 annually just from not paying insurance), and other better practices. This loan will go a long way in seeing me conquer 2011 and making it the year I turn myself around financially. Please let me know if you need to know anything else and bless you all!

A credit bureau reported the following information about this borrower member on January 12, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,992.00	Public Records On File:	0
Revolving Line Utilization:	99.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	1) This would pay off two credit cards - a Citi Bank with a 29.99% APR and $2800 balance, with a $90 minimum, and a Chase Bank credit card with a $5000 balance, $140 per month. I also have another card, but the APR is just 3% for the life of it and I'm better able to pay that one off. Other debt totals $80K for student loans, right now just paying minimums (around $400). 2) The second these credit cards are gone, the cards are being cut up. I'll keep the accounts, but I'm not using these ever again! The 3rd card with the low APR I will keep. 3) It might take me the entire 5 years, but I like that paying early or more is penalty free - but no sooner than 4 years (which is why I didn't go for the 3 year loan even though it had a lower APR).
Can you list the debts (amounts) you are carrying and not just the ones you would like to consolidate with this loan?	I've updated my description - I had a lot of similar questions and consildated them in one big answer. Thank you!
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I've updated my description - I had a lot of similar questions and consildated them in one big answer. Thank you! Please let me know if you have any follow-up questions.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I've updated my description - I had a lot of similar questions and consildated them in one big answer. Thank you! Please let me know if you have any follow-up questions.
Just to clarify, your total revolving debt is $7,800 and not around $17K?	That's a good point and I'm going to update on the main part; I don't think I understood how detailed everyone wanted me to be about any loans and debt I'm not using this loan for. This loan is to consolidate 2 credit cards, one whose APR is really high and one whose I want to keep lower. The loan will cover these so I can finally work on paying them off, instead of just paying interest. I do have another low interest card, but the interest is locked in at 3% from a balance transfer promotion, so I've just been paying minimum on that and making progress. That card is at $6800. The total is around 15K then. All of this debt was made while putting myself through grad school; after I moved and found a job, it's great to pay for things with real money! I hated wracking this up, but it was a tough spot.
Was your Masters in Library Science and thus you are on a track for promotions as a librarian?	Yes, I have an MLS, and after a little more time "in the trenches" I'm definitely looking to go for a director or other management position. That's a pretty long term goal though :)

Member Payment Dependent Notes Series 653649

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653649	$3,000	$3,000	10.00%	1.00%	January 18, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653649. Member loan 653649 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Rohara Arabians,llc	Debt-to-income ratio:	22.99%
Length of employment:	2 years	Location:	Gainesville, FL

Home town:
Current & past employers:	Rohara Arabians,llc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	40
Revolving Credit Balance:	$14,950.00	Public Records On File:	1
Revolving Line Utilization:	67.30%	Months Since Last Record:	113
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 653823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
653823	$12,000	$12,000	16.40%	1.00%	January 18, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 653823. Member loan 653823 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	Department of Defense	Debt-to-income ratio:	14.63%
Length of employment:	5 years	Location:	topeka, KS

Home town:
Current & past employers:	Department of Defense
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/13/11 > I am a civilian federal technication at a major military installation. I am also a Major in the Army Guard with over 20 year experience for pay. I plan to pay this off as soon as possible. I am looking to my next tax return to take a chunk of this debt. I needed the money now to help manage my debt and get rid of balances. I have worked hard over the last year to reduce debt and raise my credit score, I am trying to get rid of credit card debt with the possibility of a deployment later this year. Bottomline I am looking to pay this off well before the three years for this loan.

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	31
Revolving Credit Balance:	$14,405.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Could you please detail Balances, APR & monthly payments of debts to be consolidated with this loan. (Ex CC#1 = $5000@24% - $70 mo) Plus any other debts that are not being consolidated? 2) What do you plan to do with your credit cards once you received this loan? 3) How long do you actually intend to keep this loan? Thank You	card Balance APR due/pay close Goodyear 262.67 29.9 20/50 X JC Penny 1296.75 26.9 70/100 X Sears 969.63 26.9/0 50/100 X GE 579.58 29.0/0 60/75 Sams 1517.22 22.15 60/100 Nebraska FM 1490.82 18.0 65/100 X Amer Expres 1921.60 15.24 200/250 Blue(X) Capital One 2928.29 15.9 70/100 X Total 10966.56 595/875 At this time I plan to close the Credit Cards listed. Right now the Sears and GE have 0 interest if paid on time. The GE is for medical and Sams is tied to a membership that we use in emergencies only. I worked down the balance. The AM blue is carrying the balance and has been closed. We use the green card in emergencies and has to be paid off. after this I will have USAA, Sams, GE, and AMerican Express (Green) I am adding a $730 loan to my dad and $250 for taxs on my new car. my father is starting a new business and needed all books cleared. I drove a car he did not use and was going to get rid of and I needed a car to drive the 120 miles daily. I had no choice since my truck was totaled last 4th of July and I am in legal working the personal liability case since is was not my fault. I have a USAA CC not being consolidated with a $9905 balance w/ 9% rate and no min. I felt I could work this and was not sure how this whole process works. If I thought I could add it I might but I would keep the card. I wanted to get a loan that I felt could be paid off before next summer. My true goal is by this winter. I am using my tax return last year and AT as my basis. If there is more information that you need please let me know. I hope this helps.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I am sorry that I do not know what HELOC means. I have two mortgages. GMAC bal = 93,265.47 org amt = 101,600 pay 925.29 Nationstar Bal = 21,554.62 org= $25,000 pay 228.54 GMAC is 7.2% and nationstar is 9%. I usually pay 1000 and 250 every month. our home appraises at 121,700 and zillow was about the same. But we have had homes for sale in the 130's and I think the one next door was around that also last fall. I would like to move in the next year or tow and refinancing did not seem to be an option.
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) GS/WG Pay Grade? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Sir, I am a GS 12 step 8. I had stated earlier that I wanted to have it paid off by the end of the year. As to not hurt myself I know I can have it done by next summer. Again with my tax return and AT coming up later this year. Deployment would speed it up also (paid more as a Major). If I get the load partially funded I will take what I got and look to the future. At this point if it is smaller amount, it would mean that I can pay it off sooner. I went in the Navy (86 - 94) first only because my Dad the Marine did not want me to go that route. he was in 62 to 68, when it was not popular. I understand, but I looked hard at it. Thanks so much for your support.
Just to clarify, when you say you want to pay this off by next summer, do you mean the summer of '11 or '12? (It sounded like '12, but just wanted to make sure.) Thanks.	The summer of 2012. Thank you and I hope this helps.

Member Payment Dependent Notes Series 654150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
654150	$15,000	$15,000	15.28%	1.00%	January 18, 2011	January 27, 2014	January 27, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 654150. Member loan 654150 was requested on January 13, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,000 / month
Current employer:	McDonald's USA LLC	Debt-to-income ratio:	1.69%
Length of employment:	10+ years	Location:	Hyde Park, MA

Home town:
Current & past employers:	McDonald's USA LLC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 13, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	20
Revolving Credit Balance:	$5,624.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) Yes I do hold title. 2) Market value $398k to 450k before addition. Added approx 900 sq ft. Loan bal $244k on 15 yrs @ 3 7/8 interest
Hi borrower. I am interested in funding a portion of your loan. My lender questions are: (1) What is your position (brief job summary) with employer? (2) Lending Club loans feature NO prepayment penalty. You initially selected 3-years for loan repayment length. Length of time that you realistically intend to service loan (an active status) before paid paid off: Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 487 are today. Not all $12K to $25K fund 100 pct. Loans 60 pct funded when their 14-day listing expires, automatically eligible to be issued. When listing expires, if loan 60 pct funded, will you accept the partially funded loan? (Partial loan APR is same APR as 100 pct funded loan. Funding pace will quicken as loan approaches expiration. More advantageous to accept a partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on-time payments, you automatically are eligible to relist loan for unfunded $ amount or can list another loan.) Best wishes quickly 100 pct funds. Lender: 505570. U S Marine Corps Retired. Va Beach, VA	Field Service Manager responsible for 156 restaurants and 35 Owner Operators. Goal is to increase profitabiltiy and adhere to operational standards. Will most likely pay off loan in 2-3 yrs
Do you know what the delinquency is for? Thanks	Yes: This was a verizon account I closed for a cell phone. I never received the final payoff for approx $100. Once they called me, I paid about the bal I paid it right away on the phone.
What exactly is this loan going toward? What do you do for McDonald's and how stable is your job? Also, can you explain the delinquency that appears on your credit report from 20 months ago?	Loan to complete final stages of plumbing work for the house. My Job at MCD is more stable than the average in the U.S. Please read our US Financial reports for last quarter to get a sence of the stability of my company. I have been in Operations for the past 14 years, and plans to be there for a long time. Delinquence. I cancelled an old cell phone from VZ, and never receive the final payoff. Once they contacted me, i make the payment immediately.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes I own title to my home and an extra parcle of land. So I own two properties. One with House and lan and the other Land only.
Can you please tell us more about what the loan will be used for?	Complete plumbing work to get into my house.
I like the reason for your loan and your qualifications, but I am always hesitant to loan to someone who has a problem with spelling and grammar when applying for something as important as a loan. You should think about it like an application for a job. I think you'd be more careful. Still thinking about your loan.	Thanks for the advice coach, I will be sure to be more careful in the future.

Prospectus Supplement (Sales Report) No. 2 dated January 18, 2011